                                                                    EXHIBIT 10.1
                                                           EXECUTION COUNTERPART
================================================================================


                                CREDIT AGREEMENT


                         dated as of September 26, 1997


                                     among


                             TKC ACQUISITION CORP.,
                           TO BE MERGED WITH AND INTO
                             THE KRYSTAL COMPANY,


                           THE LENDERS LISTED HEREIN,


                            SUNTRUST BANK, ATLANTA,

                                    as Agent

                                      and

                  UNION BANK OF SWITZERLAND, NEW YORK BRANCH,

                              as Syndication Agent



================================================================================

                               TABLE OF CONTENTS

                                                                 PAGE
                                                                 ----
ARTICLE I.  DEFINITIONS; CONSTRUCTION............................  2
 Section 1.01. Definitions.......................................  2
 Section 1.02. Accounting Terms and Determination................ 26
 Section 1.03. Other Definitional Terms.......................... 26
 Section 1.04. Exhibits and Schedules............................ 26

ARTICLE II.  REVOLVING LOANS AND SWING RATE LOANS................ 26
 Section 2.01. Revolving Loan Commitments; Use of Proceeds....... 26
 Section 2.02. Swing Line Subcommitment.......................... 27
 Section 2.03. Notes; Repayment of Principal; Extension of
               Revolving Loan Commitments........................ 29
 Section 2.04. Voluntary Reduction of Commitments................ 30
 Section 2.05. L/C Subcommitment................................. 30
 Section 2.06. Notice of Issuance of Letter of Credit;
               Agreement to Issue................................ 31
 Section 2.07. Payment of Amounts drawn under Letter of Credit... 31
 Section 2.08. Payment by Lenders................................ 32
 Section 2.09. Obligations Absolute.............................. 33
 Section 2.10. Indemnification; Nature of Agent's Duties......... 33

ARTICLE III.  GENERAL LOAN TERMS................................. 34
 Section 3.01. Funding Notices................................... 34
 Section 3.02. Disbursement of Funds............................. 36
 Section 3.03. Interest.......................................... 37
 Section 3.04. Interest Periods.................................. 38
 Section 3.05. Fees.............................................. 39
 Section 3.06. Voluntary Prepayments of Borrowings............... 39
 Section 3.07. Payments, etc..................................... 40
 Section 3.08. Interest Rate Not Ascertainable, etc.............. 42
 Section 3.09. Illegality........................................ 42
 Section 3.10. Increased Costs................................... 43
 Section 3.11. Lending Offices................................... 44
 Section 3.12. Funding Losses.................................... 45
 Section 3.13. Assumptions Concerning Funding of Eurodollar
               Advances.......................................... 45
 Section 3.14. Apportionment of Payments......................... 45
 Section 3.15. Sharing of Payments, Etc.......................... 45
 Section 3.16. Capital Adequacy.................................. 46
 Section 3.17. Limitation on Certain Payment Obligations

                                                                 PAGE
                                                                 ----
ARTICLE IV.  CONDITIONS TO BORROWINGS............................ 47
 Section 4.01. Conditions Precedent to Initial Loans and
               Letters of Credit................................. 47
 Section 4.02. Conditions to Each Loan........................... 50

ARTICLE V.  REPRESENTATIONS AND WARRANTIES....................... 51
 Section 5.01. Corporate Existence; Compliance with Law.......... 51
 Section 5.02. Corporate Power; Authorization.................... 52
 Section 5.03. Enforceable Obligations........................... 52
 Section 5.04. No Legal Bar...................................... 52
 Section 5.05. No Material Litigation............................ 52
 Section 5.06. Investment Company Act, Etc....................... 52
 Section 5.07. Margin Regulations................................ 53
 Section 5.08. Compliance With Environmental Laws................ 53
 Section 5.09. Insurance......................................... 54
 Section 5.10. No Default........................................ 54
 Section 5.11. No Burdensome Restrictions........................ 54
 Section 5.12. Taxes............................................. 54
 Section 5.13. Subsidiaries...................................... 54
 Section 5.14. Financial Statements.............................. 55
 Section 5.15. ERISA............................................. 56
 Section 5.16. Patents, Trademarks, Licenses, Etc................ 57
 Section 5.17. Ownership of Property............................. 57
 Section 5.18. Indebtedness...................................... 57
 Section 5.19. Financial Condition............................... 58
 Section 5.20. Labor Matters..................................... 58
 Section 5.21. Payment or Dividend Restrictions.................. 58
 Section 5.22. Ownership of Acquisition Sub and Borrower......... 59
 Section 5.23. Acquisition....................................... 59
 Section 5.24. Continuing Business of Target; Business of........ 59
               Parent
 Section 5.25. Consents to Acquisition........................... 60
 Section 5.26. Disclosure........................................ 60

ARTICLE VI.  AFFIRMATIVE COVENANTS............................... 60
 Section 6.01. Corporate Existence, Etc.......................... 60
 Section 6.02. Compliance with Laws, Etc......................... 60
 Section 6.03. Payment of Taxes and Claims, Etc.................. 61
 Section 6.04. Keeping of Books.................................. 61
 Section 6.05. Visitation, Inspection, Etc....................... 61
 Section 6.06. Insurance; Maintenance of Properties.............. 61
 Section 6.07. Reporting Covenants............................... 61

                                                                 PAGE
                                                                 ----
 Section 6.08. Financial Covenants............................... 65
 Section 6.09. Notices Under Certain Other Indebtedness.......... 67
 Section 6.10. Additional Credit Parties and Collateral.......... 67

ARTICLE VII.  NEGATIVE COVENANTS................................. 67
 Section 7.01. Indebtedness...................................... 67
 Section 7.02. Liens............................................. 68
 Section 7.03. Mergers, Consolidations, Etc...................... 68
 Section 7.04. Investments, Loans, Dividends, Etc................ 69
 Section 7.05. Asset Sales....................................... 71
 Section 7.06. Sale and Leaseback Transactions................... 72
 Section 7.07. Transactions with Affiliates...................... 73
 Section 7.08. Changes in Business............................... 73
 Section 7.09. ERISA............................................. 73
 Section 7.10. Limitation on Payment Restrictions Affecting
               Borrower and its Subsidiaries..................... 73
 Section 7.11. Actions Under Certain Documents................... 73
 Section 7.12. Additional Negative Pledges....................... 74
 Section 7.13. Changes in Fiscal Year............................ 74
 Section 7.14. Issuance of Stock by Subsidiaries................. 74

ARTICLE VIII.  EVENTS OF DEFAULT................................. 74
 Section 8.01. Payments.......................................... 74
 Section 8.02. Covenants Without Notice.......................... 75
 Section 8.03. Other Covenants................................... 75
 Section 8.04. Representations................................... 75
 Section 8.05. Non-Payments of Other Indebtedness................ 75
 Section 8.06. Defaults Under Other Agreements; Change In Control
               Provisions........................................ 75
 Section 8.07. Bankruptcy........................................ 75
 Section 8.08. ERISA............................................. 76
 Section 8.09. Judgments......................................... 77
 Section 8.10. Ownership of Credit Parties....................... 77
 Section 8.11. Chairman of the Board of Directors of Parent
               and Borrower...................................... 77
 Section 8.12. Change in Control................................. 77
 Section 8.13. Default Under Other Credit Documents; Merger
               Agreement......................................... 77
 Section 8.14. Failure of Merger and other Elements of the
               Transaction....................................... 77

                                                                 PAGE
                                                                 ----
ARTICLE IX.  THE AGENT............................................ 78
 Section 9.01.  Appointment of Agent.............................. 78
 Section 9.02.  Authorization of Agent with Respect to the
                Security Documents................................ 78
 Section 9.03.  Nature of Duties of Agent......................... 79
 Section 9.04.  Lack of Reliance on the Agent..................... 79
 Section 9.05.  Certain Rights of the Agent....................... 79
 Section 9.06.  Reliance by Agent................................. 80
 Section 9.07.  Indemnification of Agent.......................... 80
 Section 9.08.  The Agent in its Individual Capacity.............. 80
 Section 9.09.  Holders of Notes.................................. 80
 Section 9.10.  Successor Agent................................... 81

ARTICLE X.  MISCELLANEOUS......................................... 81
 Section 10.01. Notices........................................... 81
 Section 10.02. Amendments, Etc................................... 82
 Section 10.03. No Waiver; Remedies Cumulative.................... 82
 Section 10.04. Payment of Expenses, Etc.......................... 82
 Section 10.05. Right of Setoff................................... 84
 Section 10.06. Benefit of Agreement; Assignments;
                Participations.................................... 84
 Section 10.07. Governing Law; Submission to Jurisdiction......... 86
 Section 10.08. Independent Nature of Lenders' Rights............. 87
 Section 10.09. Counterparts...................................... 87
 Section 10.10. Effectiveness; Termination of Commitments;
                Survival.......................................... 88
 Section 10.11. Severability...................................... 88
 Section 10.12. Independence of Covenants......................... 88
 Section 10.13. Change in Accounting Principles, Fiscal Year or
                Tax Laws.......................................... 88
 Section 10.14. Intent Not To Violate Usury Laws.................. 89
 Section 10.15. Headings Descriptive; Entire Agreement............ 89

           EXHIBITS
           --------

Exhibit A    -  Form of Revolving Note
Exhibit B    -  Form of Swing Line Note
Exhibit C-1  -  Form of Parent Guaranty
Exhibit C-2  -  Form of Subsidiary Guaranty
Exhibit D    -  Form of Contribution Agreement
Exhibit E    -  Form of Security Agreement
Exhibit F-1  -  Form of Pledge and Security Agreement
Exhibit F-2  -  Form of Parent Pledge and Security Agreement
Exhibit G    -  Form of Closing Certificate
Exhibit H-1  -  Form of Borrower's Counsel Opinion
Exhibit H-2  -  Form of Tennessee's Counsel Opinion
Exhibit I    -  Form of Compliance Certificate
Exhibit J    -  Form of Assignment and Acceptance Agreement
Exhibit K    -  Form of Trademark Security Agreement


           SCHEDULES
           ---------

Schedule 4.01     -  UCC Search Locations
Schedule 5.01     -  Subsidiaries
Schedule 5.05     -  Litigation
Schedule 5.08(a)  -  Environmental Claims
Schedule 5.08(b)  -  Environmental Notices
Schedule 5.10     -  Defaults
Schedule 5.11     -  Burdensome Restrictions
Schedule 5.12     -  Taxes
Schedule 5.13     -  Material Subsidiaries
Schedule 5.15     -  Employee Benefit Matters
Schedule 5.16     -  Patent, Trademark, License, and
                     Other Intellectual Property Matters
Schedule 5.17     -  Ownership of Properties
Schedule 5.20     -  Labor and Employment Matters
Schedule 5.21     -  Dividend Restrictions
Schedule 7.01     -  Existing Indebtedness
Schedule 7.02     -  Existing Liens

                                CREDIT AGREEMENT
                                ----------------


          THIS CREDIT AGREEMENT made and entered into as of September 26, 1997, by and among TKC ACQUISITION CORP., a Tennessee corporation (the "Acquisition
                                                                  -----------
Sub") to be merged with and into THE KRYSTAL COMPANY, a Tennessee corporation
---
(the surviving corporation hereinafter referred to as the "Borrower"), SUNTRUST
                                                           --------
BANK, ATLANTA, a banking corporation organized under the laws of the State of Georgia ("SunTrust"), the other banks and lending institutions listed on the
          --------
signature pages hereof, and any assignees of SunTrust or such other banks and lending institutions which become "Lenders" as provided herein (SunTrust, and such other banks, lending institutions, and assignees referred to collectively herein as the "Lenders"), SUNTRUST BANK, ATLANTA, in its capacity as agent for
               -------
the Lenders and each successor agent for such Lenders as may be appointed from time to time pursuant to Article IX hereof (the "Agent") and UNION BANK OF
                                                 -----
SWITZERLAND, NEW YORK BRANCH, in its capacity as syndication agent for such Lenders (the "Syndication Agent");
              ----------- -----


                              W I T N E S S E T H:
                              --------------------


     WHEREAS, pursuant to the terms of that certain Agreement and Plan of Merger, dated as of July 3, 1997 (the "Merger Agreement") by and among Port
                                       ----------------
Royal Holdings, Inc., a Georgia corporation ("Parent"), the Acquisition Sub and
                                              ------
The Krystal Company, a Tennessee corporation (the "Target"), the Parent and the
                                                   ------
Acquisition Sub have agreed to purchase the Target (the "Acquisition") for an
                                                         -----------
aggregate cash purchase price of approximately $108,400,000 (the "Purchase
                                                                  --------
Price");

     WHEREAS, pursuant to the terms of the Merger Agreement, concurrently with the consummation of the Acquisition and the Initial Advance hereunder, the Acquisition Sub will merge with and into the Target (the "Merger") and the
                                                          ------
surviving corporation, the Borrower, shall be a wholly-owned subsidiary of the Parent and the Borrower, by operation of law and pursuant to the terms of the Merger Agreement, will assume all obligations of the Acquisition Sub hereunder;

     WHEREAS, on the date hereof, in order to finance a portion of the Purchase Price, the Acquisition Sub has entered into that certain Indenture, dated as of September 26, 1997 (the "Senior Indenture") relating to those certain
                         ----------------
$100,000,000 in aggregate principal amount 10.25% Senior Notes, due 2007 (the

"Senior Notes") with SunTrust Bank, Atlanta, as trustee (the "Trustee") for the
-------------                                                 -------
holders of the Senior Notes (the "Senior Noteholders") and has issued the Senior
                                  ------------------
Notes thereunder;

     WHEREAS, on the date hereof, in order to finance a portion of the Purchase Price, the Parent shall make a $35,000,000 investment in the Acquisition Sub in the form of the purchase of common equity of the Acquisition Sub;

     WHEREAS, the Acquisition Sub has requested that the Lenders provide a $25,000,000 senior secured revolving credit facility to the Borrower, the proceeds of which shall be used initially, (i) to finance the remaining portion of the Purchase Price, (ii) to pay certain costs and expenses incurred in connection with the Merger, the issuance of the Senior Notes and the other transactions described above, and (iii) to repay certain existing indebtedness of the Target outstanding pursuant to that certain Credit Agreement, dated as of April 22, 1997, among the Target, as Borrower, Transamerica Business Credit Corporation and other parties thereto identified as "Lenders" therein, as Lenders, and Transamerica Business Credit Corporation, as Agent (the "Existing
                                                                      --------
Credit Agreement"), and thereafter, to fund the working capital and general
----------------
corporate needs of the Borrower;

     WHEREAS, at the request of the Acquisition Sub, the Lenders have agreed, effective as of the Closing Date (as such term is defined below), to provide certain credit facilities to the Borrower on the terms and subject to the conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, Acquisition Sub (and upon the initial Advance hereunder, the Borrower), the Lenders, the Agent and the Syndication Agent agree, upon the terms and subject to the conditions set forth herein as follows:


                                  ARTICLE I.

                           DEFINITIONS; CONSTRUCTION
                           -------------------------

     Section 1.01.  Definitions.  In addition to the other terms defined herein,
                    -----------
the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

          "Adjusted LIBO Rate" shall mean, with respect to each Interest Period
           ------------------
for a Eurodollar Advance, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined pursuant to the following formula:

          Adjusted LIBO Rate  =         LIBOR
                                -------------------------------
                                1.00 - LIBOR Reserve Percentage

As used herein, LIBOR Reserve Percentage shall mean, for any Interest Period for a Eurodollar Advance, the reserve percentage (expressed as a decimal) equal to the then stated maximum rate of all reserves requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or against any successor category of liabilities as defined in Regulation D).

          "Advance" shall mean any principal amount advanced and remaining
           -------
outstanding at any time as (i) the Revolving Loans, which Advances shall be made or outstanding as Base Rate Advances or Eurodollar Advances, as the case may be, or (ii) a Swing Line Loan, which Advances shall be made or outstanding as Swing Rate Advances.

          "Affiliate" of any Person means any other Person directly or
           ---------
indirectly controlling, controlled by, or under common control with, such Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person.

          "Agent" shall mean SunTrust and any successor agent appointed pursuant
           -----
to Section 9.10 hereto.

          "Agreement" shall mean this Credit Agreement, as hereafter amended,
           ---------
restated, supplemented or otherwise modified from time to time.

          "Applicable Commitment Fee Rate" shall mean, with respect to any
           ------------------------------
calculation of the Commitment Fee hereunder, (i) through December 31, 1998, one half of one percent (0.50%) per annum, and (ii) thereafter, the percentage per annum determined by reference to the following chart set forth below based on Borrower's Funded Debt Coverage Ratio calculated as of the relevant determination date in accordance with Section 6.08(b):

           Funded Debt                                     Applicable Commitment
          Coverage Ratio                                         Fee Rate
          --------------                                   ---------------------

          Less than or equal to 3.0:1.0                            .20%

          Greater than 3.0:1.0, but less than
          or equal to 4.0:1.0                                      .30%

          Greater than 4.0:1.0, but less than
          or equal to 5.0:1.0                                      .40%

          Greater than 5.0:1.0                                     .50%

Each change in the Applicable Commitment Fee Rate resulting from a change in the Funded Debt Coverage Ratio shall be effective from and after the date that any change in the Applicable Margin is effective. Notwithstanding the foregoing, at any time during which Borrower has failed to deliver the financial statements and certificates when required by Section 6.07(a), (b), and (c), as applicable, the Applicable Commitment Fee Rate shall be .50%.

          "Applicable Margin" shall mean, (i) with respect to all Eurodollar
           -----------------
Advances outstanding through December 31, 1998, two and one-half of one percent (2.50%) per annum, (ii) with respect to all Base Rate Advances outstanding through December 31, 1998, one half of one percent (0.50%) per annum, and (iii) with respect to all Advances outstanding thereafter, the relevant percentage indicated below for the Borrower's Funded Debt Coverage Ratio, as determined quarterly, based upon the financial statements delivered to the Lenders pursuant to Section 6.07(a) or Section 6.07(b) hereof, as the case may be in accordance with Section 6.08(b), with such Applicable Margin to be effective with respect to calculations based upon the financial statements delivered pursuant to
Section 6.07 as of the first day of the second Fiscal Quarter immediately following the Fiscal Quarter for which such financial statements are delivered (for example, the Applicable Margin effective as of the first day of the third Fiscal Quarter shall be calculated based upon the financial statements delivered for the first Fiscal Quarter of the Borrower):

     Funded Debt                                Applicable Margin       Applicable Margin
     Coverage Ratio                         for Eurodollar Advances   for Base Rate Advances
     --------------                         -----------------------   ----------------------

     Less than or equal to 3.0:1.0                    1.00%                       0%

     Greater than 3.0:1.0, but less than
     or equal to 4.0:1.0                              1.75%                       0%

     Greater than 4.0:1.0, but less than
     or equal to 5.0:1.0                              2.25%                    0.25%

     Greater than 5.0:1.0                             2.50%                    0.50%

Notwithstanding the foregoing, at any time during which Borrower has failed to deliver the financial statements and certificates when required by Section 6.07(a), (b), and (c), as applicable, the Applicable Margin with respect to Eurodollar Advances then outstanding shall be 2.50% and the Applicable Margin with respect to Base Rate Advances shall be 0.50%.

          "Asset Sale"  shall mean, with respect to any Person, the sale, lease,
           ----------
conveyance or other disposition, that does not constitute a Restricted Payment or an Investment, by such Person of any of its assets (including, without limitation by way of a Sale and Leaseback Transaction and including the issuance, sale or transfer of any Equity Interests in any Subsidiary of the Borrower) other than to the Borrower (including the receipt of proceeds of insurance paid on account of the loss of or damage to any asset and awards of compensation for any asset taken by condemnation, eminent domain or similar proceeding, and including the receipt of proceeds of business interruption insurance), in each case, in one or a series of related transactions; provided, that notwithstanding the foregoing, the term "Asset Sale" shall not include:

          (a) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Borrower;

          (b) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business consistent with past practice;

          (c) a transfer of assets by the Borrower to a Wholly-Owned Subsidiary of the Borrower or by a Wholly-Owned Subsidiary of the Borrower to the Borrower or to another Wholly-Owned Subsidiary of the Borrower;

          (d) an issuance of Equity Interests by a Wholly-Owned Subsidiary of the Borrower to the Borrower or to another Wholly-Owned Subsidiary of the Borrower;

          (e) the issuance by the Borrower of shares of its Capital Stock; or

          (f) the sale or other disposition of cash or Cash Equivalents.

          "Assignment and Acceptance" shall mean an assignment and acceptance
           -------------------------
entered into by a Lender and an Eligible Assignee in accordance with the terms of this Agreement and substantially in the form of Exhibit J.
                                                   ---------

          "Bankruptcy Code" shall mean The Bankruptcy Code of 1978, as amended
           ---------------
and in effect from time to time (11 U.S.C. (S)101 et seq.).
                                                  -- ---

          "Base Rate" shall mean (with any change in the Base Rate to be
           ---------
effective as of the date of change of either of the following rates) the higher of (i) the rate which the Agent publicly announces from time to time as its prime lending rate, as in effect from time to time, and (ii) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%) per
                                      ----
annum. The Agent's prime lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to customers; the Agent may make commercial loans or other loans at rates of interest at, above or below the Agent's prime lending rate.

          "Base Rate Advance" shall mean an Advance made or outstanding as a
           -----------------
Revolving Loan bearing interest based on the Base Rate.

          "Base Rate Borrowing" shall mean a Borrowing made up of Base Rate
           -------------------
Advances.

          "Borrower" shall mean, upon consummation of the Merger, The Krystal
           --------
Company, a Tennessee corporation, its successors and permitted assigns.

          "Borrower Security Agreement" shall mean that certain Security
           ---------------------------
Agreement executed by the Borrower substantially in the form of Exhibit E,
                                                                ---------
granting a security interest in all
of the personal property and fixtures of the Borrower to the Agent, for the benefit of the Lenders, either as originally executed or as hereafter amended or modified.

          "Borrowing" shall mean the incurrence by Borrower under any Facility
           ---------
of Advances of one Type concurrently having the same Interest Period or the continuation or conversion of an existing Borrowing or Borrowings in whole or in part.

          "Business Day" shall mean any day excluding Saturday, Sunday and any
           ------------
other day on which banks are required or authorized to close in Atlanta, Georgia and, if the applicable Business Day relates to Eurodollar Advances, any day on
---
which trading is not carried on by and between banks in deposits of the applicable currency in the applicable interbank Eurocurrency market.

          "Capital Expenditures" shall mean, for any fiscal period of the
           --------------------
Borrower, all expenditures by the Borrower and its Subsidiaries during such period for the acquisition or leasing of any fixed assets or improvements, or for replacements, substitutions or additions thereto, which have a useful life of more than one year and which are or should be reflected on the Borrower's statement of cash flow for such period as capital expenditures in accordance with GAAP.

          "Capital Lease" shall mean, as applied to any Person, any lease of any
           -------------
property (whether real, personal or mixed) by such Person as lessee which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on a balance sheet of such Person, other than, in the case of Borrower or any of its Subsidiaries, any such lease under which Borrower or a Wholly-Owned Subsidiary of Borrower is the lessor.

          "Capital Lease Obligation" shall mean, with respect to any Capital
           ------------------------
Lease, the amount of the obligation of the lessee thereunder which would, in accordance with GAAP, appear on a balance sheet of such lessee in respect of such Capital Lease.

          "Capital Stock" shall mean (i) in the case of a corporation, capital
           -------------
stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "Cash Equivalents" shall mean:
           ----------------

          (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities not more than twelve months from the date of acquisition;

          (ii) U.S. dollar denominated (or foreign currency fully hedged) time deposits, certificates of deposit of (a) any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million or (b) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Lender"), in each case with maturities of not more than twelve months from the date of acquisition; and

          (iii) commercial paper issued by an Approved Lender (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody's and maturing within twelve months of the date of acquisition.

          "Cash Taxes Paid" shall mean, for any fiscal period of Borrower, the
           ---------------
provision of the Borrower and its Subsidiaries for taxes paid as shown on the income statement of Borrower for such period minus any increase (or plus any decrease) in the provision for deferred taxes of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

          "Change of Control" shall mean such time as either:
           -----------------

     (i) prior to the initial Public Equity Offering by the Borrower or the Parent of its common stock, the Permitted Shareholders cease to be, directly or indirectly, the beneficial owners in the aggregate, of more than 50% of the voting power of the Voting Stock of the Borrower and of the Parent, in each case on a fully-diluted basis, after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of the Borrower or the Parent, as the case may be, convertible into or exercisable for Voting Stock of the Borrower or the Parent, as the case may be (whether or not such securities are then currently convertible or exercisable); or

     (ii) after the initial Public Equity Offering by the Borrower or the Parent of its common stock, (a) any "person" or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act) (other than one or more of the Permitted Shareholders) has become, directly or indirectly, the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), by way of merger, consolidation or otherwise, of 35% or more of the voting power of the Voting Stock of the Borrower or the Parent in each case on a fully-diluted basis, after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of the Borrower or the Parent, as the case may be, convertible into or exercisable for Voting Stock of the Borrower or the Parent, as the case may be (whether or not such securities are then currently convertible or exercisable) and (b) such person or group is or becomes, directly or indirectly, the beneficial owner of a greater percentage of the voting power of the Voting Stock of the Borrower or of the Parent, as the case may be, calculated on such fully-diluted basis, than the percentage then beneficially owned by the Permitted Shareholders; or

     (iii) the Borrower or the Parent merges with or into another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person merges with or into the Borrower or the Parent, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Borrower or the Parent is converted into or exchanged for cash, securities or other property, other than any such transaction where (x) the outstanding Voting Stock of the Borrower or the Parent is converted into or exchanged for (1) Voting Stock (other than Disqualified Stock) of the surviving or transferee corporation and/or (2) cash, securities and other property in an amount which could be paid by the Borrower as a Restricted Payment under Section 7.04 hereof and (y) immediately after such transaction no "person" or "group" (within the meaning of Section 13(d) and 14(d) of the Exchange Act) (other than one or more of the Permitted Shareholders) is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of (1) 35% or more of the voting power of the Voting Stock of the surviving or transferee corporation on a fully-diluted basis, after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of such surviving or transferee corporation, convertible into or exercisable for Voting Stock of such surviving or transferee corporation (whether or not such securities are then currently convertible or exercisable) and (2) a greater percentage of the voting power of the Voting Stock of such surviving or transferee corporation calculated on such fully diluted basis, than the percentage then beneficially owned by the Permitted Shareholders; or

     (iv) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted either the board of directors of the Borrower or of the Parent, as the case may be, together with any new members of such board of directors (a) whose election by such board of directors or whose nomination for election by the stockholders of the Borrower or the stockholders of the Parent, as the case may be, was approved by a vote of a majority of the members of such board of directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved or (b) elected by the Permitted Shareholders, cease for any reason to constitute a majority of the directors of the Borrower or of the Parent, as the case may be, then in office.

          "Change in Control Provision" shall mean any term or provision
           ---------------------------
contained in any indenture, debenture, note, or other agreement or document evidencing or governing Indebtedness of Borrower evidencing debt or a commitment to extend loans in excess of $1,000,000.00 which requires, or permits the holder(s) of such Indebtedness of Borrower to require that such Indebtedness of Borrower be redeemed, repurchased, defeased, prepaid or repaid, either in whole or in part, or the maturity of such Indebtedness of Borrower to be accelerated in any respect, as a result of a change in ownership of the capital stock of Borrower or voting rights with respect thereto.

          "Closing Date" shall mean September 26, 1997 or such later date on
           ------------
which the initial Loans are made and the conditions set forth in Sections 4.01 and 4.02 are satisfied.

          "Collateral" shall mean all of the assets of the Credit Parties
           ----------
subject to a Lien in favor of the Agent, for the benefit of the Lenders, pursuant to the Security Documents.

          "Commitments" shall mean the Revolving Loan Commitments.
           -----------

          "Commitment Fee" shall have the meaning ascribed to it in Section
           --------------
3.05(a).

          "Consolidated Cash Flow" shall mean, with respect to any fiscal period
           ----------------------
of the Borrower, the sum of (i) Consolidated EBITDA for such period, plus (ii) Rental Expense for such period, minus (iii) Consolidated Capital Expenditures made during such period, minus (iv) Cash Taxes Paid during such period, in each case, calculated on a consolidated basis in accordance with GAAP.

          "Consolidated Companies" shall mean, collectively, Parent and all of
           ----------------------
its Subsidiaries.

          "Consolidated EBITDA" shall mean, with reference to any period, an
           -------------------
amount equal to the sum for such fiscal period of Consolidated Net Income (Loss) and, to the extent deducted in determining such Consolidated Net Income (Loss), provisions for (i) taxes based on income (whether paid or deferred), (ii) Consolidated Interest Expense, (iii) depreciation of assets and (iv) amortization.

          "Consolidated Funded Debt" shall mean, as of any date of
           ------------------------
determination, the Funded Debt of the Borrower and its Subsidiaries.

          "Consolidated Interest Expense" shall mean, for any period, total
           -----------------------------
interest expense of the Borrower and its Subsidiaries (including without limitation, interest expense attributable to Capital Leases, all capitalized interest, all commissions, discounts and other fees and charges owed with respect to bankers acceptance financing, net costs (i.e., costs minus benefits)
                                                    ----
under Interest Rate Contracts, and total interest expense (whether shown as interest expense or as loss and expenses on sales of receivables) under a receivables purchase facility) determined on a consolidated basis in accordance with GAAP, excluding amortized costs of Indebtedness, net of any interest income.

          "Consolidated Net Income (Loss)" shall mean, with reference to any
           ------------------------------
period, the net income (or deficit) of the Borrower and its Subsidiaries for such period (taken as a cumulative whole), after deducting all operating expenses, provisions for all taxes and reserves (including reserves for deferred income taxes) and all other proper deductions, all determined in accordance with GAAP on a consolidated basis, after eliminating all intercompany transactions and after deducting portions of income properly attributable to minority interests, if any, in the stock and surplus of the Subsidiaries of the Borrower, and excluding the sum of (i) the gain or loss (net of any tax effect) resulting from the sale of any capital assets other than in the ordinary course of business of the Borrower and its Subsidiaries and (ii) other extraordinary or non-recurring items, as defined by GAAP, of the Borrower and its Subsidiaries.

          "Consolidated Net Worth" shall mean the shareholders' equity of the
           ----------------------
Borrower calculated in accordance with GAAP, less treasury stock.

          "Contractual Obligation" of any Person shall mean any provision of any
           ----------------------
security issued by such Person or of any material agreement, instrument or undertaking under which such Person is obligated or by which it or any of the property owned by it is bound.

          "Contribution Agreement" shall mean the Contribution Agreement
           ----------------------
executed by each of the Guarantors and the Borrower, substantially in the form of Exhibit D attached hereto, as the same may be amended, restated or
   ---------
supplemented from time to time.

          "Credit Documents" shall mean, collectively, this Agreement, the
           ----------------
Notes, the Guaranty Agreement, the Security Documents and all other instruments, documents, certificates, agreements and writings executed in connection herewith.

          "Credit Parties" shall mean, collectively, each of the Acquisition
           --------------
Sub, the Borrower and the Guarantors (including all Persons that are currently Guarantors and all Persons who may at any time in the future become Guarantors), and every other Person who from time to time executes a Security Document with respect to all or any portion of the Obligations.

          "Currency Contracts" shall mean any forward contracts, futures
           ------------------
contracts, foreign exchange contracts, currency swap agreements, and other similar agreements and arrangements entered into by any Consolidated Company designed to protect any Consolidated Company against fluctuations in foreign exchange rates.

          "Current Maturities of Long Term Debt" shall have the meaning afforded
           ------------------------------------
such term under GAAP and shall be calculated with respect to the Borrower and its Subsidiaries.

          "Default" shall mean any condition or event which, with notice or
           -------
lapse of time or both, would constitute an Event of Default.

          "Disqualified Stock" means (a) with respect to any Person, Capital
           ------------------
Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date which is one year after the date on which the Senior Notes mature and (b) with respect to any Subsidiary of such Person (including with respect to any Subsidiary of the Borrower), any Capital Stock.

          "Dollar" and "U.S. Dollar" and the sign "$" shall mean lawful money of
           ------       -----------                -
the United States of America.

          "Eligible Assets" means another business or any substantial part of
           ---------------
another business or other long-term assets (including, without limitation new restaurant locations), in each case, in, or used or useful in, the same or a similar line of business as the Borrower (exclusive of Krystal Aviation Co. and Krystal Aviation Management Co.) was engaged in on the Closing Date or any reasonable extensions or expansions thereof (including the Capital Stock of another Person engaged in such business, provided such other Person is, or immediately after giving effect to any such acquisition shall become, a Wholly-Owned Subsidiary of the Borrower).

          "Eligible Assignee" shall mean (i) a commercial bank organized under
           -----------------
the laws of the United States or any state thereof having a combined capital and surplus of at least $50,000,000 and a long term debt rate of at least "investment grade" by Moody's or S& P, or any commercial finance or asset-based lending Affiliate of any such commercial bank and (ii) any Lender.

          "Environmental Laws" shall mean all federal, state, local and foreign
           ------------------
statutes and codes or regulations, rules or ordinances issued, promulgated, or approved thereunder, now or hereafter in effect (including, without limitation, those with respect to asbestos or asbestos containing material or exposure to asbestos or asbestos containing material), relating to pollution or protection of the environment and relating to public health and safety, relating to (i) emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial toxic or hazardous constituents, substances or wastes, including without limitation, any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law, and (iii) underground storage tanks and related piping, and emissions, discharges and releases or threatened releases therefrom, such Environmental Laws to include, without limitation (a) the Clean Air Act (42 U.S.C. (S) 7401 et seq.), (b) the Clean Water Act (33 U.S.C. (S)
                            -- ---
1251 et seq.), (c) the Resource Conservation and Recovery Act (42 U.S.C. (S)
     -- ---
6901 et seq.), (d) the Toxic Substances Control Act (15 U.S.C. (S) 2601 et
     -- ---                                                             --
seq.), (e) the Comprehensive Environmental Response Compensation and Liability
---
Act, as amended by the Superfund Amendments and Reauthorization Act (42 U.S.C.
(S) 9601 et seq.), and (f) all applicable national and local laws or regulations
         -- ---
with respect to environmental control.

          "Equity Interests" means Capital Stock and all warrants, options or
           ----------------
other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock), whether outstanding prior to, on or after the Closing Date.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as amended and in effect from time to time.

          "ERISA Affiliate" shall mean, with respect to any Person, each trade
           ---------------
or business (whether or not incorporated) which is a member of a group of which that Person is a member and which is under common control within the meaning of the regulations promulgated under Section 414 of the Tax Code.

          "Eurodollar Advance" shall mean an Advance made or outstanding as a
           ------------------
Revolving Loan bearing interest based on the Adjusted LIBO Rate.

          "Eurodollar Borrowing" shall mean a Borrowing made up of Eurodollar
           --------------------
Advances.

          "Event of Default" shall have the meaning provided in Article VIII.
           ----------------

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
and the rules and regulations promulgated thereunder.

          "Executive Officer" shall mean with respect to any Person, the
           -----------------
Chairman, President, Vice Presidents, Chief Financial Officer, Treasurer, Secretary and any Person holding comparable offices or duties.

          "Exempt Affiliate Transactions" means (a) transactions between or
           -----------------------------
among the Borrower and/or its Wholly-Owned Subsidiaries, (b) advances to officers of the Borrower or any Subsidiary of the Borrower in the ordinary course of business to provide for the payment of reasonable expenses incurred by such persons in the performance of their responsibilities to the Borrower or such Subsidiary or in connection with any relocation, (c) fees and compensation paid to and indemnity provided on behalf of directors, officers or employees of the Borrower or any Subsidiary of the Borrower in the ordinary course of business, (d) any employment agreement that is in effect on the Closing Date and any such agreement entered into by the Borrower or a Subsidiary of the Borrower after the Closing Date in the ordinary course of business of the Borrower or such Subsidiary and (e) any Restricted Payment that is not prohibited by Section
7.04 hereof.

          "Exempt Asset Sale" means an Asset Sale on or after the Closing Date
           -----------------
the Net Proceeds of which plus the Net Proceeds of all other Asset Sales made in the same fiscal year (but, in all cases, after the Closing Date) do not exceed $2.5 million.

          "Facility" or "Facilities" shall mean the Revolving Loan Commitments,
           --------      ----------
the Letter of Credit Subcommitment or the Swing Line Subcommitment, as the context may indicate.

          "Federal Funds Rate" shall mean for any period, a fluctuating interest
           ------------------
rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Atlanta, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

          "Fiscal Quarter" shall mean, with respect to the Borrower, a period of
           --------------
13 (or, if applicable, 14) consecutive week period, in each case, comprising a portion of the Borrower's Fiscal Year.

          "Fiscal Year" shall mean any period of 52 (or, if applicable 53)
           -----------
consecutive weeks ending on the Sunday closest to December 31 of each year; references to a Fiscal Year with a number corresponding to any calendar year (e.g., "Fiscal Year 1996") refer to the Fiscal Year ending on the Sunday closest to December 31 of that year.

          "Fiscal Year End" shall mean the last day of any Fiscal Year.
           ---------------

          "Fixed Charge Coverage Ratio" shall mean, for any period, the ratio of
           ---------------------------
(i) (x) Consolidated Cash Flow plus (y) Capital Expenditures made by the
                               ----
Borrower and its Subsidiaries during such period in connection with new store expansion, to (ii) Fixed Charges for such period in each case determined with respect to the Borrower and its Subsidiaries for the fiscal quarter ending on such date and the immediately preceding three fiscal quarters.

          "Fixed Charges" shall mean, with reference to any period, determined
           -------------
in accordance with GAAP on a consolidated basis, the sum of the following for the Borrower and its Subsidiaries, after eliminating all intercompany items:

          (a) Consolidated Interest Expense for such period;

          (b) all Rental Obligations payable as lessee under any operating lease properly charged or chargeable to income during such period in accordance with GAAP; and

          (c) Current Maturities of Long Term Debt for such period as reflected on the balance sheet for such ended period;

provided that any interest charges or rentals paid or accrued by any Person
--------
acquired by the Borrower or any of its Subsidiaries during such period, through purchase, merger, consolidation or otherwise, shall be included in "Fixed Charges" only to the extent that the earnings of such Person are taken into account in determining Consolidated Cash Flow for such period.

          "Funded Debt" shall mean, as applied to any Person, all Indebtedness
           -----------
of such Person of the types described in clauses (i) - (vii) of the definition thereof, less the undrawn amount of any Letters of Credit issued hereunder.

          "Funded Debt Coverage Ratio" shall mean, as of the last day of any
           --------------------------
fiscal quarter of the Borrower, the ratio of (i) Consolidated Funded Debt  to
(ii) Consolidated EBITDA determined with respect to the Borrower and its Subsidiaries for the fiscal quarter ending on such date and the immediately preceding three fiscal quarters.

          "GAAP" shall mean generally accepted accounting principles set forth
           ----
in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or, if no such statements are promulgated, then such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

          "Guarantors" shall mean, collectively, (i) Parent, (ii) Krystal
           ----------
Aviation Co., (iii) Krystal Aviation Management Co. and (iv) all other Material Subsidiaries of the Borrower, whether now existing or hereafter created, and their respective successors and permitted assigns.

          "Guaranty" shall mean any contractual obligation, contingent or
           --------
otherwise (other than letters of credit), of a Person with respect to any Indebtedness or other obligation or liability of another Person, including without limitation, any such Indebtedness, obligation or liability directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including contractual obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or any agreement to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make any payment other than for value received. The amount of any Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which guaranty is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "Guaranty Agreements" shall mean, collectively, the Parent Guaranty
           -------------------
Agreement and the Subsidiary Guaranty Agreement executed by the Guarantors in favor of the Lenders and the Agent, substantially in the form of Exhibits C-1
                                                                 ------------
and C-2, respectively, as the same may be amended, restated or supplemented from
    ---
time to time.

          "Hazardous Substances" shall have the meaning assigned to that term in
           --------------------
the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986.

          "Hedging Obligations" means, with respect to any Person, the
           -------------------
obligations of such Person entered into in the ordinary course of business under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and other similar financial agreements or arrangements designed to protect such Person against, or manage the exposure of such Person to, fluctuations in interest rates.

          "Hostile Acquisition" shall mean any Investment resulting in control
           -------------------
of a Person involving a tender offer or proxy contest that has not been recommended or approved by the board of directors of the Person that is the subject of the Investment prior to the first public announcement or disclosure relating to such Investment.

          "Indebtedness" of any Person shall mean, without duplication (i) all
           ------------
obligations of such Person for borrowed money and for the deferred purchase price of property or services, and obligations evidenced by bonds, debentures, notes or other similar instruments; (ii) all Capital Lease Obligations; (iii) all Guaranties of such Person (including contingent reimbursement obligations under undrawn letters of credit); (iv) Indebtedness of others secured by any Lien upon property owned by such Person, whether or not assumed; (v) obligations or other liabilities under Currency Contracts, Interest Rate Contracts, or other Hedging Obligations; (vi) all obligations of such Person arising pursuant to any asset securitization transactions; (vii) Redeemable Capital Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends; and (viii) all other obligations of such Person which in accordance with GAAP would be shown on the balance sheet of such Person as a liability (other than reserves required by GAAP). For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based on, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

          "Interest Period" shall mean (i) as to any Eurodollar Advances, the
           ---------------
interest period selected by the Borrower pursuant to Section 3.04(a) hereof, and
(ii) as to any Swing Rate Advances, the interest period specified in Section 3.04(b) hereof.

          "Interest Rate Contract" shall mean all interest rate swap agreements,
           ----------------------
interest rate cap agreements, interest rate collar agreements, interest rate insurance and other agreements and arrangements designed to provide protection against fluctuations in interest rates, in each case as the same may be from time to time amended, restated, renewed, supplemented or otherwise modified.

          "Investments" means, with respect to any Person, all investments by
           -----------
such Person in other Persons (including Affiliates) in the form of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or other extensions of credit or capital contributions to other Persons (by means of any transfer of cash or other property but excluding advances to officers of the type specified in clause (b) of the definition of Exempt Affiliate Transactions), or any purchases, acquisitions for consideration of Indebtedness, Equity Interests or other securities or ownership by such Person or any Capital Stock, bonds, notes, debentures or other securities (including, without limitation any interests in a partnership or joint venture) issued or owned by any other Person, and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition by the Borrower for consideration consisting of common equity securities of the Borrower shall not be deemed to be an Investment.

          "Lender" or "Lenders" shall mean SunTrust, the other banks and lending
           ------      -------
institutions listed on the signature pages hereof, and each assignee thereof, if any, pursuant to Section 10.06(c).

          "Lending Office" shall mean for each Lender, the office such Lender
           --------------
may designate in writing from time to time to Borrower and the Agent with respect to each Type of Loan.

          "L/C Cash Collateral Account" shall mean a cash collateral account
           ---------------------------
established by Agent for deposit of cash collateral for the aggregate L/C Outstandings, which account shall be designated as the L/C Cash Collateral Account and shall be subject to the sole dominion and control of the Agent.

          "L/C Exposure" shall mean, for each Lender, the sum, for all Letters
           ------------
of Credit, of the product of (i) the L/C Outstandings for each Letter of Credit, multiplied by (ii) such Lender's applicable Pro Rata Share for such Letter of
---------- --
Credit.

          "L/C Outstandings" shall mean, as at any date of determination with
           ----------------
respect to an outstanding Letter of Credit, the sum of (i) the maximum aggregate amount which at such date of determination is available to be drawn (assuming conditions for drawing thereunder have been met) under such Letter of Credit then outstanding, plus (ii) the aggregate amount of all drawings under such
                  ----
Letter of Credit and honored by the Agent not theretofore reimbursed by or on behalf of the Borrower.

          "L/C Subcommitment" shall mean, at any time, an aggregate amount of
           -----------------
$7,500,000, as such amount may be reduced from time to time in accordance with the terms of this Agreement, and shall mean, for any Lender, the amount of the Letter of Credit Subcommitment multiplied by such Lender's Pro Rata Share.

          "Letter of Credit" shall mean any letter of credit issued by the Agent
           ----------------
for the account of the Borrower pursuant to the L/C Subcommitment, as the same may be amended, extended or re-issued from time to time.

          "Letter of Credit Fee" shall have the meaning set forth in Section
           --------------------
3.05(b).

          "LIBOR" shall mean, for any Interest Period, with respect to
           -----
Eurodollar Advances the offered rate for deposits in U.S. Dollars, for a period comparable to the Interest Period and in an amount comparable to the amount of such Advances, appearing on the Reuters Screen LIBO Page as of 11:00 A.M. (London, England time) on the day that is two London Business Days prior to the first day of the Interest Period. If two or more of such rates appear on the Reuters Screen LIBO Page, the rate for that Interest Period shall be the arithmetic mean of such rates. If the foregoing rate is unavailable from the Reuters Screen for any reason, then such rate shall be determined by the Agent from Telerate Page 3750 or, if such rate is also unavailable on such service, then on any other interest rate reporting service of recognized standing designated in writing by the Agent to Borrower and the other Lenders; in any such case rounded, if necessary, to the next higher 1/16 of 1.0%, if the rate is not such a multiple.

          "Lien" shall mean any mortgage, pledge, security interest, lien,
           ----
charge, hypothecation, assignment, deposit arrangement, title retention, preferential property right, trust or other arrangement having the practical effect of the foregoing and shall include the interest of a vendor or lessor under any conditional sale agreement, capitalized lease or other title retention agreement.

          "Loans" shall mean, collectively, the Revolving Loans and the Swing
           -----
Line Loans.

          "Margin Regulations" shall mean Regulation G, Regulation T, Regulation
           ------------------
U and Regulation X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

          "Material Subsidiary" shall mean (i) each Credit Party other than the
           -------------------
Borrower, (ii) each guarantor of the Senior Notes, and (iii) each other Subsidiary of the Borrower, now existing or hereafter established or acquired, that at any time prior to the Maturity Date, has or acquires total assets in excess of $500,000.00, or that accounted for or produced more than five percent (5%) of the Consolidated Net Income (Loss) of the Borrower on a consolidated basis during any of the three most recently completed Fiscal Years of the Borrower, or that is otherwise material to the operations or business of the Borrower or another Material Subsidiary.

          "Materially Adverse Effect" shall mean any materially adverse change
           -------------------------
in (i) the business, results of operations, financial condition, assets or prospects of the Consolidated Companies, taken as a whole, (ii) the ability of Borrower to perform its obligations under this Agreement, or (iii) the ability of the other Credit Parties (taken as a whole) to perform their respective obligations under the Credit Documents.

          "Maturity Date" shall mean the earlier of (i) August 26, 2000, as such
           -------------
date may be extended pursuant to Section 2.03(d), and (ii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable pursuant to the provisions of Article VIII.

          "Moody's" shall mean Moody's Investors Service, Inc.
           -------

          "Mortgages" shall mean those certain mortgages, deed to secure debt,
           ---------
deeds of trust and similar instruments executed by the Borrower granting a Lien on the real property and fixtures owned by the Borrower in the States of Georgia and Tennessee to the Agent, for the benefit of the Lenders, either as originally executed or as hereafter amended or modified.

          "Multiemployer Plan" shall have the meaning set forth in Section
           ------------------
4001(a)(3) of ERISA.

          "Net Proceeds" shall mean the aggregate cash proceeds received by the
           ------------
Borrower or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any noncash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation legal, accounting and investment banking fees, and sales commissions), taxes paid or payable as a result thereof, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

          "Notes" shall mean, collectively, the Revolving Notes and the Swing
           -----
Line Note.

          "Notice of Borrowing" shall have the meaning provided in Section
           -------------------
3.01(a)(i).

          "Notice of Conversion/Continuation" shall have the meaning provided in
           ---------------------------------
Section 3.01(b)(i).

          "Notice of Swing Line Loan" shall have the meaning provided in Section
           -------------------------
3.01(a)(ii).

          "Obligations" shall mean all amounts owing to the Agent or any Lender
           -----------
pursuant to the terms of this Agreement, any Currency Contract or Interest Rate Contract entered into by a Lender with the Borrower, or any other Credit Document, including without limitation, all Loans (including all principal and interest payments (including post-petition interest whether or not allowed as a claim in any bankruptcy action) due thereunder), fees, expenses, indemnification and reimbursement payments, indebtedness, liabilities, and obligations of the Credit Parties, direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising, together with all renewals, extensions, modifications or refinancings thereof.

          "Parent Guaranty Agreement" shall mean that certain Guaranty Agreement
           -------------------------
executed by the Parent in favor of the Agent and the Lenders with respect to the Obligations, either as originally executed or as hereafter amended or modified.

          "Parent Pledge and Security Agreement" shall mean that certain Pledge
           ------------------------------------
and Security Agreement executed by the Parent in favor of the Agent, for the benefit of the Lenders, in connection with the Pledged Stock owned by the Parent, either as originally executed or as hereafter amended or modified.

          "Payment Office" shall mean with respect to payments of principal,
           --------------
interest, fees or other amounts relating to the Revolving Loans, the Swing Line Loans, and all other Obligations, the office specified as the "Payment Office" for the Agent on the signature page of the Agent, or such other location as to which the Agent shall have given written notice to the Borrower.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any
           ----
successor thereto.

          "Permitted Investments" shall mean:
           ---------------------

          (a) any Investments in the Borrower;

          (b) any Investments in Cash Equivalents;

          (c) Investments made as a result of the receipt of noncash consideration from an Asset Sale that was made pursuant to and in compliance with Section 7.05(b);

          (d) Investments in property or assets to be used in any line of business in which the Borrower or any of its Subsidiaries was engaged on the Closing Date or any reasonable extensions or expansions thereof; and

          (e) Investments in Wholly-Owned Subsidiaries of the Borrower and any entity that (a) is engaged in the same or a similar line of business as the Borrower or any of it Subsidiaries was engaged in on the Closing Date or any reasonable extensions or expansions thereof, and (b) as a result of such Investment, becomes a Wholly-Owned Subsidiary of the Borrower.

          "Permitted Liens" shall mean with respect to any Person,
           ---------------

          (a) Liens pursuant to the Security Documents;

          (b) Liens existing on the Closing Date and disclosed on Schedule 7.02;
                                                                  -------------

          (c) pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or for the payment of rent, in each case incurred in the ordinary course of business;

          (d) Liens imposed by law, such as carriers', warehousemen's and mechanic's Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings; or other Liens arising out of judgments or awards against such Person with respect to which such Person shall be proceeding with an appeal or other proceedings for review;

          (e) Liens for property taxes not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings;

          (f) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

          (g) survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or liens incidental to the conduct of the business of such Person or the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

          (h) Liens securing Indebtedness incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property; provided, however, that the Lien may not extend to any other property owned by the Borrower or any Subsidiary at the time the Lien is incurred, and the Indebtedness secured by the Lien may not be issued more than 180 days after the later of the acquisition or construction of the property subject to the Lien;

          (i) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that any such Lien may not extend to any other property owned by the Borrower or any Subsidiary;

          (j) Liens on property at the time the Borrower or a Subsidiary acquires the property including any acquisition by means of a merger or consolidation with or into the

      Borrower or a Subsidiary; provided, however, that the Liens may not extend to any other property owned by the Borrower or any Subsidiary;

          (k) Liens securing Indebtedness or other obligations of a Subsidiary owing to the Borrower or a Wholly-Owned Subsidiary;

          (l) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be hereunder, secured by a Lien on the same property securing such Hedging Obligations; and

          (m) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (a), (h) (i) and (j); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property) and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (a), (h), (i) and (j) at the time the original Lien became a Permitted Lien and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement. This clause (m) shall not be deemed to limit the provisions of clauses (b) through (g), (k), or (l).

          "Permitted Shareholders" shall mean (i) those Persons who
           ----------------------
"beneficially own" (as such term is defined in Rules 13d-3 and 13d-5 under the Exchange Act) Voting Stock of the Parent as of the Closing Date; (ii) the spouses, parents, siblings, descendants (including children or grandchildren) of such Persons; (iii) in the event of the incompetence or death of any of the Persons described in clause (i) or (ii), such Person's estate, executor, administrator, committee or other personal representative in each case who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, Voting Stock of the Parent; (iv) any trusts created for the sole benefit of the Persons described in clause (i), (ii), or (iii) or any trust for the benefit of such trust or (y) any Person of which any of the Persons described in (i), (ii) or (iii) (x) "beneficially owns" (as such term id defined in Rules 13d-3 and 13d-5 under the Exchange Act) on a fully-diluted basis all of the Voting Stock of such Person or (y) is the sole trustee or general partner, or otherwise has the sole power to manage the business and affairs, of such Person.

          "Person" shall mean any individual, partnership, firm, corporation,
           ------
association, limited liability company, joint venture, trust or other entity, or any government or political subdivision or agency, department or instrumentality thereof.

          "Plan" shall mean any "employee benefit plan" (as defined in Section
           ----
3(3) of ERISA), including, but not limited to, any defined benefit pension plan, profit sharing plan, money purchase pension plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, Multiemployer Plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits.

          "Pledge Agreements" shall mean, collectively, that certain Pledge and
           -----------------
Security Agreement and that certain Parent Pledge and Security Agreement executed in favor of the Agent, substantially in the forms of Exhibits F-1 and
                                                              ------------
F-2, in each case providing for the grant of first priority Liens on the Pledged
---
Stock, as the same may be further supplemented, amended or restated from time to time.

          "Pledged Stock" shall mean, collectively, all issued and outstanding
           -------------
capital stock, together with all warrants, stock options, and other purchase and conversion rights with respect to such capital stock, of each of Borrower and its Material Subsidiaries (other than Krystal Aviation Management Co.).

          "Pro Rata Share" shall mean, with respect to each of the Commitments
           --------------
of each Lender, each Revolving Loan to be made by, each Letter of Credit issued hereunder, and each payment (including, without limitation, any payment of principal, interest or fees) to be made to each Lender with respect to the Revolving Loans, the percentage designated as such Lender's Pro Rata Share of the Revolving Loan Commitments, such Loans, such Letters of Credit or such payments, as applicable, set forth under the name of such Lender on the respective signature page for such Lender, in each case as such Pro Rata Share may change from time to time as a result of assignments or amendments made pursuant to this Agreement.

          "Public Equity Offering" means underwritten public offering of the
           ----------------------
common stock of the Parent pursuant to an effective registration statement filed with the United States Securities and Exchange Commission in accordance with the Securities Act (whether alone or in conjunction with a secondary public offering).

          "Purchase Money Obligations" of any Person means any obligations of
           --------------------------
such Person to any seller or any other Person incurred or assumed to finance the construction and/or acquisition of real or personal property to be used in the business of such Person or any of its Subsidiaries in an amount that is more than 100% of the cost of such property, and incurred within 180 days after the date of such construction or acquisition (excluding accounts payable to trade creditors incurred in the ordinary course of business).

          "Real Estate" shall mean each of the pieces of real property owned by
           -----------
the Borrower in fee located in the states of Georgia or Tennessee.

          "Redeemable Capital Stock" shall mean any shares of any class or
           ------------------------
series of capital stock that, either by the terms thereof, by the terms of any security into which it is convertible or exchangeable, or by contract or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the Maturity Date or is redeemable at the option of the holder thereof at any time prior to the Maturity Date, or is convertible into or exchangeable for debt securities at any time prior to the Maturity Date.

          "Regulation D" shall mean Regulation D of the Board of Governors of
           ------------
the Federal Reserve System, as the same may be in effect from time to time.

          "Rental Obligations" shall mean, with reference to any period, the
           ------------------
aggregate amount of all rental obligations for which the Borrower and its Subsidiaries are directly or indirectly liable (as lessee or as guarantor or other surety but without duplication) under all leases in effect at any time during such period, including all such amounts for which any Person was liable during the period immediately prior to the date such Person became a Subsidiary of the Borrower or was merged into or consolidated with the Borrower or a Subsidiary of the Borrower, as determined in accordance with GAAP.

          "Required Lenders" shall mean at any time, the Lenders holding at
           ----------------
least 66 2/3% of the Commitments, whether or not advanced, or, following the
termination of all                    of the Commitments, the Lenders holding at
least 66 2/3% of the aggregate outstanding Advances at such time.

          "Requirement of Law" for any person shall mean the articles or
           ------------------
certificate of incorporation or charter and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Restricted Payment" has the meaning set forth in Section 7.04 hereof.
           ------------------

          "Reuters Screen" shall mean, when used in connection with any
           --------------
designated page and LIBOR, the display page so designated on the Reuters Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to LIBOR).

          "Revolving Notes" shall mean, collectively, the promissory notes
           ---------------
evidencing the Revolving Loans in the form attached hereto as Exhibit A, either
                                                              ---------
as originally executed or as hereafter amended, modified or supplemented.

          "Revolving Loan Commitment" shall mean, at any time for any Lender,
           -------------------------
the amount of such commitment set forth below such Lender's name on the signature page of such Lender hereto attached hereto, as the same may be increased or decreased from time to time as a result of any reduction thereof pursuant to Section 2.04, any assignment thereof pursuant to Section 10.06, or any amendment thereof pursuant to Section 10.02, and as further limited by the deemed utilization of the Revolving Loan Commitment by Swing Rate Loans as set forth in Section 3.14 and by the issuance of Letters of Credit.

          "Revolving Loans" shall mean, collectively, the revolving loans made
           ---------------
to the Borrower by the Lenders pursuant to Section 2.01.

          "Sale and Leaseback Transaction" means any direct or indirect
           ------------------------------
arrangement with any Person or to which any such Person is a party, providing for the leasing to the Borrower or a Subsidiary of any property, whether owned by the Borrower or any Subsidiary as of the Closing Date or later acquired, which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such person on the security of such property.

          "Securities Act" means the Securities Act of 1933, as amended, and the
           --------------
rules and regulations promulgated thereunder.

          "Security Documents" shall mean, collectively, the Guaranty
           ------------------
Agreements, the Borrower Security Agreement, the Mortgages, the Trademark Security Agreement and each other guaranty agreement, mortgage, deed of trust, security agreement, pledge agreement, or other security or collateral document guaranteeing or securing the Obligations, now or hereafter executed, as the same may be amended, restated, supplemented or otherwise modified from time to time.

          "Subordinated Debt" shall mean all Indebtedness of Borrower which is
           -----------------
subordinated to all obligations of Borrower or any other Credit Party arising under this Agreement, the Notes, and the Guaranty Agreements, which is created, incurred or assumed on terms and conditions satisfactory in all respects to the Agent and the Lenders, including without limitation, with respect to interest rates, payment terms, maturities, amortization schedules, covenants, defaults, remedies, and subordination provisions, as evidenced by the written approval of the Agent and the Lenders.

          "Subsidiary" shall mean, with respect to any Person, any corporation
           ----------
or other entity (including, without limitation, partnerships, joint ventures, and associations) regardless of its jurisdiction of organization or formation, at least a majority of the total combined voting power of all classes of voting stock or other ownership interests of which shall, at the time as of which any determination is being made, be owned by such Person, either directly or indirectly through one or more other Subsidiaries.

          "Subsidiary Guaranty Agreement" shall mean that certain Guaranty
           -----------------------------
Agreement executed by the Material Subsidiaries of the Borrower in favor of the Agent and the Lenders with respect to the Obligations, either as originally executed or as hereafter amended, supplemented or modified.

          "Swing Line Exposure" shall mean, with respect to each Lender, the
           -------------------
obligation of such Lender to purchase a pro rata participation in each Swing Rate Advance pursuant to Section 2.02(d) hereof.

          "Swing Line Lender" shall mean SunTrust and its successors and
           -----------------
assigns.

          "Swing Line Note" shall mean a promissory note of the Borrower payable
           ---------------
to the order of the Swing Line Lender, in substantially the form of Exhibit B
                                                                    ---------
hereto, evidencing the maximum aggregate principal indebtedness of the Borrower to the Swing Line Lender with respect to outstanding Swing Line Loans made by the Swing Line Lender pursuant to the Swing Line Subcommitment, either as originally executed or as it may be from time to time supplemented, modified, amended, renewed or extended.

          "Swing Line Subcommitment" shall mean $5,000,000, as such amount may
           ------------------------
be reduced pursuant to Section 2.04 or amended or modified pursuant to Section
10.02 hereof.

          "Swing Rate" shall mean, as to any Swing Line Loan, the interest rate
           ----------
per annum agreed to by the Borrower and the Swing Line Lender for such Loan for the requested Interest Period pursuant to the procedure set forth in Section 3.01(a)(ii).

          "Swing Rate Advance" shall mean any Advance outstanding hereunder
           ------------------
bearing interest based upon the Swing Rate.

          "Swing Rate Loan" shall mean a Loan made by the Swing Line Lender
           ---------------
pursuant to Section 2.02 hereof.

          "Tax Code" shall mean the Internal Revenue Code of 1986, as amended
           --------
and in effect from time to time.

          "Taxes" shall mean any present or future taxes, levies, imposts,
           -----
duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including without limitation, income, receipts, excise, property, sales, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax and similar liabilities with respect thereto.

          "Telerate" shall mean, when used in connection with any designated
           --------
page and LIBOR, the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to LIBOR).

          "Trademark Security Agreement" shall mean that certain trademark
           ----------------------------
security agreement executed by Borrower, in favor of the Agent, for the benefit of the Lenders, substantially in the form of Exhibit K attached hereto, either
                                             ---------
as originally executed or as hereafter amended or modified.

          "Transaction" shall mean, collectively, (i) the Acquisition, (ii) the
           -----------
Merger, (iii) the equity contribution described in the recitals hereof, (iv) the issuance of the Senior Notes, and (v) the repayment of the Existing Credit Agreement.

          "Type" of Borrowing shall mean a Borrowing consisting of Base Rate
           ----
Advances, Eurodollar Advances or Swing Rate Advances.

          "Voting Stock" shall mean securities of any class or classes, the
           ------------
holders of which are entitled to elect all of the corporate directors (or Persons performing similar functions).

          "Wholly-Owned Subsidiary" of any Person means a Subsidiary of such
           -----------------------
Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

     Section 1.02.  Accounting Terms and Determination.  Unless otherwise
                    ----------------------------------
defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared, and all financial records shall be maintained in accordance with, GAAP.

     Section 1.03.  Other Definitional Terms.  The words "hereof", "herein" and
                    ------------------------
"hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule, Exhibit and like references are to this Agreement unless otherwise specified.

     Section 1.04.  Exhibits and Schedules.  All Exhibits and Schedules attached
                    ----------------------
hereto are by reference made a part hereof.


                                  ARTICLE II.

                      REVOLVING LOANS AND SWING RATE LOANS
                      ------------------------------------

     Section 2.01.  REVOLVING LOAN COMMITMENTS; USE OF PROCEEDS.
                    -------------------------------------------

          (a) Revolving Loan Commitments.  Subject to and upon the terms and
              --------------------------
conditions herein set forth, each Lender severally establishes in favor of the Borrower, from on and after the Closing Date, but prior to the Maturity Date, its Revolving Loan Commitment. The Lenders, subject to and upon the terms and conditions set forth herein, from time to time, agree to make to the Borrower Revolving Loans in an aggregate principal amount outstanding at any time not to exceed such Lender's Revolving Loan Commitment. Borrower shall be entitled to repay and reborrow Revolving Loans in accordance with the provisions hereof. In addition to Revolving Loans, the Borrower may request, from on and after the Closing Date but prior to the

Maturity Date, that (x) the Swing Line Lender extend to the Borrower Swing Rate Loans and (y) the Agent issue Letters of Credit for the account of the Borrower, in each case, subject to and upon the terms and conditions herein set forth. Notwithstanding any provision of this Agreement to the contrary, (i) the sum of
(x) the aggregate principal amount of the Revolving Loans, plus (y) the
                                                           ----
aggregate principal amount of the Swing Line Loans at any one time outstanding plus (z) the aggregate L/C Outstandings shall not exceed the aggregate Revolving
----
Loan Commitments, and (ii) the aggregate principal amount of all Revolving Loans plus Swing Line Exposure plus L/C Exposure of each Lender outstanding pursuant to this Article II shall not at any time exceed the Revolving Loan Commitment of such Lender.

          (b) Amount and Terms of Loans.  Each Revolving Loan shall, at the
              -------------------------
option of Borrower, be made or continued as, or converted into, part of one or more Borrowings that shall consist entirely of Base Rate Advances or Eurodollar Advances. Each Swing Line Loan shall consist of Swing Rate Advances made by the Swing Line Lender in accordance with the procedure described in Section 2.02. Each Eurodollar Borrowing shall be in a principal amount of not less than $500,000 or a greater integral multiple of $100,000, and each Base Rate Borrowing shall be in a principal amount of not less than $500,000 or a greater integral multiple of $100,000. At no time shall the aggregate number of Eurodollar Borrowings outstanding under this Article II exceed five.

          (c) Use of Proceeds.  The proceeds of Revolving Loans and the Swing
              ---------------
Line Loans shall be used solely to (i) on the Closing Date, pay a portion of the Purchase Price, (ii) pay certain fees and expenses related to the Transaction, and (iii) on the Closing Date, repay certain Indebtedness of the Target pursuant to the Existing Credit Agreement, and thereafter, shall be used for the working capital needs of the Borrower and for other general corporate purposes of the Borrower.

     Section 2.02.  Swing Line Subcommitment.
                    ------------------------

          (a) Swing Line Subcommitment.  Subject to and upon the terms and
              ------------------------
conditions herein set forth, the Swing Line Lender severally establishes in favor of the Borrower, from on and after the Closing Date, but prior to the Maturity Date, its Swing Line Subcommitment. The Swing Line Lender, subject to and upon the terms and conditions set forth herein, from time to time, shall make available to the Borrower from time to time, Swing Line Loans which shall not exceed in aggregate principal amount at any time outstanding the Swing Line Subcommitment. Borrower shall maintain a concentration account in Borrower's name (the "Master Account") with the Swing Line Lender into which Borrower's
           --------------
daily receipts on its accounts receivables will be collected and from which Borrower's operating expenses will be paid. If at 11:00 A.M. (local time for the Swing Line Lender) on any Business Day the Master Account does not have a positive collected balance (after crediting the proceeds of any short-term investments in the name of Borrower to the Master Account and after debiting any items presented for payment through the Master Account on such Business Day), Borrower shall be deemed to have delivered a Notice of Swing Line Loan requesting that the Swing Line Lender make a Swing Rate Advance in an amount equal to the amount necessary to maintain a positive collected balance in the Master Account (subject to the minimum borrowing requirement set forth below) and hereby irrevocably directs the Swing Line Lender to credit such Swing Rate Advance to the Master Account. Borrower shall be deemed to have delivered to the Swing Line Lender a Notice of Swing Line Loan immediately prior to each Swing Rate Advance made in accordance with this subsection, with the Swing Line Lender to confirm such request and the applicable Swing Rate in writing to the Borrower prior to 5:00 p.m. (Atlanta, Georgia time) on such Business Day, with the failure of the Borrower to controvert such request within two (2) Business Days' to be deemed to be conclusive acceptance thereof (in the absence of manifest error). Borrower shall be entitled to repay and reborrow Swing Line Loans in accordance with the provisions hereof. Notwithstanding any provision of this Agreement to the contrary, the sum of (x) the aggregate principal amount of the Revolving Loans, plus (y) the aggregate principal amount of the Swing Line Loans at any one time
----
outstanding shall not exceed the aggregate Revolving Loan Commitments.

          (b) Amount and Terms of Swing Line Loans.  Each Swing Line Loan shall
              ------------------------------------
be outstanding hereunder as a Swing Rate Advance. Each Swing Rate Advance shall be in a minimum amount of $1,000 and in integral multiples thereof.

          (c) Use of Proceeds.  The proceeds of Swing Line Loans shall be used
              ---------------
solely to support daily cash management needs of Borrower as set forth in subsection (a) above.

          (d) Repayment by Revolving Loans.  If (i) any Swing Line Loan shall be
              ----------------------------
outstanding upon the occurrence of an Event of Default, or (ii) after giving effect to any request for a Swing Line Loan or a Revolving Loan, the aggregate principal amount of the Revolving Loans and Swing Line Loans outstanding to the Swing Line Lender would exceed the Swing Line Lender's Revolving Loan Commitment, then each Lender hereby agrees, upon request from the Swing Line Lender, to make a Revolving Loan (which shall be initially funded as a Base Rate Borrowing) in an amount equal to such Lender's Pro Rata Share of the outstanding principal amount of the Swing Line Loans (the "Refunded Swing Line Loans")
                                               -------------------------
outstanding on the date such notice is given. On or before 11:00 a.m. (local time for the Agent) on the first Business Day following receipt by each Lender of a request to make Revolving Loans as provided in the preceding sentence, each such Lender (other than the Swing Line Lender) shall deposit in an account specified by the Agent to the Lenders from time to time the amount so requested in same day funds, whereupon such funds shall be immediately delivered to the Swing Line Lender (and not the Borrower) and applied to repay the Refunded Swing Line Loans. On the day such Revolving Loans are made, the Swing Line Lender's Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of the Revolving Loans made by the Swing Line Lender. Upon the making of any Revolving Loan pursuant to this clause, the amount so funded shall become due under such Lender's Revolving Note and shall no longer be owed under the Swing Line Note. Each Lender's obligation to make the Revolving Loans referred to in this clause shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of any Default or Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any other Credit Party; (iv) the acceleration or maturity of any Loans or the termination of the Revolving Loan Commitments after the making of any Swing Line Loan; (v) any breach of this Agreement by the Borrower or any other Lender; or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

          (e) Purchase of Participations.  In the event that (i) the Parent, the
              --------------------------
Borrower or any Subsidiary is subject to any bankruptcy or insolvency proceedings as provided in Section 8.07 or (ii) if the Swing Line Lender otherwise requests, each Lender shall acquire without recourse or warranty an undivided participation interest equal to such Lender's Pro Rata Share of the Revolving Loan Commitments of any Swing Line Loan otherwise required to be repaid by such Lender pursuant to the preceding clause by paying to the Swing Line Lender on the date on which such Lender would otherwise have been required to make a Revolving Loan in respect of such Swing Line Loan pursuant to the preceding clause, in same day funds, an amount equal to such Lender's Pro Rata Share of such Swing Line Loan, and no Revolving Loans shall be made by such Lender pursuant to the preceding clause. From and after the date on which any Lender purchases an undivided participation interest in a Swing Line Loan pursuant to this clause, the Swing Line Lender shall distribute to such Lender (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participation interest is outstanding and funded) its ratable amount of all payments of principal and interest in respect of such Swing Line Loan in like funds as received; provided, however, that in
                                                   --------  -------
the event such payment received by the Swing Line Lender is required to be returned to the Borrower, such Lender shall return to the Swing Line Lender the portion of any amounts which such Lender had received from the Swing Line Lender in like funds.

          (f) Swing Line Loans Following Notice of Event of Default.
              -----------------------------------------------------
Notwithstanding the foregoing provisions of this Section 2.02, no Lender shall be required to make a Revolving Loan to Borrower for the purpose of refunding a Refunded Swing Line Loan pursuant to Section 2.02(d) above or to purchase a participating interest in a Swing Line Loan pursuant to Section 2.02(e) above if a Default or Event of Default has occurred and is continuing, and, prior to the making by the Swing Line Lender of such Swing Line Loan, the Swing Line Lender had received written notice from the Borrower or any Lender specifying that such Default or Event of Default had occurred and was continuing (and identifying the same as a Default or Event of Default hereunder).

     Section 2.03.  Notes; Repayment of Principal; Extension of Revolving Loan
                    ----------------------------------------------------------
Commitments.
-----------

          (a) The Borrower's obligations to pay the principal of, and interest on, the Revolving Loans to each Lender shall be evidenced by the records of the Agent and such Lender and by the Revolving Note payable to such Lender (or the assignor of such Lender) in the amount of such Lender's Revolving Loan Commitment completed in conformity with this Agreement.

          (b) The Borrower's obligations to pay the principal of, and interest on, the Swing Rate Loans to the Swing Line Lender shall be evidenced by the records of the Swing Line Lender and the Swing Line Note payable to such Lender (or the assignor of such Lender) completed in conformity with this Agreement.

          (c) All Borrowings outstanding under the Notes shall be due and payable in full on the Maturity Date. The Borrower shall be required to provide cash collateral for all Letters of Credit outstanding on the Maturity Date as provided in Section 2.07(b).

          (d) The Borrower may, by written notice to the Agent (which shall promptly deliver a copy to each of the Lenders), given not less than forty-five
(45) days prior to the Maturity Date then in effect, request that the Lenders extend the then scheduled Maturity Date (the "Existing Date") for an additional
                                              -------------
one-year period. Each Lender shall, by notice to the Borrower and the Agent given within thirty (30) days after receipt of such request, advise the Borrower and the Agent whether or not such Lender consents in its sole discretion, to the extension request (and any Lender which does not respond during such 30-day period shall be deemed to have advised the Borrower and the Agent that it will not agree to such extension). In the event that all of the Lenders shall have agreed to extend their respective Commitments, the Maturity Date shall be deemed to have been extended, effective as of the Existing Date, to the date which is one year thereafter.

     Section 2.04.  Voluntary Reduction of Commitments.  Upon at least three (3)
                    ----------------------------------
Business Days' prior telephonic notice (promptly confirmed in writing) to the Agent, Borrower shall have the right, without premium or penalty, to terminate the unutilized Revolving Loan Commitments, in part or in whole, provided that
(i) any such termination shall apply to proportionately and permanently reduce the Revolving Loan Commitments of each of the Lenders, and (ii) any partial termination pursuant to this Section 2.04 shall be in an amount of at least $500,000 and integral multiples of $500,000. Unless otherwise specified by the Borrower in the applicable notice, the Swing Line Subcommitment and the L/C Subcommitment shall not be reduced by any such reduction unless and until the aggregate Revolving Loan Commitments are reduced to an amount less than the Swing Line Subcommitment and the L/C Subcommitment in which case the Swing Line Subcommitment and the L/C Subcommitment shall be reduced to such amount.

     Section 2.05.  L/C Subcommitment.  Subject to, and upon the terms and
                    -----------------
conditions, hereof (including the limitations of Section 2.01) the Borrower may request, in accordance with the provisions of this Section 2.05 and Section 2.06, that on and after the Closing Date, that the Agent issue a Letter or Letters of Credit for the account of the Borrower; provided that (i) no Letter
                                                   --------
of Credit shall have an expiration date that is later than five (5) days prior to the Maturity Date; (ii) each Letter of Credit issued by the Agent shall be in a stated amount of at least $25,000; (iii) the Borrower shall not request that the Agent issue any Letter of Credit, if, after giving effect to such issuance, the aggregate L/C Outstandings would exceed the L/C Subcommitment.

     Section 2.06.  Notice of Issuance of Letter of Credit; Agreement to Issue.
                    ----------------------------------------------------------

          (a) Whenever the Borrower desires the issuance of a Letter of Credit, it shall, in addition to any application and documentation procedures required by the Agent for the issuance of such Letter of Credit, deliver to the Agent a written notice no later than 11:00 A.M. (Atlanta, Georgia time) at least five
(5) days in advance of the proposed date of issuance. Each such notice shall specify (i) the proposed date of issuance (which shall be a Business Day); (ii) the face amount of the Letter of Credit; (iii) the expiration date of the Letter of Credit; and (iv) the name and address of the beneficiary with respect to such Letter of Credit and shall attach a precise description of the documentation and a verbatim text of any certificate to be presented by the beneficiary of such Letter of Credit which would require the Agent to make payment under the Letter of Credit, provided that the Agent may require changes in any such documents and
           --------
certificates in accordance with its customary letter of credit practices, and provided further, that no Letter of Credit shall require payment against a
-------- -------
conforming draft to be made thereunder on the same Business Day that such draft is presented if such presentation is made after 11:00 A.M. (Atlanta, Georgia time). In determining whether to pay under any Letter of Credit, the Agent shall be responsible only to determine that the documents and certificate required to be delivered under its Letter of Credit have been delivered, and that they comply on their face with the requirements of the Letter of Credit. Promptly after receiving the notice of issuance of a Letter of Credit, the Agent shall notify each Lender of such Lender's respective participation therein, determined in accordance with its respective Pro Rata Share as determined on the date of the issuance of such Letter of Credit.

          (b) The Agent agrees, subject to the terms and conditions set forth in this Agreement, to issue for the account of the Borrower a Letter of Credit in a face amount equal to the face amount requested under paragraph (a) above, following its receipt of a notice and the application and other documents required by Section 2.06(a). Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Agent a participation in such Letter of Credit and any drawing thereunder in an amount equal to such Lender's Pro Rata Share of such Letter of Credit multiplied by the face amount of such Letter of Credit.

     Section 2.07.  Payment of Amounts drawn under Letter of Credit.
                    ------------------------------------------------

          (a) In the event of any request for a drawing under any Letter of Credit by the beneficiary thereof, the Agent shall notify the Borrower and the Lenders on or before the date on which the Agent intends to honor such drawing, and the Borrower shall reimburse the Agent on the day on which such drawing is honored in an amount, in same day funds, equal to the amount of such drawing, provided that anything contained in this Agreement to the contrary
--------
notwithstanding, unless the Borrower shall have notified the Agent prior to 11:00 A.M. (Atlanta, Georgia time) on the Business Day immediately prior to the date on which such drawing is honored, that the Borrower intends to reimburse the Agent for the amount of such drawing in funds other than the proceeds of Revolving Loans, the Borrower shall be deemed to have timely given a Notice of Borrowing to the Agent requesting Revolving Loans which are Base Rate Advances on the date on which such drawing is honored in an amount equal to the amount of such drawing, and the Lenders shall by 1:00 P.M. (Atlanta, Georgia time) on the date of such drawing, make Revolving Loans which are Base Rate Advances in the amount of such drawing, the proceeds of which shall be applied directly by the Agent to reimburse the Agent for the amount of such drawing, provided that for
                                                             --------
the purposes solely of such Borrowing, the conditions and precedents set forth in Sections 4.01 and 4.02 hereof shall not be applicable, and provided further
                                                              ----------------
that if for any reason proceeds of the Revolving Loans are not received by the Agent on such date in the amount equal to the amount of such drawing, the Borrower shall reimburse the Agent on the Business Day immediately following the date of such drawing in an amount, in Dollars and immediately available funds, equal to the excess of the amount of such drawing over the amount of such Revolving Loans, if any, which are so received, plus accrued interest on the amount at the applicable rate of interest for Base Rate Advances.

          (b) Notwithstanding any provision of this Agreement to the contrary, to the extent that any Letter of Credit or portion thereof remains outstanding on the Maturity Date, the parties hereby agree that the beneficiary or beneficiaries thereof shall be deemed to have made a drawing of all available amounts pursuant to such Letters of Credit on the Maturity Date, which amounts shall be reimbursed to the Agent as set forth above and thereafter held by the Agent as cash collateral for its remaining obligations pursuant to such Letters of Credit in the L/C Cash Collateral Account.

     Section 2.08.  Payment by Lenders.  In the event that the Borrower shall
                    ------------------
fail to reimburse the Agent as provided in Section 2.07 by borrowing Revolving Loans, or otherwise providing an amount equal to the amount of any drawing honored by the Agent pursuant to any Letter of Credit issued by it, the Agent shall promptly notify each Lender of the unreimbursed amount of such drawing and of such Lender's respective participation therein. Each Lender shall make available to the Agent an amount equal to its respective participation, in Dollars and in immediately available funds, at the office of the Agent specified in such notice not later than 1:00 P.M. (Atlanta, Georgia time) on the Business Day after the date notified by the Agent. In the event that any such Lender fails to make available to the Agent the amount of such Lender's participation in such Letter of Credit, the Agent shall be entitled to recover such amount on demand from such Lender together with interest as provided for in Section 3.02(c). The Agent shall distribute to each other Lender which has paid all amounts payable under this Section with respect to any Letter of Credit, such Lender's Pro Rata Share of all payments received by the Agent from the Borrower in reimbursement of drawings honored by the Agent under such Letter of Credit when such payments are received.

     Section 2.09.  Obligations Absolute.  The obligation of the Borrower to
                    --------------------
reimburse the Agent for drawings made under Letters of Credit issued for the account of the Borrower and the Lenders' obligation to honor their participations purchased therein shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including without limitation, the following circumstances:

     (a) Any lack of validity or enforceability of any Letter of Credit;

     (b) The existence of any claim, set-off, defense or other right which the Borrower or any Subsidiary or Affiliate of the Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or transferee may be acting), any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including without limitation any underlying transaction between the Borrower or any of its Subsidiaries and Affiliates and the beneficiary for which such Letter of Credit was procured); provided that nothing in this Section shall affect the right of
               --------
the Borrower to seek relief against any beneficiary, transferee, Lender or any other Person in any action or proceeding or to bring a counterclaim in any suit involving such Persons;

     (c) Any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

     (d) Payment by the Agent under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

     (e) Any other circumstance or happening whatsoever which is similar to any of the foregoing; or

     (f) the fact that a Default or an Event of Default shall have occurred and be continuing.

Nothing in this Section 2.09 shall prevent an action against the Agent for its gross negligence or willful misconduct in honoring drafts under the Letters of Credit or otherwise.

     Section 2.10.  Indemnification; Nature of Agent's Duties.
                    ------------------------------------------

          (a) In addition to amounts payable elsewhere provided in this Agreement, without duplication, the Borrower hereby agrees to protect, indemnify, pay and save the Agent and each Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and reasonable expenses (including reasonable attorney's fees and disbursements) which the Agent or any Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit for the account of the Borrower, other than as a result of the gross negligence or willful misconduct of the Agent; (ii) the failure of the Agent to honor a drawing under any Letter of Credit due to any act or omission (whether rightful or wrongful) of any present or future de jure or de facto government or
                                      -------    --------
governmental authority; or (iii) any confirmation of any Letter of Credit obtained by the Agent with the consent of the Borrower.

          (b) Notwithstanding any other provision contained in this Agreement, the Agent shall not be obligated to issue any Letter of Credit, nor shall any Lender be obligated to purchase its participation in any Letter of Credit to be issued hereunder, if the issuance of such Letter of Credit or purchase of such participation shall have become unlawful or prohibited by compliance by Agent or such Lender in good faith with any law, governmental rule, guideline, request, order, injunction, judgment or decree (whether or not having the force of law); provided that in the case of the obligation of a Lender to purchase such
--------
participation, such Lender shall have notified the Agent to such effect in writing at least ten (10) Business Days' prior to the issuance thereof by the Agent, which notice shall relieve the Agent of its obligation to issue such Letter of Credit pursuant to the L/C Subcommitment.

                                 ARTICLE III.

                              GENERAL LOAN TERMS
                              ------------------

     Section 3.01.  Funding Notices.
                    ---------------

          (a) (i) Whenever Borrower desires to make a Borrowing with respect to the Revolving Loan Commitments (other than one resulting from a conversion or continuation pursuant to Section 3.01(b)(i)), it shall give the Agent prior written notice (or telephonic notice promptly confirmed in writing) of such Borrowing (a "Notice of Borrowing"), such Notice of Borrowing to be given prior
              -------------------
to 11:00 A.M. (local time for the Agent) at the Payment Office of the Agent (x) on the Business Day which is the requested date of such Borrowing in the case of Base Rate Advances, and (y) three Business Days prior to the requested date of such Borrowing in the case of Eurodollar Advances. Notices received after 11:00 A.M. shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify the aggregate principal amount of the Borrowing, the date of Borrowing (which shall be a Business Day), and whether the Borrowing is to consist of Base Rate Advances or Eurodollar Advances and (in the case of Eurodollar Advances) the Interest Period to be applicable thereto.

          (ii) The Borrower shall be deemed to have requested a Swing Rate Advance with respect to the Swing Line Subcommitment as set forth in Section 2.02(a) above (each, a "Notice of Swing Line Loan"). The Swing Line Lender
                        -------------------------
shall notify the Borrower of the Swing Rate applicable to each Swing Rate Advance for the Interest Period by the end of each Business

Day and the failure of the Borrower to contest such rate within two (2) Business Days shall be deemed to be conclusive evidence of the Borrower's acceptance thereof.

          (b) (i) Whenever Borrower desires to convert all or a portion of an outstanding Borrowing under the Revolving Loan Commitments consisting of Base Rate Advances into a Borrowing consisting of Eurodollar Advances, or to continue outstanding a Borrowing consisting of Eurodollar Advances for a new Interest Period, it shall give the Agent at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each such Borrowing to be converted into or continued as Eurodollar Advances. Such notice (a "Notice of Conversion/Continuation") shall be given prior to 11:00 A.M.
    ---------------------------------
(local time for the Agent) on the date specified at the Payment Office of the Agent. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify the aggregate principal amount of the Advances to be converted or continued, the date of such conversion or continuation and the Interest Period to be applicable thereto. If, upon the expiration of any Interest Period in respect of any Borrowing consisting of Eurodollar Advances, Borrower shall have failed to either deliver the Notice of Conversion/Continuation or repay such Borrowing, Borrower shall be deemed to have elected to convert or continue such Borrowing to a Borrowing consisting of Base Rate Advances. So long as any Default or Event of Default shall have occurred and be continuing, no Borrowing may be converted into or continued as (upon expiration of the current Interest Period) Eurodollar Advances unless the Agent and each of the Lenders shall have otherwise consented in writing. No conversion of any Borrowing of Eurodollar Advances shall be permitted except on the last day of the Interest Period in respect thereof.

          (ii) Upon the expiration of the applicable Interest Period with respect to any Swing Line Loan, the Borrower shall repay such Swing Line Loan to the Swing Line Lender, and in the event that the other Lenders have purchased a participation in such Swing Line Loan pursuant to Section 2.02 hereof, the Swing Line Lender shall distribute such payments pro rata amongst the Lenders participating therein.

          (c) Without in any way limiting Borrower's obligation to confirm in writing any telephonic notice, the Agent and the Swing Line Lender may act without liability upon the basis of telephonic notice believed by the Agent or the Swing Line Lender in good faith to be from Borrower prior to receipt of written confirmation. In each such case, Borrower hereby waives the right to dispute the Agent's or the Swing Line Lender's record of the terms of such telephonic notice, absent manifest error.

          (d) The Agent shall promptly give each Lender notice by telephone (confirmed in writing) or by telex, telecopy or facsimile transmission of the matters covered by the notices given to the Agent pursuant to this Section 3.01 with respect to the Revolving Loan Commitments.

     Section 3.02.  Disbursement of Funds.
                    ---------------------

          (a) No later than 1:00 p.m. (local time for the Agent) on the date of each Borrowing pursuant to the Revolving Loan Commitments (other than one resulting from a conversion or continuation pursuant to Section 3.01(b)(i)), each Lender will make available its Pro Rata Share of the amount of such Borrowing in immediately available funds at the Payment Office of the Agent.
The Agent will make available to Borrower the aggregate of the amounts (if any) so made available by the Lenders to the Agent in a timely manner by crediting such amounts to Borrower's demand deposit account maintained with the Agent or at Borrower's option, by effecting a wire transfer of such amounts to an account specified by the Borrower, by the close of business on such Business Day. In the event that the Lenders do not make such amounts available to the Agent by the time prescribed above, but such amount is received later that day, such amount may be credited to Borrower in the manner described in the preceding sentence on the next Business Day (with interest on such amount to begin accruing hereunder on such next Business Day).

          (b) No later than 3:00 p.m. (local time for the Swing Line Lender) on the date of each Swing Line Loan, the Swing Line Lender will make available the amount of such Swing Line Loan in immediately available funds by crediting such amount to the Master Account.

          (c) Unless the Agent shall have been notified by any Lender prior to the date of a Borrowing that such Lender does not intend to make available to the Agent such Lender's portion of the Borrowing to be made on such date, the Agent may assume that such Lender has made such amount available to the Agent on such date and the Agent may make available to Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender on the date of Borrowing, the Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest at the Federal Funds Rate. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify Borrower, and Borrower shall immediately pay such corresponding amount to the Agent together with interest at the rate specified for the Borrowing which includes such amount paid and any amounts due under Section 3.12 hereof. Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its Commitments or its obligations pursuant to Section 2.02 hereunder or to prejudice any rights which Borrower may have against any Lender as a result of any default by such Lender hereunder.

          (d) All Borrowings under the Commitments (other than Swing Line Loans) shall be loaned by the Lenders on the basis of their Pro Rata Share of the Commitments. No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fund its Commitments hereunder.

     Section 3.03.  Interest.
                    --------

          (a) Borrower agrees to pay interest in respect of all unpaid principal amounts of the Revolving Loans from the respective dates such principal amounts were advanced to maturity (whether by acceleration, notice of prepayment or otherwise) at rates per annum equal to the applicable rates indicated below:

          (i) For Base Rate Advances--The Base Rate in effect from time to time plus the Applicable Margin; and
----

          (ii) For Eurodollar Advances--The relevant Adjusted LIBO Rate for the Interest Period plus the Applicable Margin.
                ----

          (b) Borrower agrees to pay interest in respect of all unpaid principal amounts of the Swing Line Loans made to Borrower from the respective dates such principal amounts were advanced to maturity (whether by acceleration, notice of prepayment or otherwise) at the Swing Rate agreed to by the Borrower and the Swing Line Lender for each such Swing Line Loan.

          (c) Overdue principal and, to the extent not prohibited by applicable law, overdue interest, in respect of the Loans, and all other overdue amounts owing hereunder, shall bear interest from each date that such amounts are overdue:

          (i) in the case of overdue principal and interest with respect to all Loans outstanding as Eurodollar Advances and all Swing Line Loans, at the greater of (A) the rate otherwise applicable for the then current Interest Period plus an additional two percent (2.0%) per annum or (B) the rate in effect
       ----
for Base Rate Advances plus an additional two percent (2.0%) per annum; and
                       ----

          (ii) in the case of overdue principal and interest with respect to all other Loans outstanding as Base Rate Advances and all other Obligations hereunder (other than Loans), at a rate equal to the applicable Base Rate plus
                                                                          ----
an additional two percent (2.0%) per annum.

          (d) Interest on each Loan shall accrue from and including the date of such Loan to but excluding the date of any repayment thereof; provided that, if
                                                              --------
a Loan is repaid on the same day made, one day's interest shall be paid on such Loan. Interest on all outstanding Base Rate Advances shall be payable quarterly in arrears on the last day of each calendar quarter, commencing on December 31, 1997. Interest on all outstanding Eurodollar Advances shall be payable on the last day of each Interest Period applicable thereto, and, in the case of Eurodollar Advances having an Interest Period in excess of three months, on each three month anniversary of the initial date of such Interest Period. Interest on all outstanding Swing Rate Advances shall be payable monthly in arrears on the last day of each calendar month, commencing on October 31, 1997. Interest on all Loans shall be payable on any conversion of any Advances comprising such Loans into Advances of another Type, prepayment (on the amount prepaid), at maturity (whether by acceleration, notice of prepayment or otherwise) and, after maturity, on demand.

          (e) The Agent, upon determining the Adjusted LIBO Rate for any Interest Period, shall promptly notify by telephone (confirmed in writing) or in writing Borrower and the other Lenders of such Adjusted LIBO Rate. Any such determination shall, absent manifest error, be final, conclusive and binding for all purposes.

     Section 3.04.  Interest Periods.
                    ----------------

          (a) In connection with the making or continuation of, or conversion into, each Borrowing of Eurodollar Advances, Borrower shall select an Interest Period to be applicable to such Eurodollar Advances, which Interest Period shall be either a 1, 2, 3 or 6 month period.

          (b) In connection with the making or continuation of each Swing Line Loan, Borrower shall be deemed to have requested an Interest Period to be applicable to such Swing Line Loan for a period equal to one (1) Business Day.

          (c) Notwithstanding paragraphs (a) and (b) of this Section 3.04:

          (i) The initial Interest Period for any Borrowing of Eurodollar Advances shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing consisting of Base Rate Advances) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

          (ii) If any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period in respect of Eurodollar
              --------
Advances would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (iii) Any Interest Period in respect of Eurodollar Advances which begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall, subject to part (iv) below, expire on the last Business Day of such calendar month; and

          (iv) No Interest Period with respect to the Loans shall extend beyond the Maturity Date.

     Section 3.05.  Fees.
                    ----

          (a) Commitment Fee.  Borrower shall pay to the Agent, for the ratable
              --------------
benefit of each Lender, a commitment fee (the "Commitment Fee") for the period
                                               --------------
commencing on the Closing Date to and including the Maturity Date, payable quarterly in arrears on the last day of each calendar quarter, commencing on December 31, 1997, and on the Maturity Date, equal to Applicable Commitment Fee Rate per annum multiplied by the average daily unused portion of the Revolving Loan Commitment of each Lender. For the purposes of computing the Commitment Fee, in addition to the utilization by Revolving Loans, the Revolving Loan Commitment of each Lender shall be deemed to be utilized by the amount of L/C Exposure and Swing Line Loans extended by such Lender (or in which such Lender has purchased a participation) but in no event shall the computation of any other Lender's Commitment Fee be affected by the Swing Line Loans extended by the Swing Line Lender unless and until a participation in such Swing Line Loans is purchased by the other Lenders pursuant to Section 2.02(e) hereof.

          (b) Letter of Credit Fee.  The Borrower shall pay to the Agent, for
              --------------------
the account of itself and the Lenders, a letter of credit fee equal to the Applicable Margin for Eurodollar Advances multiplied by the average daily aggregate L/C Exposure with respect to Letters of Credit (the "Letter of Credit
                                                               ----------------
Fee").  The Letter of Credit Fee shall be payable by the Borrower quarterly, in
---
arrears, commencing on December 31, 1997 and continuing thereafter on the last day of each succeeding calendar quarter and on the Maturity Date.

          (c) Administrative Fees.  The Borrower shall pay to the Agent an
              -------------------
administrative fee in the amount and on the dates previously agreed in writing by Borrower with the Agent.

     Section 3.06.  Voluntary Prepayments of Borrowings.
                    -----------------------------------

          (a) Borrower may, at its option, prepay Borrowings consisting of Base Rate Advances at any time in whole, or from time to time in part, in amounts aggregating $100,000 or any greater integral multiple of $50,000, by paying the principal amount to be prepaid together with interest accrued and unpaid thereon to the date of prepayment. Borrowings consisting of Swing Rate Advances may be prepaid at any time in whole, or from time to time in part, in amounts aggregating $50,000 or any greater integral multiple of $10,000, by paying the principal amount to be prepaid together with interest accrued and unpaid thereon to the date of prepayment. Borrowings consisting of Eurodollar Advances may be prepaid, at Borrower's option, in whole, or from time to time in part, in amounts aggregating $100,000 or any greater integral multiple of $50,000, by paying the principal amount to be prepaid, together with interest accrued and unpaid thereon to the date of prepayment, and all compensation payments pursuant to Section 3.12 if such prepayment is made on a date other than the last day of an Interest Period applicable thereto. Each such optional prepayment shall be applied in accordance with Section 3.06(c) below.

          (b) Borrower shall give written notice (or telephonic notice confirmed in writing) to the Agent of any intended prepayment of the Revolving Loans (i) not less than one Business Day prior to any prepayment of Base Rate Advances and
(ii) not less than three Business Days prior to any prepayment of Eurodollar Advances. Borrower shall give written notice (or telephonic notice confirmed in writing) to the Agent of any intended prepayment of the Swing Line Loans not less than one (1) Business Day prior to such prepayment of such Swing Line Loans. Such notice, once given, shall be irrevocable. Upon receipt of such notice of prepayment pursuant to the first sentence of this paragraph (b), the Agent shall promptly notify each Lender of the contents of such notice and of such Lender's Pro Rata Share of such prepayment. Upon receipt of any notice of prepayment pursuant to the second sentence of this paragraph (b), the Agent shall promptly notify each Lender participating in such Swing Line Loan of the contents of such notice and of such Lender's Pro Rata Share of such prepayment.

          (c) Borrower, when providing notice of prepayment pursuant to Section 3.06(b), may designate the Types of Advances and the specific Borrowing or Borrowings which are to be prepaid, provided that (i) if any prepayment of Eurodollar Advances made pursuant to a single Borrowing of the Revolving Loans shall reduce the outstanding Advances made pursuant to such Borrowing to an amount less than $500,000, such Borrowing shall immediately be converted into Base Rate Advances; and (ii) each prepayment made pursuant to a single Borrowing shall be applied pro rata among the Advances comprising such Borrowing. In the absence of a designation by Borrower, the Agent shall, subject to the foregoing, make such designation in its discretion but using reasonable efforts to avoid funding losses to the Lenders pursuant to Section 3.12. All voluntary prepayments shall be applied to the payment of interest before application to principal.

     Section 3.07.  Payments, etc.
                    --------------

          (a) Except as otherwise specifically provided herein, all payments under this Agreement and the other Credit Documents shall be made without defense, set-off or counterclaim to the Agent not later than 1:00 P.M. (local time for the Agent) on the date when due and shall be made in Dollars in immediately available funds at its Payment Office.

          (b) (i) All such payments shall be made free and clear of and without deduction or withholding for any Taxes in respect of this Agreement, the Notes or other Credit Documents, or any payments of principal, interest, fees or other amounts payable hereunder or thereunder (but excluding, except as provided in paragraph (iii) hereof, any Taxes imposed on the overall net income of the Lenders pursuant to the laws of the jurisdiction in which the principal executive office or appropriate Lending Office of such Lender is located). If any Taxes are so levied or imposed, Borrower agrees (A) to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every net payment of all amounts due hereunder and under the Notes and other Credit Documents, after withholding or deduction for or on account of any such Taxes (including additional sums payable under this Section 3.07), will not be less than the full amount provided for herein had no such deduction or withholding been required, (B) to make such withholding or deduction and (C) to pay the full amount deducted to the relevant authority in accordance with applicable law. Borrower will furnish to the Agent and each Lender, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by Borrower. Borrower will indemnify and hold harmless the Agent and each Lender and reimburse the Agent and each Lender upon written request for the amount of any Taxes so levied or imposed and paid by the Agent or Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or illegally asserted. A certificate as to the amount of such payment by such Lender or the Agent, absent manifest error, shall be final, conclusive and binding for all purposes provided that the Agent and each Lender shall use reasonable efforts to furnish Borrower notice of the imposition of any Taxes as soon as practicable thereafter; provided, however, that no delay or failure to
                                --------  -------
furnish such notice shall in any event release or discharge Borrower from its obligations to the Agent or such Lender pursuant to Section 3.07(b) or otherwise result in any liability of the Agent or such Lender.

          (ii) Each Lender that is organized under the laws of any jurisdiction other than the United States of America or any State thereof (including the District of Columbia) agrees to furnish to Borrower and the Agent, prior to the time it becomes a Lender hereunder, two copies of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 or any successor forms thereto (wherein such Lender claims entitlement to complete exemption from or reduced rate of U.S. Federal withholding tax on interest paid by Borrower hereunder) and to provide to Borrower and the Agent a new Form 4224 or Form 1001 or any successor forms thereto if any previously delivered form is found to be incomplete or incorrect in any material respect or upon the obsolescence of any previously delivered form; provided, however, that no Lender shall be required
                           --------  -------
to furnish a form under this paragraph (ii) after the date that it becomes a Lender hereunder if it is not entitled to claim an exemption from or a reduced rate of withholding under applicable law.

          (iii) Borrower shall also reimburse each Lender, upon written request, for any Taxes imposed (including, without limitation, Taxes imposed on the overall net income of such Lender or its applicable Lending Office pursuant to the laws of the jurisdiction in which the principal executive office or the applicable Lending Office of such Lender is located) as such Lender shall determine are payable by such Lender in respect of amounts paid by or on behalf of Borrower to or on behalf of such Lender pursuant to paragraph (i) hereof.

          (c) Subject to Section 3.04(c)(ii), whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension.

          (d) All computations of interest and fees shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable (to the extent computed on the basis of days elapsed). Interest on Base Rate Advances shall be calculated based on the Base Rate from and including the date of such Loan to but excluding the date of the repayment or conversion thereof. Interest on Eurodollar Advances and Swing Rate Advances shall be calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Each determination by the Agent of an interest rate or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

          (e) Payment by the Borrower to the Agent in accordance with the terms of this Agreement shall, as to the Borrower, constitute payment to the Lenders under this Agreement.

     Section 3.08.  Interest Rate Not Ascertainable, etc.  In the event that the
                    -------------------------------------
Agent shall have reasonably determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) that on any date for determining the Adjusted LIBO Rate for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the London interbank market, or the Agent's position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted LIBO Rate, then, and in any such event, the Agent shall forthwith give notice (by telephone confirmed in writing) to Borrower and to the Lenders, of such determination and a summary of the basis for such determination. Until the Agent notifies Borrower that the circumstances giving rise to the suspension described herein no longer exist, the obligations of the Lenders to make or permit portions of the Revolving Loans to remain outstanding past the last day of the then current Interest Periods as Eurodollar Advances shall be suspended, and such affected Advances shall bear the same interest as Base Rate Advances.

     Section 3.09.  Illegality.
                    ----------

          (a) In the event that any Lender shall have reasonably determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) at any time that the making or continuance of any Eurodollar Advance has become unlawful by compliance by such Lender in good faith with any applicable law, governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, in any such event, the Lender shall give prompt notice (by telephone confirmed in writing) to Borrower and to the Agent of such determination and a summary of the basis for such determination (which notice the Agent shall promptly transmit to the other Lenders).

          (b) Upon the giving of the notice to Borrower referred to in subsection (a) above, (i) Borrower's right to request and such Lender's obligation to make Eurodollar Advances shall be immediately suspended until such time that the making or continuance of any Eurodollar Advance is no longer unlawful, and such Lender shall make an Advance as part of the requested Borrowing of Eurodollar Advances as a Base Rate Advance, which Base Rate Advance shall, for all other purposes, be considered part of such Borrowing, and (ii) if the affected Eurodollar Advance or Advances are then outstanding, Borrower shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one Business Day's written notice to the Agent and the affected Lender, convert each such Advance into a Base Rate Advance or Advances, provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 3.09(b).

     Section 3.10.  Increased Costs.
                    ---------------

          (a) If, by reason of (x) after the date hereof, the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (y) the compliance with any guideline or request from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally made after the date hereof (whether or not having the force of law):

          (i) any Lender (or its applicable Lending Office) shall be subject to any tax, duty or other charge with respect to its Eurodollar Advances or its obligation to make Eurodollar Advances or the basis of taxation of payments to any Lender of the principal of or interest on its Eurodollar Advances or its obligation to make Eurodollar Advances shall have changed (except for changes in the tax on the overall net income of such Lender or its applicable Lending Office imposed by the jurisdiction in which such Lender's principal executive office or applicable Lending Office is located); or

          (ii) any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender's applicable Lending Office shall be imposed or deemed applicable or any other condition adversely affecting its Eurodollar Advances or its obligation to make Eurodollar Advances shall be imposed on any Lender or its applicable Lending Office or the London interbank market;

and as a result thereof there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Advances (except to the extent already included in the determination of the applicable Adjusted LIBO Rate for Eurodollar Advances) or its obligation to make Eurodollar Advances, or there shall be a reduction in the amount received or receivable by such Lender or its applicable Lending Office, then Borrower shall from time to time (subject, in the case of certain Taxes, to the applicable provisions of Section 3.07(b)), upon written notice from and demand by such Lender on Borrower (with a copy of such notice and demand to the Agent), pay to the Agent for the account of such Lender within five Business Days after the date of such notice and demand, additional amounts sufficient to indemnify such Lender against such increased cost. A certificate as to the amount of such increased cost, submitted to

Borrower and the Agent by such Lender in good faith and accompanied by a statement prepared by such Lender describing in reasonable detail the basis for and calculation of such increased cost, shall, except for manifest error, be final, conclusive and binding for all purposes.

          (b) If any Lender shall advise the Agent that at any time it has determined in good faith and in its reasonable judgment that, because of the circumstances described in clauses (x) or (y) in Section 3.10(a) or any other circumstances beyond such Lender's reasonable control arising after the date of this Agreement affecting such Lender or the London interbank market or such Lender's position in such market, the Adjusted LIBO Rate as determined by the Agent will not adequately and fairly reflect the cost to such Lender of funding its Eurodollar Advances, then, and in any such event:

          (i) the Agent shall forthwith give notice (by telephone confirmed in writing) to Borrower and to the other Lenders of such advice;

          (ii) Borrower's right to request and such Lender's obligation to make or permit portions of the Loans to remain outstanding past the last day of the then current Interest Periods as Eurodollar Advances shall be immediately suspended until such time as the Adjusted LIBO Rate, as determined by the Agent, will adequately and fairly reflect the cost to such Lender of funding its Eurodollar Advances; and

          (iii) such Lender shall make a Loan as part of the requested Borrowing of Eurodollar Advances as a Base Rate Advance, which such Base Rate Advance shall, for all other purposes, be considered part of such Borrowing.

     Section 3.11.  Lending Offices.
                    ---------------

          (a) Each Lender agrees that, if requested by Borrower, it will use reasonable efforts (subject to overall policy considerations of such Lender) to designate an alternate Lending Office with respect to any of its Eurodollar Advances affected by the matters or circumstances described in Sections 3.07(b), 3.08, 3.09 or 3.10 to reduce the liability of Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as reasonably determined by such Lender, which determination shall be conclusive and binding on all parties hereto. Nothing in this Section 3.11 shall affect or postpone any of the obligations of Borrower or any right of any Lender provided hereunder.

          (b) If any Lender that is organized under the laws of any jurisdiction other than the United States of America or any State thereof (including the District of Columbia) issues a public announcement with respect to the closing of its lending offices in the United States such that any withholdings or deductions and additional payments with respect to Taxes may be required to be made by Borrower thereafter pursuant to Section 3.07(b), such Lender shall use reasonable efforts to furnish Borrower notice thereof as soon as practicable thereafter; provided, however, that no delay in furnishing such notice shall in
            --------  -------
any event release or discharge Borrower
from its obligations to such Lender pursuant to Section 3.07(b) or otherwise result in any liability of such Lender.

     Section 3.12.  Funding Losses.  Borrower shall compensate each Lender, upon
                    --------------
its written request to Borrower (which request shall set forth the basis for requesting such amounts in reasonable detail and which request shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all of the parties hereto), for all losses, expenses and liabilities (including, without limitation, any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Eurodollar Advances to the extent not recovered by such Lender in connection with the re-employment of such funds but excluding loss of anticipated profits), which the Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of, or conversion to or continuation of, Eurodollar Advances to Borrower does not occur on the date specified therefor in a Notice of Borrowing, a Notice of Conversion/ Continuation (whether or not withdrawn), (ii) if any repayment (including mandatory prepayments and any conversions pursuant to Section 3.09(b)) of any Eurodollar Advances to Borrower occurs on a date which is not the last day of an Interest Period applicable thereto, or (iii), if, for any reason, Borrower defaults in its obligation to repay its Eurodollar Advances when required by the terms of this Agreement.

     Section 3.13.  Assumptions Concerning Funding of Eurodollar Advances.
                    -----------------------------------------------------
Calculation of all amounts payable to a Lender under this Article III shall be made as though that Lender had actually funded its relevant Eurodollar Advances through the purchase of deposits in the relevant market bearing interest at the rate applicable to such Eurodollar Advances in an amount equal to the amount of the Eurodollar Advances and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar Advances from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund each of its
                   -------- --------
Eurodollar Advances in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article III.

     Section 3.14.  Apportionment of Payments.  Aggregate principal and interest
                    -------------------------
payments in respect of Revolving Loans and Commitment Fees shall be apportioned among all outstanding Revolving Loan Commitments and Revolving Loans to which such payments relate, proportionately to the Lenders' respective Pro Rata Share of such Revolving Loan Commitments and outstanding Revolving Loans. Each payment of principal and interest of any Swing Line Loan shall be payable solely to the Swing Line Lender except as provided in Section 2.02(d) and (e). The Agent shall promptly distribute to each Lender at its payment office set forth beside its name on the appropriate signature page hereof or such other address as any Lender may request its share of all such payments received by the Agent.

     Section 3.15.  Sharing of Payments, Etc.  If any Lender shall obtain any
                    -------------------------
payment or reduction (including, without limitation, any amounts received as adequate protection of a deposit treated as cash collateral under the Bankruptcy
Code) of the Obligations (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its

Pro Rata Share of payments or reductions on account of such obligations obtained by all the Lenders (other than payments of principal, interest and fees with respect to the Swing Line Loans which are payable solely to the Swing Line Lender or Lenders participating therein pursuant to Section 2.02(d) and (e)), such Lender shall forthwith (i) notify each of the other Lenders and Agent of such receipt, and (ii) purchase from the other Lenders such participations in the affected obligations as shall be necessary to cause such purchasing Lender to share the excess payment or reduction, net of costs incurred in connection therewith, ratably with each of them, provided that if all or any portion of such excess payment or reduction is thereafter recovered from such purchasing Lender or additional costs are incurred, the purchase shall be rescinded and the purchase price restored to the extent of such recovery or such additional costs, but without interest unless the Lender obligated to return such funds is required to pay interest on such funds. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 3.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

     Section 3.16.  Capital Adequacy.  Without limiting any other provision of
                    ----------------
this Agreement, in the event that any Lender shall have reasonably determined in good faith that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy not currently in effect or fully applicable as of the Closing Date, or any change therein or in the interpretation or application thereof, or compliance by such Lender with any request or directive regarding capital adequacy not currently in effect or fully applicable as of the Closing Date (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from a central bank or governmental authority or body having jurisdiction, does or shall have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such law, treaty, rule, regulation, guideline or order, or such change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then within ten (10) Business Days after written notice and demand by such Lender (with copies thereof to the Agent), Borrower shall from time to time pay to such Lender additional amounts sufficient to compensate such Lender for such reduction (but, in the case of outstanding Base Rate Advances, without duplication of any amounts already recovered by such Lender by reason of an adjustment in the applicable Base Rate). Each certificate as to the amount payable under this Section 3.16 (which certificate shall set forth the basis for requesting such amounts in reasonable detail), submitted to Borrower by any Lender in good faith, shall, absent manifest error, be final, conclusive and binding for all purposes.

     Section 3.17.  Limitation on Certain Payment Obligations.
                    -----------------------------------------

          (a) Each Lender or Agent shall make written demand on Borrower for indemnification or compensation pursuant to Section 3.07 no later than 180 days after the earlier of (i) the date on which such Lender or Agent makes payment of such Taxes, and (ii) the date on which the relevant taxing authority or other governmental authority makes written demand upon such Lender or Agent for payment of such Taxes.

          (b) Each Lender or Agent shall make written demand on Borrower for indemnification or compensation pursuant to Sections 3.10 and 3.12 no later than 180 days after the event giving rise to the claim for indemnification or compensation occurs.

          (c) Each Lender or Agent shall make written demand on Borrower for indemnification or compensation pursuant to Section 3.16 no later than 180 days after such Lender or Agent receives actual notice or obtains actual knowledge of the promulgation of a law, rule, order or interpretation or occurrence of another event giving rise to a claim pursuant to such sections.

          (d) In the event that the Lenders or Agent fail to give Borrower notice within the time limitations prescribed in (a) or (b) above, Borrower shall not have any obligation to pay such claim for compensation or indemnification. In the event that any Lender or Agent fails to give Borrower notice within the time limitation prescribed in (c) above, Borrower shall not have any obligation to pay any amount with respect to claims accruing prior to the date which is 180 days preceding such written demand.


                                  ARTICLE IV.

                           CONDITIONS TO BORROWINGS
                           ------------------------

     The obligations of each Lender to make Advances hereunder is subject to the satisfaction of the following conditions:

     Section 4.01.  Conditions Precedent to Initial Loans and Letters of Credit.
                    -----------------------------------------------------------
At the time of the making of the initial Loans hereunder on the Closing Date and the issuance of the initial Letter of Credit hereunder, all obligations of Parent and Acquisition Sub to Agent and Lenders incurred prior to the initial Loans (including, without limitation, Borrower's obligations to reimburse fees and expenses payable to the Agent as previously agreed with Borrower), shall have been paid in full, and the Agent shall have received the following, in form and substance reasonably satisfactory in all respects to the Agent:

     (a) the duly executed counterparts of this Agreement;

     (b) the duly completed Revolving Notes evidencing the Revolving Loan Commitments and the duly executed Swing Line Note evidencing the Swing Line Subcommitment;

     (c) the duly executed Guaranty Agreements and Contribution Agreement;

     (d) the duly executed Borrower Security Agreement and appropriate UCC financing statements relating thereto;

     (e) the duly executed Trademark Security Agreement;

     (f) accompanying Uniform Commercial Code financing statements relating thereto;

     (g) the duly executed Pledge Agreements accompanied, to the extent relevant under applicable law, by (i) all stock certificates representing the Pledged Stock, (ii) stock powers for those shares duly executed in blank, (iii) Uniform Commercial Code financing statements relating thereto, and (iv) any other documentation requested by the Agent in order to assure the perfection of a first priority lien in such Pledged Stock in favor of the Agent for the benefit of the Lenders;

     (h) a duly executed certificate of a senior officer of the Parent and the Acquisition Sub certifying that each of the Credit Parties, after giving effect to the transactions contemplated by this Agreement, will be solvent, in form and substance satisfactory to the Agent;

     (i) duly executed Mortgages, together with appropriate Uniform Commercial Code fixture financing statements;

     (j) a duly executed closing certificate of the Borrower and the Parent in substantially the form of Exhibit G attached hereto and appropriately completed;
                          ---------

     (k) certificates of the Secretaries or Assistant Secretaries of the Credit Parties attaching and certifying copies of the resolutions of the board of directors of the Credit Parties, authorizing as applicable the execution, delivery and performance of the Credit Documents by the Credit Parties party thereto;

     (l) certificates of the Secretaries or an Assistant Secretary of the Credit Parties certifying (i) the name, title and true signature of each officer of the Credit Parties executing the Credit Documents, and (ii) the bylaws of the Credit Parties;

     (m) certified copies of the articles or certificate of incorporation or charters of the Credit Parties certified by the Secretaries of State and by the Secretaries or Assistant Secretaries of the Credit Parties, together with certificates of good standing or existence, as may be available from the Secretaries of State of the jurisdiction of incorporation or organization of the Credit Parties and each other jurisdiction where the Credit Parties ownership of property or the conduct of its business require it to be qualified, except where a failure to be so qualified would not have a Materially Adverse Effect;

     (n) acknowledgments from CT Corporation System or National Registered Agents, Inc. as to its appointment as agent for service of process for the Credit Parties;

     (o) the favorable opinion of (i) Long Aldridge & Norman LLP, counsel to the Credit Parties, substantially in the form of Exhibit H-1, addressed to the Agent
                                             -----------
and each of the Lenders, and (ii) Miller & Martin, special Tennessee counsel to the Credit Parties, substantially in the form of Exhibit H-2, addressed to the
                                                 -----------
Agent and each of the Lenders;

     (p) copies of all documents and instruments, including all consents, authorizations and filings, required or advisable under any Requirement of Law or by any material Contractual Obligation of the Credit Parties, in connection with the execution, delivery, performance, validity and enforceability of the Credit Documents and the other documents to be executed and delivered hereunder, and such consents, authorizations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired;

     (q) reports from the Uniform Commercial Code records of each of the jurisdictions listed on Schedule 4.01 hereto, in each case showing no
                        -------------
outstanding liens or security interests granted by any Credit Party other than
(x) Permitted Liens and (y) Liens in favor of the Agent;

     (r) copies of indentures, credit agreements, instruments, and other documents evidencing or securing Indebtedness of any Consolidated Company described on Schedule 7.01, in any single case in an amount not less than
             -------------
$1,000,000;

     (s) certificates, reports and other information as the Agents may request from any Consolidated Company in order to satisfy the Lenders as to the absence of any material liabilities or obligations arising from matters relating to employees of the Consolidated Companies, including employee relations, collective bargaining agreements, Plans and other compensation and employee benefit plans;

     (t) a summary, set forth in format and detail acceptable to the Agent, of the types and amounts of insurance (property and liability) maintained by the Consolidated Companies accompanied by the insurance certificates naming the Agent as loss payee and additional insured as may be required by the terms of the Security Documents;

     (u) a copy of the Merger Agreement, accompanied by the certificate of a senior officer of the Parent as to the consummation of the Acquisition and the other transactions contemplated by the Merger Agreement and certain other matters, together with copies of the documents required to be delivered pursuant to the Merger Agreement, together with the certificate of a senior officer of the Parent as to the accuracy thereof;

     (v) evidence satisfactory to the Agent that all conditions precedent to the consummation of the Merger have been fulfilled and that the Merger will take place concurrently with or prior to the initial Advance hereunder;

     (w) a copy of the Senior Note Indenture, in form and substance satisfactory to the Agent, accompanied by a certificate of a senior officer of the Acquisition Sub stating that all conditions precedent to the issuance of the Senior Notes have been satisfied and that the Senior Notes will be issued concurrently with or prior to the initial Advance hereunder, resulting in the receipt of gross proceeds thereof in an amount of not less than $100,000,000;

     (x) evidence satisfactory to the Agent of an equity investment in Borrower made by Parent (funded by private equity contributions to Parent) in an amount of not less than $35,000,000;

     (y) a duly executed Solvency Certificate of the Borrower;

     (z) a duly executed Closing Memorandum;

     (aa) written direction from the Acquisition Sub to the Agent regarding the disbursement of the proceeds of the initial Advances to be made on the Closing Date;

     (bb) evidence satisfactory to the Agent of the repayment of all other Indebtedness of the Target other than Indebtedness permitted by the terms of this Agreement, and the release of all Liens securing the same (including without limitation, the Existing Credit Agreement); and

     (cc) evidence assuring the Agent and the Lenders that all corporate proceedings and all other legal matters in connection with the authorization, legality, validity and enforceability of the Credit Documents and the Transaction are in form and substance satisfactory to the Lenders in the exercise of their reasonable credit judgment.

     Section 4.02.  Conditions to Each Loan and Letter of Credit.  At the
                    --------------------------------------------
time of the making of all Loans (but not including the continuation or conversion of any Revolving Loan in the same principal amount or any Revolving Loan pursuant to Section 2.02(c) or Section 2.07) and issuance of all Letters of Credit (before as well as after giving effect to such Loans and the proposed use of the proceeds thereof and the issuance of such Letters of Credit) the following conditions shall have been satisfied or shall exist:

     (a) there shall exist no Default or Event of Default;

     (b) all representations and warranties by Acquisition Sub or Borrower contained herein shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Loan or issuance of such Letter of Credit, except for representations and warranties which were made as of a specific date;

     (c) the Loans to be made or the Letters of Credit to be issued and the use of proceeds thereof shall not contravene, violate or conflict with, or involve the Agent or any Lender in a violation of, any law, rule, injunction, or regulation, or determination of any court of law or other governmental authority applicable to Borrower or Acquisition Sub; and

     (d) the Agent shall have received such other documents or legal opinions as the Agent or any Lender may reasonably request, all in form and substance satisfactory to the Agent in the exercise of its reasonable credit judgment.

     Each request for a Borrowing or a Swing Line Loan and the acceptance by Borrower of the proceeds thereof and each request for the issuance of a Letter of Credit shall constitute a representation and warranty by Acquisition Sub and Borrower, as of the date of the Loans comprising such Borrowing or the issuance of such Letter of Credit, that the applicable conditions specified in Section
4.01 (with respect to the initial Loans and Letters of Credit) and Section 4.02 have been satisfied.


                                  ARTICLE V.

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     Borrower (as to itself and all of its Subsidiaries) and prior to its merger into the Borrower, Acquisition Sub, represents and warrants as follows (with the understanding that the matters described on the Schedules hereto assume the consummation of the Transaction):

     Section 5.01.  Corporate Existence; Compliance with Law.  Each of the
                    ----------------------------------------
Acquisition Sub, the Borrower and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of the Acquisition Sub, the Borrower and its Subsidiaries (i) has the corporate power and authority and the legal right to own and operate its property and to conduct its business, (ii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership of property or the conduct of its business requires such qualification, and (iii) is in compliance with all Requirements of Law, where (a) the failure to have such power, authority and legal right as set forth in clause (i), (b) the failure to be so qualified or in good standing as set forth in clause (ii), or (c) the failure to comply with Requirements of Law as set forth in clause (iii), would reasonably be expected by the Acquisition Sub or the Borrower, in the aggregate, to have a Materially Adverse Effect. The jurisdiction of incorporation or organization, and the ownership of all issued and outstanding capital stock, for each Subsidiary of the Borrower as of the date of this Agreement is accurately described on Schedule 5.01.  The Acquisition Sub
                                          -------------
has no Subsidiaries.

     Section 5.02.  Corporate Power; Authorization.  Each of the Credit
                    ------------------------------
Parties has the corporate power and authority to make, deliver and perform the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of such Credit Documents. No consent or authorization of, or filing with, any Person (including, without limitation, any governmental authority), is required in connection with the execution, delivery or performance by any Credit Party, or the validity or enforceability against any Credit Party, of the Credit Documents to which it is a party, other than such consents, authorizations or filings which have been made or obtained.

     Section 5.03.  Enforceable Obligations.  This Agreement has been duly
                    -----------------------
executed and delivered, and each other Credit Document will be duly executed and delivered, by the respective Credit Parties parties thereto, and this Agreement constitutes, and each other Credit Document when executed and delivered will constitute, legal, valid and binding obligations of the Credit Parties parties thereto, respectively, enforceable against the Credit Parties parties thereto, in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

     Section 5.04.  No Legal Bar.  The execution, delivery and performance
                    ------------
by the Credit Parties of the Credit Documents to which they are a party will not violate any Requirement of Law or cause a breach or default under any of their respective Contractual Obligations where such violation or breach would reasonably be expected to have a Materially Adverse Effect.

     Section 5.05.  No Material Litigation.  Except as set forth on
                    ----------------------
Schedule 5.05 or in any notice furnished to the Lenders pursuant to Section
-------------
6.07(e) at or prior to the respective times the representations and warranties set forth in this Section 5.05 are made or deemed to be made hereunder, no litigation, investigations or proceedings of or before any courts, tribunals, arbitrators or governmental authorities are pending or, to the knowledge of Borrower, threatened by or against Acquisition Sub, Borrower or any of its Subsidiaries, or against any of their respective properties or revenues, existing or future (a) with respect to any Credit Document, or any of the transactions contemplated hereby or thereby, or (b) seeking money damages in excess of $1,000,000, either singly or in the aggregate or which, if adversely determined, would otherwise reasonably be expected to have a Materially Adverse Effect.

     Section 5.06.  Investment Company Act, Etc.  None of the Credit
                    ---------------------------
Parties is an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended). None of the Credit Parties is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any foreign, federal or local statute or regulation limiting its ability to incur indebtedness for money borrowed, guarantee such indebtedness, or pledge its assets to secure such indebtedness, as contemplated hereby or by any other Credit Document.

     Section 5.07.  Margin Regulations.  No part of the proceeds of any of
                    ------------------
the Loans will be used for any purpose which violates, or which would be inconsistent or not in compliance with, the provisions of the applicable Margin Regulations.

     Section 5.08.  Compliance With Environmental Laws.
                    ----------------------------------

         (a) The Borrower and its Subsidiaries have received no notices of claims or potential liability under, nor notices of non-compliance with, any applicable Environmental Law, which claims and liabilities under, and non-compliance with, such Environmental Laws, would reasonably be expected to result in penalties, fines, claims or other liabilities to the Borrower and its Subsidiaries in amounts in excess of $1,000,000, either individually or in the aggregate (including any such penalties, fines, claims, or liabilities relating to the matters set forth on Schedule 5.08(a)), except as set forth on Schedule
                            ----------------                          --------
5.08(a) or in any notice furnished to the Lenders pursuant to Section 6.07(f) at
-------
or prior to the respective times the representations and warranties set forth in this Section 5.08(a) are made or deemed to be made hereunder.

         (b) Except as set forth on Schedule 5.08(b) or in any notice furnished
                                    ----------------
to the Lenders pursuant to Section 6.07(f) at or prior to the respective times the representations and warranties set forth in this Section 5.08(b) are made or deemed to be made hereunder, none of the Borrower and its Subsidiaries has received any notice of violation, or notice of any action, either judicial or administrative, from any governmental authority (whether United States or foreign) relating to the actual or alleged violation of any Environmental Law, including, without limitation, any notice of any actual or alleged spill, leak, or other release of any Hazardous Substance, waste or hazardous waste by Borrower or any of its Subsidiaries or its employees or agents, or as to the existence of any contamination on any properties owned by Borrower or any of its Subsidiaries, where any such violation, spill, leak, release or contamination would reasonably be expected to result in penalties, fines, claims or other liabilities to the Borrower or any of its Subsidiaries in amounts in excess of $1,000,000, either individually or in the aggregate.

         (c) Except as set forth on Schedule 5.08(c), the Borrower and its
                                    ----------------
Subsidiaries have obtained all necessary governmental permits, licenses and approvals which are material to the operations conducted on their respective properties, including without limitation, all required material permits, licenses and approvals for (i) the emission of air pollutants or contaminants,
(ii) the treatment or pretreatment and discharge of waste water or storm water,
(iii) the treatment, storage, disposal or generation of hazardous wastes, (iv) the withdrawal and usage of ground water or surface water, and (v) the disposal of solid wastes, where the failure to obtain such permits, licenses and approvals would reasonably be expected to have a Materially Adverse Effect, either individually or in the aggregate.

     Section 5.09.  Insurance.  The Borrower and its Subsidiaries currently
                    ---------
maintain insurance with respect to their respective properties and businesses, with financially sound and reputable insurers, having coverages against losses or damages of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance being in amounts no less than those amounts which are customary for such companies under similar circumstances. The Borrower and its Subsidiaries have paid all material amounts of insurance premiums now due and owing with respect to such insurance policies and coverages, and such policies and coverages are in full force and effect.

     Section 5.10.  No Default.  Except as set forth on Schedule 5.10, none
                    ----------                          -------------
of the Acquisition Sub, the Borrower or any of its Subsidiaries is in default under or with respect to any Contractual Obligation in any respect which default or defaults would be reasonably expected in the aggregate to have a Materially Adverse Effect.

     Section 5.11.  No Burdensome Restrictions.  Except as set forth on
                    --------------------------
Schedule 5.11 or in any notice furnished to the Lenders pursuant to Section
-------------
6.07(k) at or prior to the respective times the representations and warranties set forth in this Section 5.11 are made or deemed to be made hereunder, none of the Acquisition Sub, the Borrower or any of its Subsidiaries is a party to or bound by any Contractual Obligation or Requirement of Law which has had or would reasonably be expected to have a Materially Adverse Effect.

     Section 5.12.  Taxes.  Except as set forth on Schedule 5.12, each of
                    -----                          -------------
the Acquisition Sub, the Borrower and its Subsidiaries have filed or caused to be filed all declarations, reports and tax returns which are required to have been filed, and has paid all taxes, custom duties, levies, charges and similar contributions ("taxes" in this Section 5.12) shown to be due and payable on said returns or on any assessments made against it or its properties, and all other taxes, fees or other charges imposed on it or any of its properties by any governmental authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided in its books); and no tax liens have been filed and, to the knowledge of Borrower and Acquisition Sub, no claims are being asserted with respect to any such taxes, fees or other charges.

     Section 5.13.  Subsidiaries.  Except as disclosed on Schedule 5.01, on
                    ------------                          -------------
the date of this Agreement, Borrower has no Subsidiaries and neither Borrower nor any Subsidiary is a joint venture partner or general partner in any partnership. Except as disclosed on Schedule 5.13 or in any notice furnished to
                                     -------------
the Lenders pursuant to Section 6.07(l) at or prior to the respective times the representations and warranties set forth in this Section 5.13 are made or deemed to be made hereunder, Borrower has no Material Subsidiaries.

     Section 5.14.  Financial Statements.  Acquisition Sub has furnished to
                    --------------------
the Agent and the Lenders:

         (a) Target Financial Statements.  (i) the audited consolidated balance
             ---------------------------
sheet of Target and its Subsidiaries as at December 29, 1996 and December 31, 1995 and the related consolidated statements of income, shareholders' equity and cash flows for the 52-week periods then ended, including in each case the related schedules and notes, and (ii) the unaudited balance sheet of Target and its Subsidiaries as at June 29, 1997, and the related unaudited consolidated statements of income, shareholders' equity, and cash flows for the period then ended, setting forth in each case in comparative form the figures for the previous fiscal year and second fiscal quarter, as the case may be. The foregoing financial statements fairly present in all material respects the consolidated financial condition of Target and its Subsidiaries as at the dates thereof and results of operations for such periods in conformity with GAAP consistently applied. Target and its Subsidiaries taken as a whole do not have any material contingent obligations, contingent liabilities, or material liabilities for known taxes, long-term leases or unusual forward or long-term commitments not reflected in the foregoing financial statements or the notes thereto. Since June 29, 1997, there have been no changes with respect to Target and its Subsidiaries which has had or would reasonably be expected to have a Materially Adverse Effect.

         (b) Parent Balance Sheet. the unaudited balance sheet of the Parent and
             --------------------
its Subsidiaries (after giving effect to the Transaction) dated as of the Closing Date, delivered to the Lenders as of the Closing Date and certified as true and correct by a senior officer of the Parent, fairly present in all material respects, on a pro forma consolidated basis, based upon financial results of Target and Parent through August 24, 1997, the combined consolidated financial condition of Parent as at the date thereof.

         (c) Pro Forma Combined Financial Statements.  (i) the unaudited pro
             ---------------------------------------
forma condensed consolidated balance sheet of Borrower (after giving effect to the Transaction) as of June 29, 1997 and (ii) the unaudited pro forma condensed consolidated statements of operations for the fiscal year ended December 29, 1996 and the six months ending June 29, 1997, set forth in the Offering Memorandum to be filed with the Securities Exchange Commission in connection with the offering of the Senior Notes, fairly presents in all material respects, on a pro forma consolidated basis, the combined consolidated financial condition of Borrower as at the dates thereof. The Consolidated Companies, after giving effect to the Transaction, taken as a whole, do not have any material contingent obligations, contingent liabilities, or material liabilities for known taxes, long-term leases or unusual forward or long-term commitments not reflected in the foregoing financial statements or the notes thereto.

         (d) The Projections.  The projections, dated June 30, 1997, copies of
             ---------------
which have been furnished to each Lender, have been prepared on the basis of the assumptions set forth therein, which are believed by the Borrower to be reasonable and fair in the light of current conditions and the past history of the Target and its Subsidiaries and to reflect a reasonable estimate of the projected balance sheets, results of operations, cash flows and other information presented therein.

         (e) No Material Adverse Change.  Since the date of the preparation of
             --------------------------
the pro forma financial statements and projections set forth above, there have been no changes with respect to the Consolidated Companies which has had or would reasonably be expected to have a Materially Adverse Effect.

     Section 5.15.  ERISA.  Except as disclosed on Schedule 5.15 or in any
                    -----                          -------------
notice to the Lenders furnished pursuant to Section 6.07(g) at or prior to the respective times the representations and warranties set forth in this Section
5.15 are made or deemed to be made hereunder:

         (1) Identification of Plans.   None of the Acquisition Sub, the
             -----------------------
Borrower or its Subsidiaries nor any of their respective ERISA Affiliates maintains or contributes to, or has during the past seven years maintained or contributed to, any Plan that is subject to Title IV of ERISA;

         (2) Compliance.  Each Plan maintained by the Acquisition Sub, the
             ----------
Borrower or its Subsidiaries have at all times been maintained, by their terms and in operation, in compliance with all applicable laws, and the Acquisition Sub, the Borrower and its Subsidiaries are subject to no tax or penalty with respect to any Plan of such Person or any ERISA Affiliate thereof, including without limitation, any tax or penalty under Title I or Title IV of ERISA (excluding PBGC premiums in the normal course) or under Chapter 43 of the Tax Code, or any tax or penalty resulting from a loss of deduction that was previously asserted on a filed tax return with the state or federal taxing authority under Sections 162, 404, or 419 of the Tax Code, where the failure to comply with such laws, and such taxes and penalties, together with all other liabilities referred to in this Section 5.15 (taken as a whole), would in the aggregate have a Materially Adverse Effect;

         (3) Liabilities.  The Acquisition Sub, the Borrower and its
             -----------
Subsidiaries are subject to no liabilities (including withdrawal liabilities) with respect to any Plans of such Persons or any of their ERISA Affiliates, including without limitation, any liabilities arising from Titles I or IV of ERISA, other than obligations to fund benefits under an ongoing Plan and to pay current contributions, expenses and premiums with respect to such Plans, where such liabilities, together with all other liabilities referred to in this
Section 5.15 (taken as a whole), would in the aggregate have a Materially Adverse Effect;

         (4) Funding.  The  Acquisition Sub, the Borrower and its Subsidiaries
             -------
and, with respect to any Plan which is subject to Title IV of ERISA, each of their respective ERISA Affiliates, have made full and timely payment of all amounts (A) required to be contributed under the terms of each Plan and applicable law, and (B) required to be paid as expenses (including PBGC or other premiums) of each Plan, where the failure to pay such amounts (when taken as a whole, including any penalties attributable to such amounts) would have a Materially Adverse Effect. No Plan subject to Title IV of ERISA (other than a Multiemployer Plan) has an "amount of unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA), determined as if such Plan terminated on any date on which this representation and warranty is deemed made, in any amount which, together with all other liabilities referred to in this Section
5.15 (taken as a whole), would have a Materially Adverse Effect if such amount were then due and payable. None of the Acquisition Sub, the Borrower and its Subsidiaries would be subject to withdrawal liability with respect to any Multiemployer Plan, determined as if the event resulting in such withdrawal liability occurred on any date on which this representation is made or deemed to be made based on the most recent actuarial valuation data made available to employers participating in the Multiemployer Plan, in any amount which, together with all other liabilities referred to in this Section 5.15 (taken as a whole), would have a Materially Adverse Effect if such amounts were then due and payable. The Acquisition Sub, the Borrower and its Subsidiaries are subject to no liabilities with respect to post-retirement medical benefits in any amounts which, together with all other liabilities referred to in this Section 5.15 (taken as a whole), would reasonably be expected to have a Materially Adverse Effect if such amounts were then due and payable.

     Section 5.16.  Patents, Trademarks, Licenses, Etc.  Except as set
                    -----------------------------------
forth on Schedule 5.16, (i) Borrower and its Subsidiaries have obtained and hold
         -------------
in full force and effect all material patents, trademarks, service marks, trade names, copyrights, licenses and other such rights, free from material burdensome restrictions, which are necessary for the operation of their respective businesses as presently conducted, and (ii) to the best of Borrower's knowledge, no product, process, method, service or other item presently sold by or employed by Borrower and its Subsidiaries in connection with such business infringes any patents, trademark, service mark, trade name, copyright, license or other right owned by any other person and there is not presently pending, or to the knowledge of Borrower, threatened, any claim or litigation against or affecting Borrower and its Subsidiaries contesting such Person's right to sell or use any such product, process, method, substance or other item where the result of such failure to obtain and hold such benefits or such infringement would reasonably be expected to have a Materially Adverse Effect.

     Section 5.17.  Ownership of Property.  Except as set forth on Schedule
                    ---------------------                          --------
5.17, each Consolidated Company has good and marketable fee simple title to or a
----
valid leasehold interest in all of its real property and good title to, or a valid leasehold interest in, all of its other property, as such properties are reflected in the pro forma consolidated balance sheet of the Consolidated Companies as of June 29, 1997 referred to in Section 5.14, other than properties disposed of in the ordinary course of business since such date or as otherwise permitted by the terms of this Agreement, subject to no Lien or title defect of any kind, except Permitted Liens. The Consolidated Companies enjoy peaceful and undisturbed possession under all of their respective material leases.

     Section 5.18.  Indebtedness.  Except for the Indebtedness set forth on
                    ------------
Schedule 7.01 or otherwise permitted pursuant to Section 7.01, (and with the
-------------
exception of the Existing Credit

Agreement to be repaid in full on the Closing Date) none of the Acquisition Sub, the Borrower or any of its Subsidiaries is an obligor in respect of any Indebtedness for borrowed money or any commitment to create or incur any Indebtedness for borrowed money.

     Section 5.19.  Financial Condition.  On the Closing Date, and on the
                    -------------------
date of each Loan hereunder and after giving effect to the Transaction and the other transactions contemplated by this Agreement and the other Credit Documents, including without limitation, the use of the proceeds of the Loans as provided in Section 2.01, (i) the assets of each Credit Party at fair valuation and based on their present fair saleable value (including, without limitation, the fair and realistic value of any contribution or subrogation rights in respect of any Guaranty Agreement given by such Credit Party) will exceed such Credit Party's debts, including contingent liabilities (as such liabilities may be limited under the express terms of any Guaranty Agreement of such Credit Party), (ii) the remaining capital of such Credit Party will not be unreasonably small to conduct the Credit Party's business, and (iii) such Credit Party will not have incurred debts, or have intended to incur debts, beyond the Credit Party's ability to pay such debts as they mature. For purposes of this Section 5.19, "debt" means any liability on a claim, and "claim" means (a) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (b) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

     Section 5.20.  Labor Matters.  Except as set forth in Schedule 5.20 or
                    -------------                          -------------
in any notice furnished to the Lenders pursuant to Section 6.07(k) at or prior to the respective times the representations and warranties set forth in this
Section 5.20 are made or deemed to be made hereunder, the Consolidated Companies have experienced no strikes, labor disputes, slow downs or work stoppages due to labor disagreements which have had, or would reasonably be expected to have, a Materially Adverse Effect, and, to the best knowledge of Acquisition Sub or Borrower, there are no such strikes, disputes, slow downs or work stoppages threatened against any Consolidated Company. Except as set forth in Schedule
                                                                     --------
5.20 or in any notice furnished to the Lenders pursuant to Section 6.07(k) at or
----
prior to the respective times the representations and warranties set forth in this Section 5.20 are made or deemed to be made hereunder, the hours worked and payment made to employees of the Consolidated Companies have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable law dealing with such matters where the failure to comply therewith would reasonably be expected to have a Materially Adverse Effect. Substantially all payments due from the Consolidated Companies, or for which any claim may be made against the Consolidated Companies, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as liabilities on the books of the Consolidated Companies where the failure to pay or accrue such liabilities would reasonably be expected to have a Materially Adverse Effect.

     Section 5.21.  Payment or Dividend Restrictions.  Except as described
                    --------------------------------
on Schedule 5.21, none of the Borrower or its Subsidiaries is party to or
   -------------
subject to any agreement or understanding restricting or limiting the payment of any dividends or other distributions by Borrower or any Subsidiaries of Borrower.

     Section 5.22.  Ownership of Acquisition Sub and Borrower.  As of the
                    -----------------------------------------
Closing Date, Parent owns 100% of the issued and outstanding capital stock of the Acquisition Sub and, immediately upon consummation of the Merger concurrent with the initial Loans hereunder, will own 100% of the issued and outstanding capital stock of the Borrower, which Stock is fully paid and non-assessable.

     Section 5.23.  Acquisition.  The Merger Agreement is in full force and
                    -----------
effect, has not been terminated, rescinded or withdrawn, and no material provision thereof has been amended or waived by any party; all representations and warranties of the parties set forth in the Merger Agreement, are true and correct as of the Closing Date with the same effect as though made on and as of the Closing Date; all requisite approvals by governmental authorities and regulatory bodies having jurisdiction over the Parent, the Target and the Acquisition Sub in respect of the transactions contemplated by the Merger Agreement have been obtained by such entities, as the case may be, and no such approvals impose any conditions to the consummation of the transactions contemplated by the Merger Agreement or the continued conduct by the Borrower of the business of Target or otherwise. The Merger will be consummated before or concurrently with the initial Advance hereunder.

     Section 5.24.  Continuing Business of Target; Business of Parent.  (a)
                    -------------------------------------------------
There exists no actual or, to the best knowledge of Acquisition Sub or Borrower, threatened termination, cancellation or limitation of, or any material modification or change in, (i) the business relationships of the Borrower with any customer or group of customers of the Borrower whose business individually or in the aggregate is material to the operations or financial condition of the Borrower, (ii) the business relationships of the Borrower with any of its material suppliers or (iii) any Material Contract where such termination, cancellation, limitation, modification or change would reasonably be expected, individually or in the aggregate, to have a Materially Adverse Effect; and the Acquisition Sub and the Borrower reasonably anticipates that after the consummation of the transactions contemplated by the Merger Agreement and this Agreement, substantially all such customers and suppliers will continue a business relationship with the Borrower on a basis no less favorable to the Borrower than as heretofore conducted with the Target and there exists no other condition or state of facts or circumstances which would reasonably be expected to have a Materially Adverse Effect on the ongoing business of the Borrower.

     (b) Parent, as of the Closing Date (i) engages in no business or other activity other than the ownership of the Stock of the Acquisition Sub and following the consummation of the Transaction, the Borrower and (ii) has no outstanding Indebtedness other than the Parent Guaranty Agreement.

     Section 5.25.  Consents to Acquisition.  No material consent, authorization
                    -----------------------
or approval of, or declaration, notification, filing or registration with, any governmental or regulatory authority or any third party, including without limitation, the filing of any "Pre-merger Notification Report" with the Federal Trade Commission and the Antitrust Division of the Department of Justice pursuant to Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the regulations promulgated thereunder is necessary in connection with the consummation of the Acquisition and the Merger which has not been obtained on or prior to the Closing Date.

     Section 5.26.  Disclosure.  No representation or warranty contained in
                    ----------
this Agreement (including the Schedules attached hereto) or in any other document furnished from time to time pursuant to the terms of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein not misleading in any material respect as of the date made or deemed to be made. Except as may be set forth herein (including the Schedules attached hereto), there is no fact known to Acquisition Sub or Borrower which has had, or is reasonably expected to have, a Materially Adverse Effect.


                                  ARTICLE VI.

                             AFFIRMATIVE COVENANTS
                             ---------------------

         So long as any Commitment remains in effect hereunder or any Note or other Obligation shall remain unpaid, Borrower will:

     Section 6.01.  Corporate Existence, Etc.  Preserve and maintain, and
                    -------------------------
cause each of its Subsidiaries to preserve and maintain, its corporate existence, its material rights, franchises, and licenses, and its material patents and copyrights (for the scheduled duration thereof), trademarks, trade names, and service marks, necessary or desirable in the normal conduct of its business, and its qualification to do business as a foreign corporation in all jurisdictions where it conducts business or other activities making such qualification necessary, where the failure to be so qualified would reasonably be expected to have a Materially Adverse Effect.

     Section 6.02.  Compliance with Laws, Etc.  Comply, and cause each of
                    --------------------------
its Subsidiaries to comply with all Requirements of Law (including, without limitation, the Environmental Laws subject to the exception set forth in Section
5.08 where the penalties, claims, fines, and other liabilities resulting from noncompliance with such Environmental Laws do not involve amounts in excess of $1,000,000 in the aggregate) and Contractual Obligations applicable to or binding on any of them where the failure to comply with such Requirements of Law and Contractual Obligations would reasonably be expected to have a Materially Adverse Effect.

     Section 6.03.  Payment of Taxes and Claims, Etc.  Pay, and cause each of
                    ---------------------------------
its Subsidiaries to pay, (i) all taxes, assessments and governmental charges imposed upon it or upon its property, and (ii) all claims (including, without limitation, claims for labor, materials, supplies or services) which might, if unpaid, become a Lien upon its property, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate proceedings and adequate reserves are maintained with respect thereto.

     Section 6.04.  Keeping of Books.  Keep, and cause each of its
                    ----------------
Subsidiaries to keep, proper books of record and account, containing complete and materially accurate entries of all their respective financial and business transactions.

     Section 6.05.  Visitation, Inspection, Etc.  Permit, and cause each of
                    ---------------------------
its Subsidiaries to permit, any representative of the Agent or any Lender to visit and inspect any of its property, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with its officers, all at such reasonable times and as often as the Agent or such Lender may reasonably request; provided that, as long as no Event of Default has occurred or is continuing, (i) Agent or such Lender shall give at least five (5) Business Days' prior written notice to Borrower of any such visit or inspection, (ii) such visit or inspection will not materially interfere with the conduct of business and (iii) such visit or inspection will be at Agent's or such Lender's expense.

     Section 6.06.  Insurance; Maintenance of Properties.
                    ------------------------------------

         (a) Maintain or cause to be maintained with financially sound and reputable insurers, insurance with respect to its properties and business, and the properties and business of its Subsidiaries, against loss or damage of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance to be of such types and in such amounts as is customary for such companies under similar circumstances; provided, however,
                                                          --------  -------
that in any event Borrower shall use its best efforts to maintain, or cause to be maintained, insurance in amounts and with coverages not materially less favorable to any of its Subsidiaries as in effect on the date of this Agreement.

         (b) Cause, and cause each of its Subsidiaries to cause, all properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, settlements and improvements thereof, all as in the judgment of Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted.

     Section 6.07.  Reporting Covenants.  Furnish to each Lender:
                    -------------------

         (a) Annual Financial Statements.  As soon as available and in any event
             ---------------------------
     within 120 days after each fiscal year end of Parent, balance sheets of the Parent and its

     Subsidiaries as at the end of such year, presented on a consolidated and consolidating basis, and the related statements of income, shareholders' equity, and cash flows of the Parent and its Subsidiaries for such fiscal year, presented on a consolidated and consolidating basis, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by a report thereon of Arthur Andersen L.L.P. or other independent public accountants of comparable recognized national standing, which such report shall be unqualified as to going concern and scope of audit and shall state that such financial statements present fairly in all material respects the financial condition as at the end of such fiscal year on a consolidated and consolidating basis, and the results of operations and statements of cash flows of the Parent and its Subsidiaries for such Fiscal Year in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

         (b) Quarterly and Monthly Financial Statements.  (i) As soon as
             ------------------------------------------
     available and in any event within 45 days after the end of each fiscal quarter of Parent (other than the fourth fiscal quarter), balance sheets of the Parent and its Subsidiaries as at the end of such quarter presented on a consolidated and consolidating basis and the related statements of income, shareholders' equity, and cash flows of the Parent and its Subsidiaries for such fiscal quarter and for the portion of Parent's Fiscal Year ended at the end of such quarter, presented on a consolidated and consolidating basis setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of Parent's previous Fiscal Year, all in reasonable detail and certified, with respect to the quarterly statements, by the chief financial officer or principal accounting officer of Borrower that such financial statements fairly present in all material respects the financial condition of the Parent and its Subsidiaries as at the end of such fiscal quarter on a consolidated and consolidating basis, and the results of operations and statements of cash flows of the Parent and its Subsidiaries for such fiscal quarter and such portion of Parent's Fiscal Year, in accordance with GAAP consistently applied (subject to normal year-end audit adjustments and the absence of certain footnotes) and (ii) as soon as available and in any event within 30 days after the end of each calendar month, balance sheets of the Parent and its Subsidiaries as at the end of such month presented on a consolidated and consolidating basis and the related statements of income, shareholders' equity, and cash flows of the Parent and its Subsidiaries for such month and for the portion of Parent's Fiscal Year ended at the end of such month, presented on a consolidated and consolidating basis setting forth in each case in comparative form the figures for the corresponding portion of Parent's previous Fiscal Year, all in reasonable detail, in accordance with GAAP consistently applied (subject to normal year-end audit adjustments and the absence of certain footnotes);

         (c) No Default/Compliance Certificate.  Together with the financial
             ---------------------------------
     statements required pursuant to subsections (a) and (b)(i) above, a certificate, substantially in the form of Exhibit I attached hereto, of the
                                               ---------
     treasurer or chief financial
     officer of Borrower (i) to the effect that, based upon a review of the activities of the Parent and its Subsidiaries and such financial statements during the period covered thereby, there exists no Event of Default and no Default under this Agreement, or if there exists an Event of Default or a Default hereunder, specifying the nature thereof and the proposed response thereto, and (ii) demonstrating in reasonable detail compliance as at the end of such Fiscal Year or such fiscal quarter with Section 6.08 and Sections 7.01 through 7.06;

         (d) Notice of Default.  Promptly after any Executive Officer of
             -----------------
     Borrower has notice or knowledge of the occurrence of an Event of Default or a Default, a certificate of the chief financial officer or principal accounting officer of Borrower specifying the nature thereof and the proposed response thereto;

         (e) Litigation.  Promptly after (i) the occurrence thereof, notice of
             ----------
     the institution of or any material adverse development in any material action, suit or proceeding or any governmental investigation or any arbitration, before any court or arbitrator or any governmental or administrative body, agency or official, against Borrower or any of its Subsidiaries, or any material property of any thereof seeking money damages in excess of $2,000,000 (unless any such judgment, award or fine is unequivocally covered by Borrower's insurance policies) or which, if adversely determined, would otherwise reasonably be expected to have a Materially Adverse Effect, or (ii) actual knowledge thereof, notice of the threat of any such action, suit, proceeding, investigation or arbitration;

         (f) Environmental Notices.  Promptly after receipt thereof, notice of
             ---------------------
     any actual or alleged violation, or notice of any action, claim or request for information, either judicial or administrative, from any governmental authority relating to any actual or alleged claim, notice of potential responsibility under or violation of any Environmental Law, or any actual or alleged spill, leak, disposal or other release of any waste, petroleum product, or hazardous waste or Hazardous Substance by Borrower or any of its Subsidiaries which could reasonably be expected to result in penalties, fines, claims or other liabilities to Borrower or any of its Subsidiaries in amounts in excess of $1,000,000;

         (g) ERISA.  (i)  Promptly after the occurrence thereof with respect to
             -----
     any Plan of any Consolidated Company or any ERISA Affiliate thereof, or any trust established thereunder, notice of (A) a "reportable event" described in Section 4043 of ERISA and the regulations issued from time to time thereunder (other than a "reportable event" not subject to the provisions for 30-day notice to the PBGC under such regulations), or (B) any other event which could subject any Consolidated Company to any tax, penalty or liability (excluding PBGC premiums in the normal course) under Title I or Title IV of ERISA or Chapter 43 of the Tax Code, or any tax or penalty resulting from a loss of deduction that was asserted on a filed tax return with the state or federal taxing authority under Sections 162, 404 or 419 of the Tax Code, where any such taxes, penalties or liabilities exceed or could reasonably be expected to exceed $1,000,000 in the aggregate;

               (ii) Promptly after such notice must be provided to the PBGC, or to a Plan participant, beneficiary or alternative payee, any notice required under Section 101(d), 302(f)(4), 303, 307, 4041(b)(1)(A) or
     4041(c)(1)(A) of ERISA or under Section 401(a)(29) or 412 of the Tax Code with respect to any Plan of any Consolidated Company or any ERISA Affiliate thereof;

               (iii) Promptly after receipt, any notice received by any Consolidated Company or any ERISA Affiliate thereof concerning the intent of the PBGC or any other governmental authority to terminate a Plan of such Consolidated Company or ERISA Affiliate thereof which is subject to Title IV of ERISA, to impose any liability on such Consolidated Company or ERISA Affiliate under Title IV of ERISA or Chapter 43 of the Tax Code;

               (iv) Upon the request of the Agent, promptly upon the filing thereof with the Internal Revenue Service ("IRS") or the Department of Labor ("DOL"), a copy of IRS Form 5500 or annual report for each Plan of any Consolidated Company or ERISA Affiliate thereof which is subject to Title IV of ERISA;

               (v) Upon the request of the Agent, (A) true and complete copies of any and all documents, government reports and IRS determination or opinion letters or rulings for any Plan of any Consolidated Company from the IRS, PBGC or DOL, (B) any reports filed with the IRS, PBGC or DOL with respect to a Plan of the Consolidated Companies or any ERISA Affiliate thereof, or (C) a current statement of withdrawal liability for each Multiemployer Plan of any Consolidated Company or any ERISA Affiliate thereof;

          (h) Liens.  Promptly upon Borrower or any Subsidiary becoming aware
              -----
     thereof, notice of the filing of any federal statutory Lien, tax or other state or local government Lien or any other Lien affecting their respective properties, other than Permitted Liens;

          (i) Public Filings, Etc.  Promptly upon the filing thereof or
              -------------------
     otherwise becoming available, copies of all financial statements, annual, quarterly and special reports, proxy statements and notices sent or made available generally by Parent or Borrower to its public security holders, of all regular and periodic reports and all registration statements and prospectuses, if any, filed by any of them with any securities exchange, and of all press releases and other statements made available generally to the public containing material developments in the business or financial condition of Borrower and the other Consolidated Companies;

          (j) Accountants' Reports.  Promptly upon receipt thereof, copies of
              --------------------
     all financial statements of, and all reports submitted by, independent public accountants to Parent or Borrower in connection with each annual, interim, or special audit of Parent's or Borrower's financial statements, including without limitation, the comment letter submitted by such accountants to management in connection with their annual audit;

          (k) Burdensome Restrictions, Etc.  Promptly upon the existence or
              ----------------------------
     occurrence thereof, notice of the existence or occurrence of (i) any Contractual Obligation or Requirement of Law described in Section 5.11,
     (ii) failure of Borrower or any Subsidiary to hold in full force and effect those material trademarks, service marks, patents, trade names, copyrights, licenses and similar rights necessary in the normal conduct of its business, and (iii) any strike, labor dispute, slow down or work stoppage as described in Section 5.20;

          (l) New Material Subsidiaries.  Within 30 days after the formation or
              -------------------------
     acquisition of any Material Subsidiary, or any other event resulting in the creation of a new Material Subsidiary, notice of the formation or acquisition of such Material Subsidiary or such occurrence, including a description of the assets of such entity, the activities in which it will be engaged, and such other information as the Agent and any of the Lenders may request;

          (m) Intercompany Asset Transfers.  Promptly upon the occurrence
              ----------------------------
     thereof, notice of the transfer of any assets from any Credit Party to any other Consolidated Company that is not a Credit Party in any transaction or series of related transactions, where either the book value or the fair market value of such assets is greater than $1,000,000 (excluding sales or other transfers of assets in the ordinary course of business);

          (n) Annual Budget and Projections.  Within a reasonable period of time
              -----------------------------
     after the beginning of each Fiscal Year of Borrower, an annual budget and accompanying projected balance sheets and statements of income, shareholders' equity, and cash flows for such fiscal year for the Borrower and its Subsidiaries in form and substance reasonably acceptable to the Lenders; and

          (o) Other Information.  With reasonable promptness, such other
              -----------------
     information about the Consolidated Companies as the Agent or any Lender may reasonably request from time to time.

     Section 6.08.  Financial Covenants.
                    -------------------

          (a) Fixed Charge Coverage Ratio.  Maintain a Fixed Charge Coverage
              ---------------------------
Ratio at all times, measured as of the last day of each Fiscal Quarter of the Borrower, commencing with the last day of the third Fiscal Quarter of 1998, of not less than the ratio set forth opposite the period in which such Fiscal Quarter Ended as set forth below:

               Period                                      Ratio
               ------                                      -----

     Third Fiscal Quarter 1998                            0.75:1.00

     First Day of Fourth Fiscal Quarter 1998
        through the last day of Third
        Fiscal Quarter 1999                               1.00:1.00

     First Day of Fourth Fiscal Quarter
         1999 and thereafter                              1.05:1.00.

The calculation of the Fixed Charge Coverage Ratio of the Borrower as of the last day of the third Fiscal Quarter of 1998 shall be based upon the four Fiscal Quarters of the Borrower ending on such date. The calculation of the Fixed Charge Coverage Ratio of the Borrower as of the last day of the fourth Fiscal Quarter of 1998 shall be based solely upon the period consisting of such fourth Fiscal Quarter of 1998. The calculation of the Fixed Charge Coverage Ratio of the Borrower as of the last day of the first Fiscal Quarter of 1999 shall be based solely upon the period consisting of the fourth Fiscal Quarter of 1998 and the first Fiscal Quarter of 1999. The calculation of the Fixed Charge Coverage Ratio of the Borrower as of the last day of the second Fiscal Quarter of 1999 shall be based solely upon the period consisting of the fourth Fiscal Quarter of 1998, the first Fiscal Quarter of 1999 and the second Fiscal Quarter of 1999. Following the second Fiscal Quarter of 1999, the Fixed Charge Coverage Ratio shall be calculated in accordance with the definition thereof.


          (b) Funded Debt Coverage Ratio.  Maintain  a Funded Debt Coverage
              --------------------------
Ratio at all times, measured as of the last day of each Fiscal Quarter of the Borrower, commencing with the last day of the third Fiscal Quarter of 1998, of not less than the ratio set forth opposite the period in which such Fiscal Quarter Ended as set forth below:

               Period                                     Ratio
               ------                                     -----

     Third Fiscal Quarter 1998                          7.50:1.00

     First Day of Fourth Fiscal Quarter 1998
        through the last day of Third
        Fiscal Quarter 1999                             6.00:1.00

     First Day of Fourth Fiscal Quarter
         1999 and thereafter                            5.00:1.00.

          (c) Consolidated Net Worth.  Maintain at all times, as calculated on
              ----------------------
the last day of each Fiscal Quarter of the Borrower, Consolidated Net Worth in an amount not less than $15,000,000.

          (d) Consolidated Capital Expenditures.  Not make or commit to make
              ---------------------------------
any Consolidated Capital Expenditures during any period of eight consecutive Fiscal Quarters which exceed, when aggregated with all other Consolidated Capital Expenditures previously made during such period, the amount of $20,000,000.

     Section 6.09.  Notices Under Certain Other Indebtedness.  Within five (5)
                    ----------------------------------------
Business Days upon its receipt thereof, Borrower shall furnish the Agent a copy of any notice received by it or any other Consolidated Company from the holder(s) of Indebtedness referred to in Section 7.01(b), (c), (e), (f), (g) or
(i) (or from any trustee, agent, attorney, or other party acting on behalf of such holder(s)) in an amount which, in the aggregate, exceeds $1,000,000, where such notice states or claims (i) the existence or occurrence of any default or event of default with respect to such Indebtedness under the terms of any indenture, loan or credit agreement, debenture, note, or other document evidencing or governing such Indebtedness, or (ii) the existence or occurrence of any event or condition which requires or permits holder(s) of any Indebtedness to exercise rights under any Change in Control Provision.

     Section 6.10.  Additional Credit Parties and Collateral.  Promptly after
                    ----------------------------------------
(i) the formation or acquisition of any Material Subsidiary not listed on
Schedule 5.13, (ii) the transfer of assets to any Consolidated Company if notice
-------------
thereof is required to be given pursuant to Section 6.07(m) and as a result thereof the recipient of such assets becomes a Material Subsidiary, or (iii) the occurrence of any other event creating a new Material Subsidiary, Borrower shall cause to be executed and delivered a Guaranty Agreement from each such Material Subsidiary, together with related corporate authorization documents, organizational documents, secretary's certificates and, if requested by the Agent in the exercise of its reasonable credit judgment, opinions, all in form and substance satisfactory to the Agent and the Required Lenders.


                                 ARTICLE VII.

                              NEGATIVE COVENANTS
                              ------------------

          So long as any Commitment remains in effect hereunder or any Note or other Obligation shall remain unpaid, Borrower will not and will not permit any Subsidiary to:

     Section 7.01.  Indebtedness.  Create, incur, assume, guarantee, suffer to
                    ------------
exist or otherwise become liable on or with respect to, directly or indirectly, any Indebtedness (including Acquired Indebtedness), other than:

          (a) Indebtedness of the Borrower under this Agreement and of the Material Subsidiaries of Borrower pursuant to the Guaranty Agreement;

          (b) Indebtedness outstanding or incurred on the Closing Date and described on Schedule 7.01;
                  -------------

          (c) Indebtedness of the Borrower or any of its Subsidiaries represented by Capital Lease Obligations (whether or not incurred pursuant to Sale and Leaseback Transactions), mortgage financings or Purchase Money Obligations, in each case incurred for the purpose of financing all of any part of the purchase price or cost of construction or improvement of property used in the business of the Borrower or any of its Subsidiaries (provided that such Indebtedness is incurred within 180 days of the date such property is purchased or the date on which such construction of or improvement to such property is commenced) in an aggregate principal amount at any time outstanding not to exceed $15,000,000.00;

          (d) unsecured current liabilities (other than liabilities for borrowed money or liabilities evidenced by promissory notes, bonds or similar instruments) incurred in the ordinary course of business and either (i) not more than 30 days past due, or (ii) being disputed in good faith by appropriate proceedings with reserves for such disputed liability maintained in conformity with GAAP;

          (e) Indebtedness of Borrower with respect to the Senior Notes and Indebtedness of the Material Subsidiaries of Borrower with respect to guarantees thereof;

          (f) Subordinated Debt of the Borrower (but not Subsidiaries of the Borrower) expressly approved in writing by the Lenders;

          (g) Guarantees of advances to officers and employees in the ordinary course of business, or Guarantees otherwise disclosed to and approved in writing by the Agent and the Required Lenders;

          (h) Endorsements of instruments for deposit or collection in the ordinary course of business; and

          (i) other Indebtedness of Borrower not exceeding $5,000,000 in aggregate principal amount outstanding at any time.

     Section 7.02.  Liens.  Create, incur, assume or suffer to exist any Lien on
                    -----
any of its property now owned or hereafter acquired to secure any Indebtedness other than Permitted Liens.

     Section 7.03.  Mergers, Consolidations, Etc.  (a) Merge or consolidate with
                    -----------------------------
any other Person, except that this Section 7.03 shall not apply to:

          (i) any merger or consolidation of Borrower with any other Person provided that the Borrower is the surviving corporation after such merger or consolidation,

          (ii) any merger or consolidation of any of the Borrower's Subsidiaries with any other Person provided that any such Subsidiary shall be the surviving corporation after such merger or consolidation, shall be a Wholly-Owned Subsidiary of the Borrower and such acquisition or consolidation shall be permitted hereunder, or

          (iii) any merger between Subsidiaries of Borrower.

     Section 7.04.  Investments, Loans, Dividends, Etc.
                    -----------------------------------

          (a)  Directly or indirectly:

          (i) declare or pay any dividend or make any distribution of any kind or character (whether in cash, securities or other property) on account of any class of the Borrower's or any of its Subsidiaries' Equity Interests or to holders thereof (including, without limitation, any payment to stockholders of the Borrower in connection with a merger or consolidation involving the Borrower), other than (a) dividends or distributions payable solely in Equity Interests (other than Disqualified Stock) of the Borrower or (b) dividends or distributions payable solely to the Borrower or any Wholly-Owned Subsidiary of the Borrower;

          (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Borrower, any Subsidiary of the Borrower, or any other Affiliate of the Borrower (other than any such Equity Interests owned by the Borrower or any Wholly-Owned Subsidiary of the Borrower);

          (iii) make any Investment (other than Permitted Investments); or

          (iv) make any payments to any Affiliate of the Borrower as compensation for management services, except through the issuance of Equity Interests (other than Disqualified Stock) of the Borrower

(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of
                                   -------------------
and after giving effect to such Restricted Payment:

          (I) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof,

          (II) at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, the Borrower would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth under Section 6.08(b) hereof, and

          (III) such Restricted Payment, together with the aggregate amount of all other Restricted Payments declared or made by the Borrower and its Subsidiaries on or after the Closing Date (excluding Restricted Payments permitted by Sections 7.04(b)(ii), 7.04(b)(iii), 7.04(b)(iv), 7.04(b)(v)
     and 7.04(b)(vi) hereof), is less than the sum of (i) 50% of the Consolidated Net Income of the Borrower for the period (taken as one accounting period) from the beginning of the first Fiscal Quarter commencing after the Closing Date to the end of the Borrower's most recently ended Fiscal Quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus
     (ii) 100% of the aggregate net cash proceeds received by the Borrower from the issue or sale after the Closing Date of Equity Interests of the Borrower or of debt securities of the Borrower that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Borrower and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock).

          (b) The foregoing clauses (II) and (III) of Section 7.04(a) will not prohibit:

          (i) the payment of any dividend on any class of Capital Stock of the Borrower or any Subsidiary of the Borrower within 60 days after the date of declaration thereof, if on the date on which such dividend was declared such payment would have complied with the provisions of this Agreement; or

          (ii) any dividend on shares of Capital Stock payable solely in shares of Capital Stock (other than Disqualified Stock); or

          (iii) any dividend or other distribution payable from a Subsidiary to the Borrower or any Wholly-Owned Subsidiary; or

          (iv) the making of any Investment in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Borrower) of Equity Interests of the Borrower (other than Disqualified Stock); provided, that any net cash proceeds that are utilized for any such Investment, and any Consolidated Net Income resulting therefor shall be excluded from clause (III) of Section 7.04(a) hereof; or

          (v) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Borrower in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Borrower) of other Equity Interests of the Borrower (other than any Disqualified Stock); provided that any net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition, and any Consolidated Net Income resulting therefrom, shall be excluded from clause (III) of Section 7.04(a) hereof; or

          (vi) the defeasance, redemption or repurchase of pari passu or Subordinated Debt with the net cash proceeds from an incurrence of additional Subordinated Debt or the substantially concurrent sale (other than to a Subsidiary of the Borrower) of Equity Interests of the Borrower (other than Disqualified Stock); provided, that any net cash proceeds that are utilized for any such defeasance, redemption or repurchase, and any Consolidated Net Income resulting therefrom, shall be excluded from clause
     (III) of Section 7.04(a) hereof; or

          (vii) the repurchase of shares of Capital Stock of the Borrower in connection with repurchase provisions under employee stock option and stock purchase agreements or other agreements to compensate management employees of the Borrower to the extent such payments do not exceed $1.0 million in the aggregate.

          (c) The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Borrower or such Subsidiary, as the case may be, pursuant to the Restricted Payment.

     Section 7.05.  Asset Sales.  (a) Engage, directly or indirectly, in an
                    -----------
Asset Sale (except an Exempt Asset Sale) unless:

          (i) the Borrower (or such Subsidiary) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of, and in the case of a lease of assets, a lease providing for rent and other conditions which are no less favorable to the Borrower (or such Subsidiary) in any material respect than the then prevailing market conditions (as determined in each case by the Board of Directors of the Borrower, whose determination shall be conclusive if made in good faith and evidenced by a Board Resolution set forth in an officers' certificate of the Borrower delivered to the Agent);

          (ii) at least 85% (100% in the case of lease payments) of the consideration therefor received by the Borrower or such Subsidiary is in the form of cash or Cash Equivalents; and

          (iii) No Default or Event of Default exists or would result therefrom.

          (b) The Borrower may apply, and may permit its Subsidiaries to apply, Net Proceeds of an Asset Sale (other than an Exempt Asset Sale), at its option, in each case within 180 days after the consummation of such an Asset Sale:

               (i) to permanently reduce Indebtedness outstanding hereunder (and to permanently reduce the Commitments with respect thereto) or pursuant to the Senior Notes;

               (ii) to acquire Eligible Assets or to reimburse the Borrower or its Subsidiaries for expenditures previously made to acquire Eligible Assets, provided that any such expenditures were made not more than 180
             --------
     days prior to the consummation of such Asset Sale and were made in contemplation of such Asset Sale and for the purpose of replacing the assets to be disposed of in such Asset Sale; or

               (iii) to reimburse the Borrower or its Subsidiaries for expenditures made, and costs incurred, to repair, rebuild, replace or restore property subject to loss, damage or taking to the extent that the Net Proceeds consist of insurance proceeds received on account of such loss, damage or taking.

Pending the final application of any such Net Proceeds, the Borrower may invest such Net Proceeds temporarily in Cash Equivalents or apply such Net Proceeds to reduce amounts outstanding hereunder. Notwithstanding the foregoing, with respect to any Asset Sale of any Collateral, the Borrower (or such Subsidiary) shall not be permitted to enter into any Asset Sale with respect thereto unless and until the Borrower has granted to the Agent, for the ratable benefit of the Lenders, a perfected security interest in additional Collateral of a quality and value (including cash or Cash Equivalents) at least equal to the quality and value of the Collateral subject to the Asset Sale (in each case, as determined in the reasonable discretion of the Required Lenders); provided, however, that such requirement for substitute Collateral shall not apply to an Asset Sale of the Capital Stock or all of substantially all of the assets of Krystal Aviation Co. and Krystal Aviation Management Co.

     Section 7.06.  Sale and Leaseback Transactions.  Enter into any Sale and
                    -------------------------------
Leaseback Transaction. Notwithstanding the foregoing, the Borrower or any Subsidiary may enter into a Sale and Leaseback Transaction if:

          (a) after giving pro forma effect to any such Sale and Leaseback Transaction, the Borrower shall be in compliance with Sections 7.01 and
     7.02 hereof,

          (b) the gross cash proceeds of such Sale and Leaseback Transaction are at least equal to the fair market value of such property;

          (c) the aggregate rent payable by the Borrower in respect of such Sale and Leaseback Transaction is not in excess of the fair market rental value of the property leased pursuant to such Sale and Leaseback Transaction; and

          (d) the assets subject to such Sale and Leaseback Transaction do not constitute Collateral.

     Section 7.07.  Transactions with Affiliates.  Enter into or suffer to exist
                    ----------------------------
any transaction or a series of related transactions (including, without limitation the sale, purchase, exchange or lease of assets, property or services) with any Affiliate (each of the foregoing, an "Affiliate Transaction"), other than Exempt Affiliate Transactions, unless:

          (a) such Affiliate Transaction is on terms that are no less favorable to the Borrower or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Borrower or such Subsidiary with a Person that is not an Affiliate; and

          (b) the Borrower delivers to the Lenders (i) with respect to any Affiliate Transaction entered into after the Closing Date involving aggregate consideration in excess of $2.5 million, a Board Resolution duly adopted by a committee of independent Directors of the Borrower, as set forth in an Officer's Certificate, certifying that such Affiliate Transaction complies with clause (a) above.

     Section 7.08.  Changes in Business.  Enter into or engage in any business
                    -------------------
which is substantially different from the business engaged in (or any reasonable extensions or expansions thereof) by the Borrower and its Subsidiaries on the Closing Date.

     Section 7.09.  ERISA.  Take or fail to take any action with respect to any
                    -----
Plan of any Consolidated Company or, with respect to its ERISA Affiliates, any Plans which are subject to Title IV of ERISA or to continuation health care requirements for group health plans under the Tax Code, including without limitation (i) establishing any such Plan, (ii) amending any such Plan (except where required to comply with applicable law), (iii) terminating or withdrawing from any such Plan, or (iv) incurring an amount of unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA, or any withdrawal liability under Title IV of ERISA with respect to any such Plan, which together with any other action or omission referred to in this Section 7.09 (taken as a whole) would have a Materially Adverse Effect, without first obtaining the written approval of the Required Lenders.

     Section 7.10.  Limitation on Payment Restrictions Affecting Borrower and
                    ---------------------------------------------------------
its Subsidiaries.  Create or otherwise cause or suffer to exist or become
----------------
effective, any consensual encumbrance or restriction on the ability of Borrower or any of its Subsidiaries to (i) pay dividends or make any other distributions on any stock of a Subsidiary of the Borrower, or (ii) pay any intercompany debt owed to Borrower or any Subsidiary of Borrower, or (iii) transfer any of its property or assets to Borrower or any Subsidiary of Borrower, except any consensual encumbrance or restriction existing as of the Closing Date.

     Section 7.11.  Actions Under Certain Documents.  Without the prior written
                    -------------------------------
consent of the Required Lenders (i) modify, amend, cancel or rescind any agreements or documents evidencing or governing Subordinated Debt or intercompany debt, (ii) make any payment with respect to Subordinated Debt, except that current interest accrued on such Subordinated Debt as of the date of this Agreement and all interest subsequently accruing thereon (whether or not paid currently) may be paid unless a Default or Event of Default has occurred and is continuing, (iii) voluntarily prepay any portion of intercompany debt, (iv) amend or modify the Senior Note Indenture or Senior Notes issued thereunder to (x) increase the interest rate applicable thereto or fees payable in connection therewith, (y) shorten the maturity or scheduled amortization thereof, (z) make any covenant or event of default applicable thereto more restrictive or otherwise to materially increase the obligations or liabilities of the Consolidated Companies thereunder or (v) prepay, defease, tender for, or otherwise provide for the payment prior to maturity of, the Senior Notes, in whole or in part, except in connection with an Asset Sale as permitted pursuant to Section 7.05 hereof.

     Section 7.12.  Additional Negative Pledges.  Create or otherwise cause or
                    ---------------------------
suffer to exist or become effective, directly or indirectly, any prohibition or restriction on the creation or existence of any Lien upon any asset of Borrower or its Subsidiaries, other than pursuant to (i) Section 7.02, (ii) the terms of any agreement, instrument or other document pursuant to which any Indebtedness permitted by Section 7.01(c) is incurred by Borrower or its Subsidiaries, so long as such prohibition or restriction applies only to the property or asset being financed by such Indebtedness, (iii) the Senior Indenture as in effect on the Closing Date and (iv) any requirement of applicable law or any regulatory authority having jurisdiction over any of the Borrower or its Subsidiaries.

     Section 7.13.  Changes in Fiscal Year.  Change the calculation of the
                    ----------------------
Fiscal Year of the Borrower.

     Section 7.14.  Issuance of Stock by Subsidiaries.  Permit any Material
                    ---------------------------------
Subsidiary (either directly or indirectly by the issuance of rights or options for, or securities convertible into such shares) to issue, sell or dispose of any shares of its stock of any class (other than directors' qualifying shares, if any) except to the Borrower or another Wholly-Owned Subsidiary of Borrower.


                                 ARTICLE VIII.

                               EVENTS OF DEFAULT
                               -----------------

          Upon the occurrence and during the continuance of any of the following specified events (each an "Event of Default"):

     Section 8.01.  Payments.  Borrower shall fail to make promptly when due
                    --------
(including, without limitation, by mandatory prepayment) any principal payment with respect to the Loans, or Borrower shall fail to make any payment of interest, fee or other amount payable hereunder within two (2) Business Days of its due date;

     Section 8.02.  Covenants Without Notice.  Borrower shall fail to observe or
                    ------------------------
perform any covenant or agreement contained in Sections 6.01, 6.05, 6.07, 6.08,
6.09 or Article VII, provided that Borrower may fail to observe the covenant set forth in Section 6.08(a) once for any Fiscal Quarter through the third Fiscal Quarter of 1999 without causing an Event of Default;

     Section 8.03.  Other Covenants.  Borrower shall fail to observe or perform
                    ---------------
any covenant or agreement contained in this Agreement, other than those referred to in Sections 8.01 and 8.02, and such failure shall remain unremedied for 30 days after the earlier of (i) Borrower's obtaining knowledge thereof, or (ii) written notice thereof shall have been given to Borrower by Agent or any Lender;

     Section 8.04.  Representations.  Any representation or warranty made or
                    ---------------
deemed to be made by Borrower or any other Credit Party or by any of its officers under this Agreement or any other Credit Document (including the Schedules attached thereto), or any certificate or other document submitted to the Agent or the Lenders by any such Person pursuant to the terms of this Agreement or any other Credit Document, shall be incorrect in any material respect when made or deemed to be made or submitted;

     Section 8.05.  Non-Payments of Other Indebtedness.  Parent or any
                    ----------------------------------
Consolidated Company shall fail to make when due (whether at stated maturity, by acceleration, on demand or otherwise, and after giving effect to any applicable grace period) any payment of principal of or interest on any Indebtedness (other than the Obligations) exceeding $1,000,000 individually or in the aggregate;

     Section 8.06.  Defaults Under Other Agreements; Change In Control
                    --------------------------------------------------
Provisions.  (a) Parent or any Consolidated Company shall fail to observe or
----------
perform any covenants or agreements contained in any agreements or instruments relating to any of its Indebtedness exceeding $1,000,000 individually or in the aggregate (after giving effect to any applicable grace period), or any other event shall occur if the effect of such failure or other event is to accelerate, or with notice or passage of time or both (after giving effect to any applicable grace period), to permit the holder of such Indebtedness or any other Person to accelerate, the maturity of such Indebtedness; or any such Indebtedness shall be required to be prepaid (other than by a regularly scheduled required prepayment) in whole or in part prior to its stated maturity; or (b) any event or condition shall occur or exist which, pursuant to the terms of any Change in Control Provision, requires or permits the holder(s) of the Indebtedness subject to such Change in Control Provision to require that such Indebtedness be redeemed, repurchased, defeased, prepaid or repaid, in whole or in part, or the maturity of such Indebtedness to be accelerated;

     Section 8.07.  Bankruptcy.  Parent or any Consolidated Company shall
                    ----------
commence a voluntary case concerning itself under the Bankruptcy Code or applicable foreign bankruptcy laws; or an involuntary case for bankruptcy is commenced against Parent or any Consolidated Company and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) or similar official under applicable foreign bankruptcy laws is appointed for, or takes charge of, all or any substantial part of the property of the Parent or any Consolidated Company; or the Parent or any Consolidated Company commences proceedings of its own bankruptcy or to be granted a suspension of payments or any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction, whether now or hereafter in effect, relating to the Parent or any Consolidated Company or there is commenced against the Parent or any Consolidated Company any such proceeding which remains undismissed for a period of 60 days; or the Parent or any Consolidated Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Parent or any Consolidated Company suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Parent or any Consolidated Company makes a general assignment for the benefit of creditors; or the Parent or any Consolidated Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Parent or any Consolidated Company shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or the Parent or any Consolidated Company shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate action is taken by the Parent or any Consolidated Company for the purpose of effecting any of the foregoing;

     Section 8.08.  ERISA.  A Plan of either Parent,  a Consolidated Company or
                    -----
of any of its ERISA Affiliates which is subject to Title IV of ERISA:

               (i) shall fail to be funded in accordance with the minimum funding standard required by applicable law, the terms of such Plan,
     Section 412 of the Tax Code or Section 302 of ERISA for any plan year or a waiver of such standard is sought or granted with respect to such Plan under applicable law, the terms of such Plan or Section 412 of the Tax Code or Section 303 of ERISA; or

               (ii) is being, or has been, terminated or the subject of termination proceedings under applicable law or the terms of such Plan; or

               (iii) shall require Parent or a Consolidated Company to provide security under applicable law, the terms of such Plan, Section 401 or 412 of the Tax Code or Section 306 or 307 of ERISA; or

               (iv) results in a liability to Parent or a Consolidated Company under applicable law, the terms of such Plan, or Title IV of ERISA;

and there shall result from any such failure, waiver, termination or other event described in clauses (i) through (iv) above a liability to the PBGC or a Plan that would have a Materially Adverse Effect;

     Section 8.09.  Judgments.  Judgments or orders for the payment of money in
                    ---------
excess of $2,000,000 individually or in the aggregate (unless the Borrower's insurance company has admitted liability for such judgment or order with respect to all amounts in excess of $2,000,000 and such judgment has not resulted in a Lien on the assets of the Borrower or its Subsidiaries) or otherwise having a Materially Adverse Effect shall be rendered against Parent or any Consolidated Company and such judgment or order shall continue unsatisfied (in the case of a money judgment) and in effect for a period of 35 days during which execution shall not be effectively stayed or deferred (whether by action of a court, by agreement or otherwise);

     Section 8.10.  Ownership of Credit Parties.  If Borrower shall at any time
                    ---------------------------
fail to own and control the shares of Voting Stock of any Subsidiary which it owned or controlled at the time such Subsidiary became a Credit Party hereunder other than due to sale of the Voting Stock of such Subsidiary permitted pursuant to Section 7.05 hereof;

     Section 8.11.  Chairman of the Board of Directors of Parent and Borrower.
                    ---------------------------------------------------------
If Philip H. Sanford shall cease for any reason, including without limitation, death, incompetence or incapacity, to hold the position and exercise the duties of the Chairman of the Board of the Directors of each of the Parent and the Borrower and is not replaced within a reasonable period of time by a Person of comparable experience, expertise and standing in the business community, as determined by the Required Lenders in the exercise of their reasonable credit judgment;

     Section 8.12.  Change in Control.  If a Change of Control shall occur;
                    -----------------

     Section 8.13.  Default Under Other Credit Documents; Merger Agreement.  (x)
                    ------------------------------------------------------
There shall exist or occur any "Event of Default" as provided under the terms of any other Credit Document, or any Credit Document ceases to be in full force and effect or the validity or enforceability thereof is disaffirmed by or on behalf of Borrower or any other Credit Party, or at any time it is or becomes unlawful for Borrower or any other Credit Party to perform or comply with its obligations under any Credit Document, or the obligations of Borrower or any other Credit Party under any Credit Document are not or cease to be legal, valid and binding on Borrower or any such Credit Party; or (y) any party to the Merger Agreement shall default with respect to its covenants or obligations thereunder where such default results in a Materially Adverse Effect with respect to the Credit Parties; or

     Section 8.14.  Failure of Merger and other Elements of the Transaction.
                    -------------------------------------------------------
Failure of the Transaction to be consummated before or substantially concurrently with the initial Loans hereunder;

then, and in any such event, and at any time thereafter if any Event of Default shall then be continuing, the Agent may, and upon the written or telex request of the Required Lenders, shall, take any or all of the following actions, without prejudice to the rights of the Agent, any Lender or the holder of any Note to enforce its claims against Borrower or any other Credit Party: (i) declare all Commitments terminated, whereupon the Commitments of each Lender shall terminate immediately and any commitment fee shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest on the Loans, and all other Obligations owing hereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided, that, if an Event of Default specified
                               --------
in Section 8.07 shall occur, the result which would occur upon the giving of notice by the Agent to any Credit Party, shall occur automatically without the giving of any such notice, and (iii) may exercise any other rights or remedies available under the Credit Documents, at law or in equity. Upon any acceleration of the Loans outstanding hereunder, all outstanding Letters of Credit shall be deemed to have been fully drawn and the Borrower shall be required to deposit cash collateral into the L/C Cash Collateral Account in accordance with the provisions of Section 2.07(b).


                                  ARTICLE IX.

                                  THE AGENT.
                                  ---------

     Section 9.01.  Appointment of Agent.  Each Lender hereby designates
                    --------------------
SunTrust as Agent to administer all matters concerning the Loans and to act as herein specified. Each of the Lenders hereby designates Union Bank of Switzerland, New York Branch as the Syndication Agent and acknowledges that the Syndication Agent shall have no duties under this Agreement whatsoever but shall be entitled to all protections afforded the Agent under this Article IX. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Agent to take such actions on its behalf under the provisions of this Agreement, the other Credit Documents, and all other instruments and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through their agents or employees.

     Section 9.02.  Authorization of Agent with Respect to the Security
                    ---------------------------------------------------
Documents.  (a) Each Lender hereby authorizes the Agent to enter into each of
---------
the Security Documents substantially in the form attached hereto, and to take all action contemplated thereby. All rights and remedies under the Security Documents may be exercised by the Agent for the benefit of the Agent and the Lenders and the other beneficiaries thereof upon the terms thereof. The Lenders further agree that the Agent may assign its rights and obligations under any of the Security Documents to any affiliate of the Agent or to any trustee, if necessary or appropriate under applicable law, which assignee in each such case shall (subject to compliance with any requirements of applicable law governing the assignment of such Security Documents) be entitled to all the rights of the Agent under and with respect to the applicable Security Document.

     (b) In each circumstance where, under any provision of any Security Document, the Agent shall have the right to grant or withhold any consent, exercise any remedy, make any determination or direct any action by the Agent under such Security Document, the Agent shall act in respect of such consent, exercise of remedies, determination or action, as the case may be, with the consent of and at the direction of the Required Lenders; provided, however, that no such consent of
                                   --------  -------
the Required Lenders shall be required with respect to any consent, determination or other matter that is, in the Agent's judgment, ministerial or administrative in nature. In each circumstance where any consent of or direction from the Required Lenders is required, the Agent shall send to the Lenders a notice setting forth a description in reasonable detail of the matter as to which consent or direction is requested and the Agent's proposed course of action with respect thereto. In the event the Agent shall not have received a response from any Lender within five (5) Business Days after such Lender's receipt of such notice, such Lender shall be deemed to have agreed to the course of action proposed by the Agent.

     Section 9.03.  Nature of Duties of Agent.  The Agent shall have no duties
                    -------------------------
or responsibilities except those expressly set forth in this Agreement and the other Credit Documents. None of the Agent nor any of its respective officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent shall be ministerial and administrative in nature; the Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, express or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or the other Credit Documents except as expressly set forth herein.

     Section 9.04.  Lack of Reliance on the Agent.
                    -----------------------------

     (a) Independently and without reliance upon the Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Credit Parties in connection with the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of the Credit Parties, and, except as expressly provided in this Agreement, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter.

     (b) The Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement, the Notes, the Guaranty Agreement or any other documents contemplated hereby or thereby, or the financial condition of the Credit Parties, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Notes, the Guaranty Agreement or the other documents contemplated hereby or thereby, or the financial condition of the Credit Parties, or the existence or possible existence of any Default or Event of Default.

     Section 9.05.  Certain Rights of the Agent.  If the Agent shall request
                    ---------------------------
instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Agent shall be entitled to refrain from such act or taking such act, unless and until the Agent shall have received instructions from the Required Lenders; and the Agent shall not incur liability in any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

     Section 9.06.  Reliance by Agent.  The Agent shall be entitled to rely, and
                    -----------------
shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cable gram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. The Agent may consult with legal counsel (including counsel for any Credit Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     Section 9.07.  Indemnification of Agent.  To the extent the Agent is not
                    ------------------------
reimbursed and indemnified by the Credit Parties, each Lender will reimburse and indemnify the Agent, ratably according to the respective amounts of the Loans outstanding under all Facilities (or if no amounts are outstanding, ratably in accordance with the Commitments), in either case, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder, in any way relating to or arising out of this Agreement or the other Credit Documents; provided that no
                                                             --------
Lender shall be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct.

     Section 9.08.  The Agent in its Individual Capacity.  With respect to its
                    ------------------------------------
obligation to lend under this Agreement, the Loans made by it and the Notes issued to it, the Agent shall have the same rights and powers hereunder as any other Lender or holder of a Note and may exercise the same as though it were not performing the duties specified herein; and the terms "Lenders", "Required Lenders", "holders of Notes", or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Consolidated Companies or any affiliate of the Consolidated Companies as if it were not performing the duties specified herein, and may accept fees and other consideration from the Consolidated Companies for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

     Section 9.09.  Holders of Notes.  The Agent may deem and treat the payee of
                    ----------------
any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

     Section 9.10.  Successor Agent.
                    ---------------

     (a) The Agent may resign at any time by giving written notice thereof to the Lenders and Borrower and may be removed at any time with or without cause by the Required Lenders; provided, however, the Agent may not resign or be removed
                      --------  -------
until a successor Agent has been appointed and shall have accepted such appointment. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent subject to Borrower's prior written approval. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent subject to Borrower's prior written approval, which shall be a bank which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or any State thereof, or any Affiliate of such bank, having a combined capital and surplus of at least $1,000,000,000.

     (b) Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.


                                  ARTICLE X.

                                 MISCELLANEOUS
                                 -------------

     Section 10.01.  Notices.  All notices, requests and other communications to
                     -------
any party hereunder shall be in writing (including bank wire, telex, telecopy or similar teletransmission or writing) and shall be given to such party at its address or applicable teletransmission number set forth on the signature pages hereof, or such other address or applicable teletransmission number as such party may hereafter specify by notice to the Agent and Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, (iii) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate confirmation is received, or (iv) if given by any other means (including, without limitation, by air courier), when delivered or received at the address specified in this Section; provided that notices to the Agent shall
                                       --------
not be effective until received.

     Section 10.02.  Amendments, Etc.  No amendment or waiver of any provision
                     ----------------
of this Agreement or the other Credit Documents, nor consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders (and in the case of any amendment, the applicable Credit Party), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall, unless in
             --------
writing and signed by all the Lenders do any of the following: (i) waive any of the conditions specified in Section 4.01 or 4.02, (ii) increase the Commitments or contractual obligations of the Lenders to Borrower under this Agreement,
(iii) reduce the principal of, or interest on, the Notes or any fees hereunder,
(iv) postpone any date fixed for the payment in respect of principal of, or interest on, the Notes or any fees hereunder, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number or identity of Lenders which shall be required for the Lenders or any of them to take any action hereunder, (vi) agree to release any Guarantor from its obligations under any Guaranty Agreement or any Collateral from the Security Documents (other than in connection with an Asset Sale pursuant to Section 7.05 where the conditions of such Section have been satisfied), (vii) modify the definition of "Required Lenders," or (viii) modify this Section 10.02. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required hereinabove to take such action, affect the rights or duties of the Agent under this Agreement or under any other Credit Document.

     Section 10.03.  No Waiver; Remedies Cumulative.  No failure or delay on the
                     ------------------------------
part of the Agent, any Lender or any holder of a Note in exercising any right or remedy hereunder or under any other Credit Document, and no course of dealing between any Credit Party and the Agent, any Lender or the holder of any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Agent, any Lender or the holder of any Note would otherwise have. No notice to or demand on any Credit Party not required hereunder or under any other Credit Document in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent, the

Lenders or the holder of any Note to any other or further action in any circumstances without notice or demand.

     Section 10.04.  Payment of Expenses, Etc.  Borrower shall:
                     -------------------------

          (i) whether or not the transactions hereby contemplated are consummated, pay all reasonable, out-of-pocket costs and expenses of the Agent in the administration (both before and after the execution hereof and including reasonable expenses actually incurred relating to advice of counsel as to the rights and duties of the Agent and the Lenders with respect thereto) of, and in connection with the preparation, execution and delivery of, preservation of rights under, enforcement of, and, after a Default or Event of Default, refinancing, renegotiation or restructuring of, this Agreement and the other Credit Documents and the documents and instruments referred to therein, and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees actually incurred and disbursements of counsel for the Agent), and in the case of enforcement of this Agreement or any Credit Document after an Event of Default, all such reasonable, out-of-pocket costs and expenses (including, without limitation, the reasonable fees actually incurred and reasonable disbursements and changes of counsel), for any of the Lenders;

          (ii) subject, in the case of certain Taxes, to the applicable provisions of Section 3.07(b), pay and hold each of the Lenders harmless from and against any and all present and future stamp, documentary, and other similar Taxes with respect to this Agreement, the Notes and any other Credit Documents, any collateral described therein, or any payments due thereunder, and save each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such Taxes; and

          (iii) indemnify the Agent and each Lender, and their respective officers, directors, employees, representatives and agents from, and hold each of them harmless against, any and all costs, losses, liabilities, claims, damages or expenses incurred by any of them (whether or not any of them is designated a party thereto) (an "Indemnitee") arising out of or by reason of any investigation, litigation or other proceeding related to any actual or proposed use of the proceeds of any of the Loans or any Credit Party's entering into and performing of the Agreement, the Notes, or the other Credit Documents, including, without limitation, the reasonable fees actually incurred and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding; provided, however,
                                                             --------  -------
     Borrower shall not be obligated to indemnify any Indemnitee for any of the foregoing arising out of such Indemnitee's gross negligence or willful misconduct;

          (iv) without limiting the indemnities set forth in subsection (iii) above, indemnify each Indemnitee for any and all expenses and costs (including without limitation, remedial, removal, response, abatement, cleanup, investigative, closure and monitoring costs), losses, claims (including claims for contribution or indemnity and including the cost of investigating or defending any claim and whether or not such claim is ultimately defeated, and whether such claim arose before, during or after any Credit Party's ownership, operation, possession or control of its business, property or facilities or before, on or after the date hereof, and including also any amounts paid incidental to any compromise or settlement by the Indemnitee or Indemnitees to the holders of any such claim), lawsuits, liabilities, obligations, actions, judgments, suits, disbursements, encumbrances, liens, damages (including without limitation damages for contamination or destruction of natural resources), penalties and fines of any kind or nature whatsoever (including without limitation in all cases the reasonable fees actually incurred, other charges and disbursements of counsel in connection therewith) incurred, suffered or sustained by that Indemnitee based upon, arising under or relating to Environmental Laws based on, arising out of or relating to in whole or in part, the existence or exercise of any rights or remedies by any Indemnitee under this Agreement, any other Credit Document or any related documents.

     If and to the extent that the obligations of Borrower under this Section
     10.04 are unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

     Section 10.05.  Right of Setoff.  In addition to and not in limitation of
                     ---------------
all rights of offset that any Lender or other holder of a Note may have under applicable law, each Lender or other holder of a Note shall, upon the occurrence of any Event of Default and whether or not such Lender or such holder has made any demand or any Credit Party's obligations have matured, have the right to appropriate and apply to the payment of any Credit Party's obligations hereunder and under the other Credit Documents, all deposits of any Credit Party (general or special, time or demand, provisional or final) then or thereafter held by and other indebtedness or property then or thereafter owing by such Lender or other holder to any Credit Party, whether or not related to this Agreement or any transaction hereunder.

     Section 10.06.  Benefit of Agreement; Assignments; Participations.
                     -------------------------------------------------

          (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that Borrower may not assign or transfer any of its interest hereunder without the prior written consent of the Lenders.

          (b) Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Lender.

          (c) Each Lender may assign all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of any of its Commitments and the

Loans at the time owing to it and the Notes held by it) to any Eligible Assignee; provided, however, that (i) the Borrower must give its prior written
          --------  -------
consent to such assignment unless such assignment is an Affiliate of the assigning Lender or unless an Event of Default has occurred and is continuing hereunder, (ii) the amount of the Commitments of the assigning Lender subject to each assignment (determined as of the date the assignment and acceptance with respect to such assignment is delivered to the Agent) shall not be less than an amount equal to $5,000,000 or greater integral multiplies of $1,000,000 (or such lesser amount as shall constitute the entire Commitment of such Lender) and
(iii) the parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance, together with a Note or Notes subject to such assignment and, unless such assignment is to an Affiliate of such Lender, a processing and recordation fee of $3,000. Borrower shall not be responsible for such processing and recordation fee or any costs or expenses incurred by any Lender or the Agent in connection with such assignment. From and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, the assignee thereunder shall be a party hereto and to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement. Within five (5) Business Days after receipt of the notice and the Assignment and Acceptance, Borrower shall execute and deliver to the Agent, in exchange for the surrendered Note or Notes (which Agent shall deliver to Borrower forthwith), a new Note or Notes to the order of such assignee in a principal amount equal to the applicable Commitments assumed by it pursuant to such Assignment and Acceptance and new Note or Notes to the assigning Lender in the amount of its retained Commitment or Commitments. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the date of the surrendered Note or Notes which they replace, and shall otherwise be in substantially the form attached hereto.

          (d) Each Lender may, without the consent of Borrower or the Agent, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments in the Loans owing to it and the Notes held by it), provided,
                                                                       --------
however, that (i) such Lender's obligations under this Agreement shall remain
-------
unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating bank or other entity shall not be entitled to the benefit (except through its selling Lender) of the cost protection provisions contained in Article III of this Agreement, and (iv) Borrower and the Agent and other Lenders shall continue to deal solely and directly with each Lender in connection with such Lender's rights and obligations under this Agreement and the other Credit Documents, and such Lender shall retain the sole right to enforce the obligations of Borrower relating to the Loans and to approve any amendment, modification or waiver of any provisions of this Agreement. Each Lender shall promptly notify in writing the Agent and the Borrower of any sale of a participation hereunder.

          (e) Any Lender or participant may, in connection with the assignment or participation or proposed assignment or participation, pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to Borrower or the other Consolidated Companies furnished to such Lender by or on behalf of Borrower or any other Consolidated Company. With respect to any disclosure of confidential, non-public, proprietary information, such proposed assignee or participant shall agree to use the information only for the purpose of making any necessary credit judgments with respect to this credit facility and not to use the information in any manner prohibited by any law, including without limitation, the securities laws of the United States. The proposed participant or assignee shall agree not to disclose any of such information except (i) to directors, employees, auditors or counsel to whom it is necessary to show such information, each of whom shall be informed of the confidential nature of the information, (ii) in any statement or testimony pursuant to a subpoena or order by any court, governmental body or other agency asserting jurisdiction over such entity, or as otherwise required by law (provided prior notice is given to Borrower and the Agent unless otherwise prohibited by the subpoena, order or law), and (iii) upon the request or demand of any regulatory agency or authority with proper jurisdiction. The proposed participant or assignee shall further agree to return all documents or other written material and copies thereof received from any Lender, the Agent or Borrower relating to such confidential information unless otherwise properly disposed of by such entity.

          (f) Any Lender may at any time assign all or any portion of its rights in this Agreement and the Notes issued to it to a Federal Reserve Bank; provided
                                                                        --------
that no such assignment shall release the Lender from any of its obligations hereunder.

          (g) If (i) any Taxes referred to in Section 3.07(b) have been levied or imposed so as to require withholdings and reductions by the Borrower and payment by the Borrower of additional amounts to any Lender as a result thereof or any Lender shall make demand for payment of any material additional amounts as compensation for increased cost pursuant to Section 3.10, then and in such event, upon request from the Borrower delivered to such Lender, such Lender shall assign, in accordance with the provisions of Section 10.06(c), all of its rights and obligations under this Agreement and the other Credit Documents to an Eligible Assignee selected by the Borrower and consented to by the Agent in consideration for the payment by such assignee to the Lender of the principal of and interest on the outstanding Loans accrued to the date of such assignment, the assumption of such Lender's Commitments hereunder, together with any and all other amounts owing to such Lender under any provisions of this Agreement or the other Credit Documents accrued to the date of such assignment.

     Section 10.07.  Governing Law; Submission to Jurisdiction.
                     -----------------------------------------

          (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND UNDER THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF GEORGIA.

          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE SUPERIOR COURT OF FULTON COUNTY, GEORGIA, OR ANY OTHER COURT OF THE STATE OF GEORGIA OR OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF GEORGIA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, BORROWER HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TRIAL BY JURY TO THE EXTENT ALLOWED BY LAW, AND BORROWER AND ACQUISITION SUB HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

          (c) EACH OF ACQUISITION SUB AND BORROWER HEREBY IRREVOCABLY DESIGNATES NATIONAL REGISTERED AGENTS, INC. AND CT CORPORATION SYSTEM, RESPECTIVELY, AS ITS DESIGNEE, APPOINTEE AND LOCAL AGENT TO RECEIVE, FOR AND ON BEHALF OF ACQUISITION SUB AND BORROWER, SERVICE OF PROCESS IN SUCH RESPECTIVE JURISDICTIONS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR THE NOTES OR ANY DOCUMENT RELATED THERETO. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH LOCAL AGENT WILL BE PROMPTLY FORWARDED BY SUCH LOCAL AGENT AND BY THE SERVER OF SUCH PROCESS BY MAIL TO ACQUISITION SUB AND BORROWER AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, BUT THE FAILURE OF ACQUISITION SUB OR BORROWER TO RECEIVE SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. EACH OF ACQUISITION SUB OR BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO BORROWER OR ACQUISITION SUB AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.

          (d) Nothing herein shall affect the right of the Agent, any Lender, any holder of a Note or any Credit Party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Borrower or Acquisition Sub in any other jurisdiction.

     Section 10.08.  Independent Nature of Lenders' Rights.  The amounts payable
                     -------------------------------------
at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights pursuant to this Agreement and its Notes, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

     Section 10.09.  Counterparts.  This Agreement may be executed in any number
                     ------------
of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

     Section 10.10.  Effectiveness; Termination of Commitments; Survival.
                     ---------------------------------------------------

          (a) This Agreement shall become effective on the date on which all of the parties hereto shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Agent or, in the case of the Lenders, shall have given to the Agent written or telex notice (actually received) that the same has been signed and mailed to them.

          (b) The obligations of Borrower under Sections 3.07(b), 3.10, 3.12, 3.13, 3.16 and 10.04 hereof shall survive the payment in full of the Notes after the Maturity Date. All representations and warranties made herein, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement, the other Credit Documents, and such other agreements and documents, the making of the Loans hereunder, and the execution and delivery of the Notes.

     Section 10.11.  Severability.  In case any provision in or obligation under
                     ------------
this Agreement or the other Credit Documents shall be invalid, illegal or unenforceable, in whole or in part, in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     Section 10.12.  Independence of Covenants.  All covenants hereunder shall
                     -------------------------
be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

     Section 10.13.  Change in Accounting Principles, Fiscal Year or Tax Laws.
                     --------------------------------------------------------
If (i) any preparation of the financial statements referred to in Section 6.07 hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accounts (or successors thereto or agencies with similar functions) result in a material change in the method of calculation of financial covenants, standards or terms found in this Agreement,
(ii) there is any change in Borrower's fiscal quarter or Fiscal Year, or (iii) there is a material change in federal tax laws which materially affects any of the Consolidated Companies' ability to comply with the financial covenants, standards or terms found in this Agreement, Borrower and the Required Lenders agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating any of the Consolidated Companies' financial condition shall be the same after such changes as if such changes had not been made. Unless and until such provisions have been so amended, the provisions of this Agreement shall govern.

     Section 10.14.  Intent Not To Violate Usury Laws.  It is the intent of the
                     --------------------------------
parties hereto not to violate any federal or state law, rule or regulation pertaining either to usury or to the contracting for or charging or collecting of interest, and the Borrower and the Agent and Lenders agree that, should any provision of this Agreement or of the Notes, or any act performed hereunder or thereunder, violate any such law, rule or regulation, then the excess of interest or loan charges contracted for or charged or collected over the maximum lawful rate of interest shall be applied to the outstanding principal indebtedness due to the Lenders by the Borrower under this Agreement.

     Section 10.15.  Headings Descriptive; Entire Agreement.  The headings of
                     --------------------------------------
the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement. This Agreement, the other Credit Documents, and the agreements and documents required to be delivered pursuant to the terms of this Agreement constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements, representations and understandings related to such subject matters.



                      [SIGNATURES SET FORTH ON NEXT PAGE]

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.


Address for Notices:                   TKC ACQUISITION CORP.
-------------------

c/o Briggs L. Tobin                    By: /s/ Philip H. Sanford
303 Peachtree Street                       ------------------------------------
Suite 5300                                 Philip H. Sanford
Atlanta, Georgia  30308                    Chairman and Chief Executive Officer

Telecopy No.:  404/527-4198            Attest: /s/ Benjamin R. Probasco
                                               --------------------------------
                                               Benjamin R. Probasco
                                               Secretary


                                                                [CORPORATE SEAL]

Address for Notices:                   SUNTRUST BANK, ATLANTA,
-------------------

25 Park Place, N.E.
24th Floor
Atlanta, Georgia  30303                By: /s/ J. Christopher Deisley
Attention: J. Christopher Deisley          -------------------------------------
                                           J. Christopher Deisley
                                           First Vice President
Telecopy No.:  404/827-6270

                                       By: /s/ Kevin S. MacDonald
                                           -------------------------------------
                                           Kevin S. MacDonald
                                           Vice President

REVOLVING LOAN COMMITMENT:      $15,000,000.00

PRO RATA SHARE:                 60%

Address for Notices:
-------------------
                                       UNION BANK OF SWITZERLAND,
299 Park Avenue                        NEW YORK BRANCH, INDIVIDUALLY AND AS
New York, New York 10171               SYNDICATION AGENT
Attention: Renata Jacobson
                                       By: /s/ Renata Jacobson
                                           ------------------------------------
                                       Title:  V.P.
Telecopy No.: (212) 821-5778                  ---------------------------------

                                       By: /s/ Ruth L. Webster
                                           ------------------------------------
                                       Title:  Assistant Vice-President
                                              ---------------------------------

REVOLVING LOAN COMMITMENT:      $10,000,000.00

PRO RATA SHARE:                 40%








                     [Signature Page to Credit Agreement]

Address for Notices:                   SUNTRUST BANK, ATLANTA,
-------------------                    AS AGENT

25 Park Place, N.E.
24th Floor
Atlanta, Georgia  30303                By: /s/ J. Christopher Deisley
Attention: J. Christopher Deisley          -------------------------------------
                                           J. Christopher Deisley
                                           First Vice President
Telecopy No.:  404/827-6270

                                       By: /s/ Kevin S. MacDonald
                                           -------------------------------------
                                           Kevin S. MacDonald
                                           Vice President
Payment Office:
--------------

25 Park Place, N.E.
24th Floor
Atlanta, Georgia  30303

                                   ASSUMPTION
                                   ----------


     THE KRYSTAL COMPANY, a Tennessee corporation, hereby expressly assumes, concurrently with the consummation of the Merger and the initial Advance pursuant to the Credit Agreement, all obligations of TKC Acquisition Corp. arising pursuant to the foregoing Agreement, the Notes and all other Credit Documents.

     IN WITNESS WHEREOF, the undersigned has caused its duly authorized officers to execute this Agreement as of the date first above written.

Address for Notices:                   THE KRYSTAL COMPANY
-------------------

The Krystal Building
One Union Square                       By: /s/ Philip H. Sanford
Chattanooga, Tennessee  37402              ------------------------------------
Attn: Chairman                             Philip H. Sanford
                                           Chairman and Chief Executive Officer

                                       Attest: /s/ Benjamin R. Probasco
                                               --------------------------------
                                               Benjamin R. Probasco
                                               Secretary

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